As Filed With the Securities and Exchange Commission on January 22, 2024

Registration Number 333-256785

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DATA443 RISK MITIGATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	86-0914051
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4000 Sancar Way, Suite 400

Research Triangle Park, NC 27709

(919) 526-1070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Jason Remillard

President and Chief Executive Officer

4000 Sancar Way, Suite 400

Research Triangle Park, NC 27709

(919) 443-0654

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

M. Ali Panjwani	Greg McCraw	Joseph M. Lucosky Steven A. Lipstein
Pryor Cashman LLP	Chief Financial Officer	Lucosky Brookman LLP
7 Times Square	Data443 Risk Mitigation, Inc.	101 Wood Avenue South, 5th Floor
New York, New York 10036	4000 Sancar Way, Suite 400	Woodbridge, New Jersey 08830
(212) 326-0820	Research Triangle Park, NC 27709	(732) 395-4400
(919) 526-1070 x136

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐
Accelerated filer	☐
Non-accelerated filer	☒
Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 22, 2024

The information in this preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Up to 1,090,909 Units, each consisting of

One Share of Common Stock or

One Pre-Funded Warrant to Purchase One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Underwriter Warrants to Purchase up to 109,091 Shares of Common Stock

Up to 1,200,000 Shares of Common Stock Underlying the Warrants,

Pre-Funded Warrants, and Underwriter Warrants

DATA443 RISK MITIGATION, INC.

ALL THINGS DATA SECURITY®

This is a firm commitment for an underwritten public offering of units (the “Units”) of Data443 RISK MITIGATION, INC., a Nevada corporation (alternatively, the “Company”; “we”; “us”; “our”). It is currently estimated that the initial public offering price per Unit will be between $5.00 and $6.00. Each Unit consists of one share of common stock, $0.001 par value per share, and one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of common stock at an exercise price of $5.50 per share, constituting 100% of the price of each Unit sold in this offering based on an assumed initial offering price of $5.50 per Unit, which is the midpoint of the price range set forth above. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance. This offering also includes the shares of common stock issuable from time to time upon exercise of the Warrants.

We are also offering to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase Units consisting of one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrants”) (in lieu of one share of common stock) and one Warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis. The common stock and Pre-Funded Warrants, if any, can each be purchased in this offering only with the accompanying Warrant as part of a Unit, but the components of the Units will immediately separate upon issuance. We are also registering the common stock issuable from time to time upon exercise of the Pre-Funded Warrants and the Warrants included in the Units offered hereby. See “Description of Securities - Description of Securities We Are Offering” in this prospectus for more information.

Our common stock is quoted on the OTC Link LLC quotation system operated by OTC Markets, Group, Inc., under the symbol “ATDS” on the OTC Pink tier. On January 19, 2024, the reported closing price of our Common Stock was $5.50 per share.

There is no established trading market for the Units, Pre-Funded Warrants or the Warrants. We have applied to list our common stock and Warrants on The Nasdaq Capital Market under the symbols “ATDS” and “ATDSW”, respectively. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTC Pink tier will be indicative of the prices of our common stock if our common stock were traded on The Nasdaq Capital Market. The approval of our listing on The Nasdaq Capital Market is a condition of closing this offering. We do not intend to list the Units or Pre-Funded Warrants on any securities exchange or other trading market. We do not expect an active trading market to develop for the Units or Pre-Funded Warrants. Without an active trading market, the liquidity of these securities will be limited.

On September 20, 2023, the Company effected a reverse stock split of the Company’s outstanding shares of common stock on the basis of one share of common stock for every 600 shares of common stock (the “Reverse Stock Split”). All shares and per share amounts and information presented herein have been retroactively adjusted to reflect the Reverse Stock Split for all periods presented unless noted otherwise.

The offering price of the Units has been determined between the underwriter and us, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price.

We are also seeking to register Warrants to purchase 109,091 shares of common stock (the “Underwriter Warrants”) to the underwriter (including the common stock forming part of the Units and the common stock underlying the Warrants and Pre-Funded Warrants forming part of the Units) (assuming the Units are only sold to investors introduced by the underwriter), as well as 109,091 shares of common stock issuable upon exercise by the underwriter of the Underwriter Warrants at an exercise price of $5.50 per share (100% of public offering price).

We are a “smaller reporting company,” as defined under the U.S. federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves a high degree of risk. This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 13 of this Prospectus, and under similar headings in any amendments or supplements to this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit consisting of common stock and Warrant	Per Unit consisting of pre-funded warrant and Warrant	Total
Assumed public offering price (1)	$	$	$
Underwriting discount and commissions (2)	$	$	$
Proceeds to us before offering expenses (3)	$	$	$

(1)	Calculated based on an assumed offering price of $5.50, which is the midpoint of the price range set forth on the cover page of this prospectus and assuming no Units with Pre-Funded Warrants are sold in this offering. This amount will decrease by $0.001 for each Unit including a Pre-Funded Warrant sold in this offering.

(2)	We have also agreed to issue warrants to purchase shares of our common stock to the underwriter and to reimburse the underwriter for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.

(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the underwriter as described below; and (ii) warrants being issued to the underwriter in this offering.

We have granted a 45-day option to the underwriter, exercisable one or more times in whole or in part, to purchase up to an additional 163,636 Units at the assumed public offering price of $5.50 per Unit, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. If the underwriter does not exercise the over-allotment option, the total underwriting discounts and commissions payable will be approximately $510,000, and the total proceeds to us, before expenses, will be approximately $6,000,000. If the underwriter does exercise the option in full, the total underwriting discounts and commissions payable will be approximately $586,500, and the total proceeds to us, before expenses, will be approximately $6,900,000.

The underwriter expects to deliver the securities against payment to the investors in this offering on or about                      , 2024.

Sole Book-Running Manager

Joseph Gunnar & Co., LLC

The date of this Prospectus is                         , 2024

DATA443 RISK MITIGATION, INC.

ALL THINGS DATA SECURITY™

In this Prospectus, “we”; “us”; “our”; the “Company”; and “ATDS” refer to DATA443 RISK MITIGATION, INC., a Nevada corporation, and where appropriate, its subsidiaries, unless expressly indicated or the content requires otherwise.

ABOUT THIS PROSPECTUS

You should rely only on information contained in this Prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this Prospectus. Neither the delivery of this Prospectus nor the sale of our securities means that the information contained in this Prospectus is correct after the date of this Prospectus. This Prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the underwriter have taken any action that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this Prospectus outside of the United States.

The information in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are responsible for the information contained in this Prospectus and in any free-writing prospectus we prepare or authorize. We have not and the underwriters have not, authorized anyone to provide you with different information, and we take no and the underwriters take no responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this Prospectus.

This Prospectus includes market and industry data that has been obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this Prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts in particular are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriter has not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this Prospectus to any publications, reports, surveys, or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey, or article. The information in any such publication, report, survey, or article is not incorporated by reference in this Prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information about this offering included elsewhere in this Prospectus. This summary does not contain all the information that you should evaluate and consider before investing in our securities. You should carefully read, consider, and evaluate this entire Prospectus, especially the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included herein, including the notes thereto, before making an investment decision.

Business Overview

We provide data security and privacy management solutions across the enterprise and in the cloud. Trusted by over 10,000 customers, we provide the visibility and control needed to protect data at scale, regardless of format, location, or consumer, and to facilitate compliance with fast-changing global data privacy requirements. Our customers include established leaders and up-and-coming businesses spanning the private and public/government sectors across diverse industries and fields, including financial services, healthcare, manufacturing, retail, technology, and telecommunications. We also provide threat detection, brand protection and email phishing, spam and virus solutions for some of the world’s largest security providers, managed service providers, e-gaming/media and ecommerce vendors on an Original Equipment Manufacturer (OEM) basis.

The mounting ransomware landscape as well as other threats to data have accelerated the rate at which businesses are adopting data security solutions and we believe that our portfolio of data security and privacy products provides an encompassing solution set such that we are well positioned to capitalize on that increased adoption rate and establish our products as new data privacy and security standards. Our offerings are anchored in reliable and comprehensive privacy management and equip organizations with a seamless approach to safeguard data, protect against attacks, and otherwise mitigate the most critical risks.

Sector-specific US laws, state-level legislation, and outside-the-United States (OUS) regulations are confounding enterprises of all sizes for whom safeguarding and stewarding data is key, but for whom becoming specialists in privacy and security is not an element of their strategic roadmap. For many of these enterprises, we can bridge the gap between their need to protect data and their need to use their resources to grow their core business by offering turnkey solutions and related counseling and technical support to offset risks from data breaches and security incidents of various types. We provide products and services for the marketplace that are designed to protect data that is stored in the cloud, on-premises, and in hybrid cloud/on-premises environments, and data that is transmitted throughout the enterprise, including but not limited to by remote employees. Our suite of security products focuses on protecting sensitive files and email, confidential customer, patient and employee data, financial records, strategic and product plans, intellectual property and other proprietary information, allowing our customers to create, share, and protect their sensitive data wherever it is stored and however it is used.

We deliver solutions and capabilities that businesses can use in conjunction with their use of established cloud vendors such as Microsoft® Azure, Google® Cloud Platform (GCP), and Amazon® Web Services (AWS), as well as with on-premises databases and database applications and with virtualization platforms, such as those hosted or configured using VMWare®, Citrix®, and Oracle® products. In order to deliver our services, we also operate two data centers in the United States, two data centers in Germany and one data center in Israel.

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We sell or plan to sell substantially all our products and services through a sales model that combines the leverage of a channel sales model or direct account management, thereby providing us with opportunities to grow our current customer base and deliver our value proposition for data privacy and security. We endeavor to use subscription models to license products and services, commonly for a paid-in-advance, multiyear term that is auto-renewing. We also make use of channel partners, distributors, and resellers which sell to end-users of the products and services. This approach allows us to maintain close relationships with our customers and benefit from the global reach of our partners. Additionally, we are enhancing our product offerings and go-to-market strategy by establishing technology alliances within the IT infrastructure and security vendor ecosystem. Our sales and marketing focus for new organic growth is on organizations with 500 or more users who are adopting cloud services and can make larger purchases with us over time and have a greater potential lifetime value.

We continue to onboard to cloud-native technology adoption portals such as the Microsoft® Azure Marketplace and the Amazon® AWS Marketplace. Vendors may offer incentives to us as a software and services provider to onboard and market via their marketplace portals.

We strive to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our customers.

As cloud adoption continues to accelerate, data privacy requirements get more complex, and data security becomes more challenging, we believe that Data443 is well positioned to capture more market share, continue to lead in strategic data security technology development, and prepare organizations for the next epoch in IT data privacy services.

Our Products

Each of our major product lines provides features and functionality which we believe enable our customers to optimally secure their data. The products are modular, giving our customers the flexibility to select what they require for their business needs and the flexibility to expand their usage simply by adding a license. We currently offer the following products and services:

●	Cyren® Threat Intelligence Service (TIS), a well-established offering in emerging and active threats occurring around the world. With large, velocity-based data sets, TIS provides unique data products for some of the world’s leading security, response, software and service providers. Capabilities delivered within the Threat Intelligence suite include:

○	Email Security Engine, protects against phishing, malware, and inbound and outbound spam. Our industry-leading detection provides real-time blocking of email threats and abuse in any language or format with virtually no false positives.

○	Threat InDepth, receives early threat information with real-time technical threat intelligence feeds of emerging malware and phishing threats.

○	Web Security Engine, an AI-driven tool that makes decisions aided by advanced heuristics and 24×7 analysts; covers 82 threat categories, including web threats such as phishing, fraud. Malware integration options include an SDK, cloud API, daemon, and container.

○	Malware Detection, a feature with approximately 100 mini engines that scan unique objects within a file, unpack files and defeat obfuscation used by malware authors. This tool spots threats with heuristic analysis, advanced emulation, and intelligent signatures.

○	Hybrid Analyzer, a feature that combines static malware analysis and advanced emulation technology that quickly uncovers behaviors without executing files. File properties and behaviors are scored to indicate likelihood of maliciousness. Equally effective in connected and air-gapped environments.

●	Cyren Inbox Security for Microsoft 365, a powerful, automated incident response that removes 97% of attacks from all affected mailboxes, which we believe saves security teams thousands of hours each year. Automatically combines similar incidents into a single case and removes threats from every mailbox. Prevents user access to malicious links and attachments, which we believe reduces email incident response costs by approximately 91%.

●	Data443® Ransomware Recovery Manager (also known as “SmartShield™”), a unique offering designed to recover a workstation immediately upon infection to the last known business-operable state, without requiring any end user or IT administrator intervention.

●	Data443® Data Identification Manager (also known as ClassiDocs® and FileFacets®), our data classification and governance technology, which supports GDPR, CCPA, and LGPD compliance in a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content searching of structured and unstructured data within corporate networks, servers, content management systems, email, desktops, and laptops.

●	Data443® Data Archive Manager (also known as ArcMail®), a simple, secure, and cost-effective solution for enterprise data retention management and archiving.

●	Data443® Sensitive Content Manager (also known as ARALOC®), a secure, cloud-based platform for managing, protecting and distributing digital content to desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from accidental leakage or intentional misappropriation—without impeding all authorized users of the content and other stakeholders from collaborating.

●	Data443® Data Placement Manager (also known as DATAEXPRESS®), a data transport, transformation, and delivery product being used by leading financial organizations worldwide.

●	Data443® Access Control Manager (also known as “Resilient Access”), enables fine-grained access controls across a wide variety of platforms at scale for internal customer systems and commercial public cloud platforms like Salesforce®, Box.Net, Google® G Suite, Microsoft® OneDrive, and others.

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●	Data443® Blockchain Protection Manager (also known as ClassiDocs® for Blockchain), provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks.

●	Data443® Global Privacy Manager, a privacy compliance and consumer loss mitigation platform which is integrated with the Data443® Data Identification Manager to do the delivery portions of GDPR and CCPA as well as process privacy-related requests under such laws, and therefore enables customers to manage the full range of privacy-law driven requirements, such as responding to permitted consumer demands for access or removal, as well as to remediate issues and monitor and report on status and compliance.

●	Data443® IntellyWP, products for enhancing the user experience for the world’s largest content management platform, WordPress.

●	Data443® Chat History Scanner, which scans chat messages for compliance, security, personally identifiable information (PII), personal information (PI), payment card information (PCI) as well as any custom keywords selected by the customer, and which can be used with third party platforms such as the Zoom Video Communications, Inc. video conferencing platform.

●	Data443® GDPR Framework, CCPA Framework, and LGPD Framework WordPress Plugins, which help organizations of all sizes comply with Europe, California and Brazil privacy rules and regulations and are currently used by over 30,000 active site owners. We offer the plugins with a freemium business model, i.e., basic features at no cost and additional or more advanced features at a premium.

Our Growth Strategy

Key elements of our growth strategy include:

Acquisitions. We intend to aggressively pursue acquisitions of other cybersecurity software and service providers focused on the data security sector. We target companies with a developed and/or steady client base, as well as companies with offerings that complement our existing suite of products.

Research & Development; Innovation. We intend to increase our spending on research and development to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our clients.

Grow Our Customer Base. We believe the continued challenges businesses face in managing their enterprise data and the ever-evolving landscape of cybersecurity threats will keep the demand high for the type of products and services we offer. We intend to capitalize on this demand by continually developing and curating a collection of products and services that are attractive and relevant to both our established revenue base and to new customers.

Expand Our Sales Capacity. We believe that continuing to expand our sales force will be essential to achieving our expansion and growth. We intend to expand our sales capacity by adding sales and marketing employees, with heavy focus on customer success and leveraging our existing customer relationships.

Our Customers

Our current customer base is comprised primarily of two segments – commercial enterprises and open-source consumers. Our commercial enterprise customers are generally focused within the U.S., range from 500 employees to over 150,000 employees, and use our data security products. We have over 10,000 commercial enterprise customers. We have approximately 20 customers in the financial technology industry that contract with us directly for products with subscriptions with terms of more than three years. We have more than 2,500 customers comprising mid-market-sized organizations that also contract with us directly for products with subscriptions with terms of one to three years. Our open-source consumers are more widely distributed geographically, include organizations of all sizes in terms of both number of employees and revenues, and typically use our online GDPR/CCPA/GLPD Privacy plugins, our Privacy Badge solution, or our user experience enhancement products. We have over 200,000 open-source consumers with active installations of our plugins, and we have 9,000 open-source consumers that pay a premium for additional or advanced features. We expect that some of our open-source consumers will become commercial customers over time. We provide anti-phishing, anti-spam and web security categorization services for hundreds of millions of end users via our OEM and partner ecosystem. On a monthly basis, we process over 3 billion transactions for security classification, categorization and guidance for some of the world’s leading IT and cyber security providers.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies that are not emerging growth companies. As a result, the information that we provide to stockholders may be different than the information you may receive from other public companies in which you hold equity. For example, as long as we are an emerging growth company:

●	we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

●	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation.

We may take advantage of these reduced disclosure and other requirements until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the last day of the fiscal year in which we qualify as a “large accelerated filer”; the date on which we have, during the previous three-year period, issued more than $1.0 billion of non-convertible debt securities; and the last day of the fiscal year in which the fifth anniversary of this offering occurs.

As mentioned above, the JOBS Act permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to opt out of the extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. As a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies that are not emerging growth companies, which may make comparison of our financials to those of such other public companies more difficult.

We are also a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company. The market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates (public float) is less than $250 million as of the last business day of the second fiscal quarter or (ii) our annual revenue is less than $100 Million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last business day of the second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. In the event that we are still considered a “smaller reporting company” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but it will still be less than it would be if we were considered neither an “emerging growth company” nor a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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Recent Developments

Acquisition of Certain Assets of Cyren Ltd.

On May 15, 2023 we entered into an agreement to purchase certain assets (the “Cyren Assets”) of Cyren Ltd. (“Cyren”) a company that  provided emerging and high-volume risk mitigation services for some of the world’s largest name brand organizations prior to its bankruptcy filing in February 2023. Pursuant to a purchase agreement, the appointed receiver for the Cyren Assets (the “Receiver”) agreed to sell, transfer, assign, convey and deliver to the Company, and the Company agreed to purchase from the Receiver, all right, title, and interest in and to the Cyren Assets, as further described in the purchase agreement, as amended on December 12, 2023 (as so amended, the “Purchase Agreement”). On December 15, 2023 we closed the transaction.

Under the terms of the Purchase Agreement, we acquired goodwill, clients, proprietary technology and intellectual property related to three services: threat intelligence, URL categorization and email security. We believe the transaction enhances our existing product portfolio and accelerates the development of next-generation solutions. Cyren’s technology is based on a combination of artificial intelligence, machine learning and big-data analytics, which we believe enables Cyren to identify and mitigate threats in real time, sooner than many competitors.

Cyren’s clients include some of the world’s largest name brand organizations and provides fast-breaking threat detection services and threat intelligence to major firewall vendors, email providers, leading cybersecurity vendors, and other industries such as gaming and e-commerce.

We believe that the Cyren technology, services and customers strengthen our competitive position by broadening our product offerings and enhancing our technological capabilities.

Amendment and Restatement of Articles of Incorporation

In connection with our plans to apply for the listing of our common stock on Nasdaq, our board of directors reviewed and evaluated our existing corporate governance documents, including our Amended and Restated Articles of Incorporation (the “Current Charter”), and determined that an updated certificate of incorporation (the “Second A&R Certificate of Incorporation”) is advisable to clarify and modernize our governance documents and more closely align our governance with the current provisions of the Nevada Revised Statutes. Our board of directors believes that the Second A&R Charter also provides a governance structure that is more appropriate for a corporation with a class of shares listed on Nasdaq than our Current Charter. On December 22, 2023 our board of directors approved, and recommended the approval by our stockholders, the Second A&R Certificate of Incorporation, and on the same date one stockholder holding the majority of the voting power of our common stock approved the Second A&R Certificate of Incorporation in lieu of a meeting of stockholders. The Second A&R Certificate of Incorporation is expected to become effective on or about January 22, 2024. A form of the Second A&R Certificate of Incorporation is incorporated by reference as Exhibit 3.2 hereto.

Amendment and Restatement of Bylaws

In connection with our plans to apply for the listing of our common stock on Nasdaq, our board of directors reviewed and evaluated our existing corporate governance documents, including our Bylaws (the “Current Bylaws”), and determined that updated Bylaws (the “New Bylaws”) are advisable to clarify and modernize our governance documents and more closely align our governance with the current provisions of the Nevada Revised Statutes. Our board of directors believes that the New Bylaws also provide a governance structure that is more appropriate for a corporation with a class of shares listed on Nasdaq than our Current Bylaws. On December 22, 2023 our board of directors approved the New Bylaws, effective immediately. A form of the New Bylaws is incorporated by reference as Exhibit 3.7 hereto.

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Amendment to Certificate of Designation of Series A Preferred Stock

On December 20, 2023, we amended our Certificate of Designation of Series A Convertible Preferred Stock (“Series A Stock”) in order (i) to add a beneficial ownership limitation to the Series A Stock, such that a holder of Series A Stock may not convert such stock into common stock to the extent that the holder would beneficially own more than 9.99% of the common stock outstanding immediately after giving effect to the conversion of Series A Stock and (ii) to revert the conversion ratio of our Series A Stock to its pre-Reverse Stock Split conversion ratio of 1,000 shares of common stock, for each one share of Series A Stock. The foregoing is a summary only and is qualified in its entirety by the full text of the amendment, the form of which is incorporated by reference as Exhibit 3.5 hereto.

Approval and Adoption of Data443 Risk Mitigation, Inc. 2023 Equity Incentive Plan

On December 22, 2023 our board of directors approved, and recommended the approval by our stockholders, our 2023 Equity Incentive Plan (the “2023 Plan”) and on the same date, one stockholder holding the majority of the voting power of our common stock approved the 2023 Plan in lieu of a meeting of stockholders. The 2023 Plan is expected to become effective on or about January 22, 2024. The following is a summary of the material features of the 2023 Plan. The following summary of the 2023 Plan is qualified in its entirety by the full text of the 2023 Plan, the form of which is incorporated by reference as Exhibit 10.43 hereto.

Purpose

The purpose of the 2023 Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to our company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities.

Eligibility

Persons eligible to participate in the 2023 Plan will be the officers, employees, non-employee directors and consultants our company and our subsidiaries as selected from time to time by the plan administrator in its discretion. As of the date of this information statement, approximately 30 individuals currently employed by, or affiliated with, our company or our subsidiaries will be eligible to participate in the 2023 Plan, which includes two officers, 19 employees who are not officers and nine consultants.

Administration

The 2023 Plan will be administered by the compensation committee of our board of directors, our board of directors or such other similar committee pursuant to the terms of the 2023 Plan. The plan administrator, which initially will be the compensation committee of our board of directors, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2023 Plan. The plan administrator may delegate to one or more of our officers the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Share Reserve

An aggregate of 800,000 shares of Common Stock may be issued under the 2023 Plan. Shares underlying any awards under the 2023 Plan that are forfeited, cancelled, held back to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the 2023 Plan. The payment of dividend equivalents in cash shall not count against the share reserve.

Annual Limitation on Awards to Non-Employee Directors

The 2023 Plan contains a limitation whereby the grant date value of all awards under the 2023 Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $250,000 in any calendar year, although the Company’s board of directors may, in its discretion, make exceptions to the limit in extraordinary circumstances.

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Types of Awards

The 2023 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock or cash based awards, or collectively, awards. Unless otherwise set forth in an individual award agreement, each award shall vest over a two-year period, with one-half of the award vesting on the first annual anniversary of the date of grant, with the remainder of the award vesting monthly thereafter.

Stock Options

The 2023 Plan permits the granting of both options to purchase shares of common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the 2023 Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the 2023 Plan.

The exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the Common Stock on the date of grant or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant (or five years for an incentive stock option granted to a 10% stockholder). The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the exercise price must be paid in full either in cash, check, or, with the approval of the plan administrator, by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law and approval of the plan administrator, the exercise price may also be made by means of a broker-assisted cashless exercise. In addition, the plan administrator may permit nonqualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

Stock Appreciation Rights

The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in the Company’s stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of common stock on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock

The plan administrator may award restricted shares of common stock subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company or its subsidiaries through a specified vesting period. Unless otherwise provided in the applicable award agreement, the participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive dividends, if applicable.

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Restricted Stock Units and Dividend Equivalents

The plan administrator may award restricted stock units which represent the right to receive common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The plan administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in common stock, cash, other securities, other property, or a combination of the foregoing, as determined by the plan administrator.

A participant holding restricted stock units will have no voting rights as stockholders. Prior to settlement or forfeiture, restricted stock units awarded under the 2023 Plan may, at the plan administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of common stock while each restricted stock unit is outstanding. Dividend equivalents may be converted into additional restricted stock units. Settlement of dividend equivalents may be made in the form of cash, common stock, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents will be subject to the same conditions and restrictions as the restricted stock units to which they attach.

Other Stock or Cash Based Awards

Other stock or cash based may be granted either alone, in addition to, or in tandem with, other awards granted under the 2023 Plan and/or cash awards made outside of the 2023 Plan. The plan administrator shall have authority to determine the persons to whom and the time or times at which such awards will be made, the amount of such awards, and all other conditions, including any dividend and/or voting rights.

Changes in Capital Structure

The 2023 Plan requires the plan administrator to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2023 Plan, to certain limits in the 2023 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Change in Control

Except as set forth in an award agreement issued under the 2023 Plan, in the event of a change in control (as defined in the 2023 Plan), each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (i) the Company’s continuation of such outstanding stock awards (if the Company is the surviving corporation); (ii) the assumption of such outstanding stock awards by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (iv) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (A) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (B) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (v) provide that such award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the 2023 Plan or the provisions of such Award; or (vi) provide that the award will terminate and cannot vest, be exercised or become payable after the applicable event.

The 2023 Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon a change in control as may be provided in the award agreement for such stock award, but in the absence of such provision, no such acceleration will occur.

Tax Withholding

Participants in the 2023 Plan are responsible for the payment of any federal, state or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of Common Stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or its subsidiaries in an amount that would satisfy the withholding amount due.

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Transferability of Awards

The 2023 Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution; however, the plan administrator has the discretion to permit awards (other than incentive stock options) to be transferred by a participant.

Term

The 2023 Plan will become effective on the date that is 20 calendar days after the mailing of this information statement to stockholders, and unless terminated earlier, the 2023 Plan will continue in effect for a term of ten (10) years, after which time no awards may be granted under the 2023 Plan.

Amendment and Termination

The Company’s board of directors and the plan administrator may each amend, suspend, or terminate the 2023 Plan and the plan administrator may amend or cancel outstanding awards, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the 2023 Plan will require the approval of the Company’s stockholders. Generally, without stockholder approval, (i) no amendment or modification of the 2023 Plan may reduce the exercise price of any stock option or stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right where the fair market value of the common stock underlying such stock option or stock appreciation right is less than its exercise price and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange.

All stock awards granted under the 2023 Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Company’s board of directors may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the board of directors determines necessary or appropriate.

Corporate Information

Our principal offices are located at 4000 Sancar Way, Suite 400, Research Triangle Park, North Carolina 27709, and our telephone number is (919) 526-1070. Our corporate website address is www.data443.com. The information contained on, or accessible through, our website is not incorporated in, and shall not be part of, this prospectus.

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OFFERING SUMMARY

Issuer:	Data443 Risk Mitigation, Inc., a Nevada corporation

Securities offered by us:

1,090,909 Units (or 1,254,545 Units if the over-allotment option is exercised in full), with each Unit consisting of one share of our common stock and one Warrant to purchase one share of our common stock.

We are also offering to each purchaser, with respect to the purchase of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase one Pre-Funded Warrant in lieu of one share of common stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price per Pre-Funded Warrant will be equal to the price per share of common stock, minus $0.001, and the exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full.

The Units will not be certificated or issued in stand-alone form. The common stock and/or Pre-Funded Warrants and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Assumed public offering price per Unit:	$5.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus (or $5.499 per Unit including one Pre-Funded Warrant in lieu of one share of common stock). The actual offering price per share will be as determined between the underwriter and us at the time of pricing and may be issued at a discount to the current market price of our Common Stock.

Shares of common stock outstanding prior to the offering:	286,343 shares.

Shares of common stock outstanding after the offering(1):	4,687,919 shares (5,391,107 shares if the over-allotment option is exercised in full, assuming no issuance of Pre-Funded Warrants and no exercise of the Warrants issued in the offering).

Over-allotment option:	We have granted a 45-day option to the underwriter to purchase up to 163,636 additional Units at the public offering price per Unit, less the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. The underwriter may exercise this option in full or in part at any time and from time to time until 45 days after the date of this Prospectus.

Use of proceeds:	We estimate that we will receive net proceeds of approximately $5,360,500 from our sale of Units, after deducting underwriting discounts and estimated offering expenses payable by us, or $6,193,000 if the underwriters exercise their over-allotment option in full, assuming an offering price of $5.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, and assuming no issuance of Units including Pre-Funded Warrants in connection with this offering or exercise of the Warrants offered in this offering. We intend to use the net proceeds of this offering to provide funding for the following purposes: general corporate purposes and operations; acquisitions; debt repayment; expanding our sales force and inbound and outbound marketing capabilities; technology and research and development; IT development operations and hosting facility expansion; and working capital. See “Use of Proceeds”.

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Description of the Warrants:	The exercise price of the Warrants is $5.50 per share (100% of the assumed public offering price of one Unit). Each Pre-Funded Warrant will have an exercise price of $0.001 per share, will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity. Each Warrant and Pre-Funded Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a Warrant Agreement, dated as of the closing date of this offering, between us and Madison Stock Transfer, Inc., as the warrant agent (the “Warrant Agent”). This Prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants and Pre-Funded Warrants. For more information regarding the Warrants and Pre-Funded Warrants, you should carefully read the section titled “Description of Securities - Warrants” in this Prospectus.

Underwriter Warrants:	The Registration Statement of which this Prospectus is a part also registers for sale warrants (the “Underwriter Warrants”) to purchase shares of our common stock to Joseph Gunnar & Co., LLC, Inc. ( the “underwriter”), as a portion of the underwriting compensation in connection with this offering. The Underwriter Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days following the closing date of this offering and ending on the fifth anniversary of the closing date of this offering at a per share exercise price of $5.50 (100% of the assumed public offering price of the Units). Please see “Underwriting - Underwriter Warrants” for a description of the Underwriter Warrants.

Underwriter Compensation:	In connection with this offering, the underwriter will receive an underwriting discount equal to 7.5% of the public offering price, as well as a non-accountable expense allowance equal to 1.0% of the public offering price. We also paid to the underwriter a $25,000 advance, and agreed to reimburse the underwriter for certain expenses related to the offering (including up to $135,000 in legal expenses and approximately $54,500 for other costs). See “Underwriting”.

Trading Symbol:	Our common stock is quoted on the OTC Pink tier (“OTC Pink”) operated by the OTC Markets Group, under the symbol “ATDS”. We have applied to have our common stock and the Warrants offered in the offering listed on The Nasdaq Capital Market under the symbols “ATDS” and “ATDSW”, respectively. The approval of the listing on The Nasdaq Capital Market is a condition of closing this offering. We do not intend to list the Units or Pre-Funded Warrants offered hereunder on any stock exchange.

Risk Factors:	Investing in our common stock involves a high degree of risk, and the purchasers of our common stock may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors” beginning on page 13 and the other information in this Prospectus.

Dividends:	We do not anticipate paying dividends on our common stock in the foreseeable future.

Lock-up Agreements:	We and our directors, officers and certain shareholders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this Prospectus. See “Underwriting—Lock-Up Agreements”.

[1]	The number of shares outstanding after this offering is based on 286,343 shares of common stock outstanding as of January 19, 2024, and assumes that approximately $10,432,000 of our current debt is converted into approximately 3,477,333 shares of our common stock concurrent with the pricing of this offering, but does not include, as of that date: (i) 754,240 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price per share in the range of about $0.60 to $13,242; (ii) 149,878,000 shares of common stock issuable upon conversion of our outstanding Series A Preferred Stock; and (iii) exercise of the Underwriter Warrants. For more information on the conversion of certain debt into equity concurrent with the pricing of this offering, see “Management’s Discussion and Analysis of Financial Condition — Debt-to-Equity Conversions.”

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of common stock that we are offering on a one-for-one basis; and

●	no exercise of the Warrants issued in this offering.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read, consider, and evaluate risks described below, as well as all the other information contained in this Prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, before investing in our common stock. If any of the following risks actually occur, as well as other risks not currently known to us or that we currently consider immaterial, our business, operating results and financial condition could be materially adversely affected. As a result, the market or trading price of our common stock could decline, and you may lose all or part of your investment.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those described in “Risk Factors” in this Prospectus, any of which could materially and adversely impact our business and operations, adversely impact our growth prospects, cause us to incur additional costs or liabilities and/or cause the price of our common stock to decline. You should carefully consider these risks and uncertainties when investing in our common stock. Some of the principal risks and uncertainties include the following:

●	We will require additional funds in the future to achieve our current business strategy;

●	Technology is constantly changing and evolving and the continued viability of our products and services requires that we keep up with an ever-changing technological landscape;

●	We face intense competition in our market, especially from larger, well-established companies;

●	We are dependent on the continued services and performance of our founder and Chief Executive Officer;

●	We may be unable to attract new customers and/or expand sales to existing customers;

●	We may be unable to maintain successful relationships with our channel partners;

●	We may be subject to breaches in our security, cyberattacks or other cyber risks;

●	We may be unable to protect our proprietary technology and intellectual property rights;

●	We may be subject to real or perceived errors, failures, or bugs in our technology;

●	We are subject to federal, state and industry privacy and data security regulations;

●	Our business is susceptible to risks associated with international operations;

●	Our business is subject to the risks of pandemic, fire, power outages, floods, earthquakes, and other catastrophic events, and to interruption by manmade problems such as terrorism and war;

●	Our operations may continue to increase in complexity as we grow, which will add additional challenges to the management of our business in the future;

●	We may be unable to secure necessary financing on acceptable terms and in a timely manner;

●	There is no assurance that future financing from Mr. Remillard will be available or, if available, that it will be on terms that are satisfactory to us;

●	We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or we may be unable to successfully integrate acquisitions;

●	The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information we provide in reports filed with the SEC;

●	Failure to implement proper and effective internal controls or to remediate weakness in internal accounting controls could result in material misstatements in our financial statements.

●	We have secured debt, which could have adverse consequences to you;

●	We may not be able to attract the attention of research analysts at major brokerage firms;

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●	In the event of a bankruptcy, liquidation or winding up of our assets, our common stock will rank junior to all of our liabilities to third party creditors, and to any class or series of our capital stock created after this offering that, by its terms, ranks senior to our common stock;

●	The trading price of our common stock may be subject to rapid and substantial price volatility that may be unrelated to our actual or expected operating performance and financial condition or prospects.

●	Conversions of our currently-outstanding debt into equity will have a dilutive effect and may adversely affect your investment;

●	Future issuances of debt securities and preferred stock may adversely affect the return of your investment;

●	Our common stock is subject to the SEC’s penny stock rules;

●	Our common stock has historically experienced low trading volume on the OTC Pink, and therefore the price may not accurately reflect our value and there can be no assurance that an active market for our common stock will develop, either now or in the future;

●	We have had a history of losses and may incur future losses, which may prevent us from attaining profitability;

●	There is substantial doubt about our ability to continue as a going concern;

●	We currently have outstanding shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control;

●	Our Chief Executive Officer has the ability to control all matters submitted to stockholders for approval;

●	We will continue to incur substantial costs as a result of operating as a public reporting company, and our management will be required to devote substantial time to compliance initiatives;

●	We may issue additional shares of our common stock, which may dilute current stockholders;

●	Our management will have broad discretion in the use of the net proceeds from this offering;

●	We may not be able to continue to comply with the continued listing standards of the Nasdaq Capital Market;

●	Adverse or uncertain macroeconomic or geopolitical conditions or reduced IT spending may adversely impact our business, revenues, and profitability; and

●	Prolonged economic uncertainties or downturns could materially adversely affect our business.

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Risks Related to Our Business and Industry

We will require additional funds in the future to achieve our current business strategy and an inability to obtain funding could cause our business to fail.

We will need to raise additional funds through public or private debt or equity financings in order to fund our future operations and fulfill our future contractual obligations. These financings may not be available when needed. Even if these financings are available, they may be on terms that we deem unacceptable or that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing could have an adverse effect on our ability to implement our business plan and develop our products, and as a result, could diminish our sales or require us to suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in us may become worthless.

If we do raise additional capital but from other than conventional sources, we may need to scale back or otherwise adjust our growth strategy which may prevent us from fully implementing our business plan.

Technology is constantly changing and evolving and the continued viability of our products and services requires that we keep up with an ever-changing technological landscape.

Our industry is categorized by rapid technological progression, ever-increasing innovation, changes in customer requirements, and frequent new product introductions, and we may be subject to legal and regulatory compliance mandates as the relevant law develops in the fields in which are products are used. As a result, we must continually change and improve our products in response to such changes, and our products must also successfully interface with products from other vendors, which are also subject to constant change. While we believe we have the competency to aid our customers in all aspects of data privacy and security, we will need to constantly improve our current assets and offerings to keep up with technological advances that are expected to occur.

We cannot guarantee that we will be able to anticipate future market needs and opportunities or be able to develop new products and services or expand the functionality of our current products and services in a timely manner or at all. Even if we are able to anticipate, develop, and introduce new products and expand the functionality of our current products, there can be no assurance that enhancements or new products will achieve widespread market acceptance: If they do not, our business may be adversely affected and we may have to cease operations altogether.

We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial and other resources to maintain and improve our competitive position.

The market for data privacy and security and other data governance solutions is intensely competitive and is characterized by constant change and innovation. We face competition from both traditional, larger software vendors offering enterprise-wide software frameworks and services and smaller companies offering point solutions for specific identification and data governance issues. We also compete with IT equipment vendors and systems management solution providers whose products and services address data identification and classification and data governance requirements. Our principal competitors vary depending on the product. Many of our existing competitors have achieved, and some of our potential competitors could achieve, substantial competitive advantages due to:

●	greater name recognition and longer operating histories;
●	more comprehensive and varied products and services;

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●	broader market focus;
●	greater resources to develop technologies or make acquisitions;
●	intellectual property portfolios that may limit our ability to market or sell products and services in the United States or markets outside the United States;
●	broader distribution capabilities and established relationships with distribution partners and customers;
●	greater customer support resources; and
●	substantially greater financial, technical, and other resources.

Our competitors may be able to compete and respond more effectively than we can to new or changing opportunities, technologies, standards, or customer requirements. Our competitors may also seek to extend or supplement their existing products and services to provide data security and data governance solutions that more closely compete with our products and services offerings. Potential customers may also prefer to purchase, or incrementally add solutions, from their existing suppliers rather than to onboard with us as a new or additional supplier regardless of whether our products offer better performance or more features.

In addition, with the recent increase in large merger and acquisition transactions in the technology industry, particularly transactions involving cloud-based technologies, there is a greater likelihood that we will compete with other large technology companies in the future.

Some of our competitors have made acquisitions or entered into strategic relationships to offer more comprehensive product offerings in combination than they were previously able to offer alone. Companies resulting from these possible consolidations and partnerships may be able to offer more attractive pricing, making them more compelling to customers and more difficult for us to compete with effectively. In addition, continued industry consolidation may adversely impact customer perceptions of the viability of small- and medium-sized technology companies and consequently their willingness to purchase from those companies. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering among our competitors, or continuing market consolidation. These competitive pressures in our market or our potential inability to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, increased net losses, and loss of market share. Any failure to meet and address these factors could adversely affect our business, financial condition, and operating results.

We are dependent on the continued services and performance of our founder and Chief Executive Officer, Jason Remillard, the loss of whom could adversely affect our business.

Our future performance depends in large part on the continued services and continuing contributions of our founder, Chief Executive Officer and president, Jason Remillard, to successfully manage the Company, to execute on our business plan, and to identify and pursue new opportunities and deliver product innovations. The loss of Mr. Remillard’s services could significantly delay or prevent us from achieving our development and strategic objectives and adversely affect our business.

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If we are unable to attract new customers and/or expand sales to existing customers, both domestically and internationally, our growth could be slower than we expect, and our business may be harmed.

Our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenues in the future will depend upon the effectiveness of our sales and marketing efforts, both domestically and internationally, and our ability to attract new customers. If we fail to attract new customers, our revenues may grow more slowly than expected, and our business may be harmed.

Our future growth also depends upon expanding sales of our products and services to existing customers and their organizations. If our customers do not purchase additional licenses or our other offerings related to complementary products and services, our revenues may grow more slowly than expected, may not grow at all, or may decline. There can be no assurance that our efforts will result in increased sales to existing customers and additional revenues. If our efforts are not successful, our business may suffer.

If we are unable to maintain successful relationships with our channel partners, our business could be adversely affected.

We intend to rely to some extent on channel partners, such as distribution partners and resellers, to sell licenses for our products and to sell our technical support and maintenance services. Our ability to achieve revenue growth in the future may depend in part on our success in maintaining successful relationships with our channel partners. Agreements with channel partners tend to be non-exclusive, meaning our channel partners may offer customers the products of several different companies. If our channel partners do not effectively market and sell our products and services, choose to use greater efforts to market and sell their own products or those of others, or fail to meet the needs of our customers, our ability to grow our business may be adversely affected. Furthermore, agreements with channel partners generally allow them to terminate their agreements for any reason upon 30 days’ notice. If we are unable to maintain our relationships with these channel partners, our business, results of operations, financial condition, or cash flows could be adversely affected.

Breaches in our security, cyberattacks, or other cyber risks could expose us to significant liability and cause our business and reputation to suffer.

Our operations may involve transmitting and processing the confidential, proprietary, and sensitive information of our customers. We have legal and contractual obligations to protect the confidentiality of and to appropriately use customer data. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks as a result of third-party action, employee error, or misconduct. Security risks, including, but not limited to, unauthorized use or disclosure of customer data, theft of proprietary information, loss or corruption of customer data, and computer hacking attacks or other cyberattacks, could expose us to substantial litigation expenses and damages, indemnity and other contractual obligations, government fines and penalties, mitigation expenses and other liabilities. We have been subject to attempted cyberattacks in the past and expect to be subject to such attacks in the future. We continuously work to improve our information technology systems, and to create security boundaries around our critical and sensitive assets. We perform activities to mitigate the risk of attacks and to increase our capabilities to responsibly handle any security violation or attack. However, because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures and our products could be harmed, we could lose potential sales and existing customers, our ability to operate our business could be impaired, and we may incur significant liabilities.

Failure to protect our proprietary technology and intellectual property rights could substantially harm our business.

The success of our business depends on our ability to obtain, protect, and enforce our trade secrets, patents, and other intellectual property rights such as copyrights and trademarks. We attempt to protect our intellectual property under trade secret, patent, copyright, and trademark laws, and through a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection. The process of obtaining patent protection is expensive and time consuming, and we may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions in which we do or plan to do business. Not seeking patent protection may limit our options to exclude competitors from using those innovations altogether or in those jurisdictions.

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Our policy is to require our employees to execute written agreements in which they assign to us their rights in potential inventions and other intellectual property created within the scope of their employment. We also require any consultants we engage to provide services that may result in intellectual property that would benefit us to contractually agree to assign their rights to their inventions or creations to us, in connection with the engagement. However, we cannot assure you that we have adequately protected our rights in every such agreement or that we have executed an agreement with every such party. Finally, in order to benefit from intellectual property protection, we must monitor, detect, and pursue infringement claims in certain circumstances in relevant jurisdictions, all of which is costly and time-consuming. As a result, we may not be able to adequately protect our intellectual property rights.

The data security, cybersecurity, data retention, and data governance industries are characterized by the existence of a large number of relevant patents and frequent claims and related litigation regarding patent and other intellectual property rights. From time to time, third parties have asserted and may assert their patent, copyright, trademark and other intellectual property rights against us, our channel partners, or our customers. Successful claims of infringement or misappropriation by a third party could prevent us from distributing certain products or performing certain services or could require us to pay substantial damages (including, for example, treble damages if we are found to have willfully infringed patents and increased statutory damages if we are found to have willfully infringed copyrights), royalties or other fees. Such claims also could require us to cease making, licensing or using solutions that are alleged to infringe or misappropriate the intellectual property of others or to expend additional development resources to attempt to redesign our products or services or otherwise to develop non-infringing technology. Even if third parties may offer a license to their technology, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, results of operations or financial condition to be materially and adversely affected. In some cases, we indemnify our channel partners and customers against claims that our products infringe the intellectual property of third parties. Defending against claims of infringement or being deemed to be infringing the intellectual property rights of others could impair our ability to innovate, develop, distribute, and sell our current and planned products and services. If we are unable to protect our intellectual property rights and ensure that we are not violating the intellectual property rights of others, we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time, and effort required to create the innovative products that have enabled us to be successful to date.

Real or perceived errors, failures, or bugs in our technology could adversely affect our growth prospects.

Because we develop, use, and provide complex technology, undetected errors, failures, or bugs may occur. Our technology is often installed and used in a variety of computing environments with different operating system management software, equipment, and networking configurations, which may cause errors or failures of our technology or other aspects of the computing environment into which it is deployed. In addition, deployment of our technology into computing environments may expose undetected errors, compatibility issues, failures, or bugs in our technology. Despite testing by us, errors, failures, or bugs may not be found until our technology is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our technology, which could result in customer dissatisfaction and adversely impact the perceived utility of our products. Any of these real or perceived errors, compatibility issues, failures, or bugs could result in negative publicity, reputational harm, loss of or delay in market acceptance, loss of competitive position, or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem.

We are subject to federal, state and industry privacy and data security regulations, which could result in additional costs and liabilities to us or inhibit sales of our software.

The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain fluid and unpredictable for the foreseeable future. Many federal, state, and foreign government bodies and agencies have adopted or are considering adopting privacy and data security laws and regulations. In addition, privacy advocates and industry groups may propose new and different self-regulatory standards. We also may determine that certain requirements or standards are best practices for us to implement. Because the interpretation and application of privacy and data protection laws can be uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data security practices. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our technology, which could have an adverse effect on our business. Any inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business.

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Because our long-term success depends, in part, on our ability to expand the sales and marketing of our technology and solutions to customers located outside of the United States, our business is susceptible to risks associated with international operations.

We intend to expand our international sales and marketing operations. Conducting international operations subjects us to risks that we may not face in the United States or may prove more challenging to address. These risks include:

●	pandemics, political instability, war, armed conflict, or terrorist activities;
●	challenges developing, marketing, selling, and implementing our technology and solutions caused by language, cultural and ethical differences, and the competitive environment;
●	heightened risks of unethical, unfair, or corrupt business practices, actual or claimed, in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and necessitate restatements of or result in irregularities in financial statements;
●	competition from bigger and stronger companies in the new markets;
●	laws imposing heightened restrictions on data use and increased penalties for failure to comply with applicable laws, particularly in countries within the European Union (EU);
●	currency fluctuations;
●	management communication and integration problems resulting from cultural differences and geographic dispersion;
●	potentially adverse tax consequences, including multiple and possibly overlapping tax structures, the complexities of foreign value-added tax (VAT) systems, restrictions on the repatriation of earnings and changes in tax rates; and
●	lack of familiarity with local laws, customs and practices, and laws and business practices favoring local competitors or commercial parties.

The occurrence of any one of these risks could harm our international business and, consequently, our operating results. Additionally, operating in international markets requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required to operate in other countries will produce desired levels of revenue or net income.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business. Additionally, the adoption of new or revised accounting principles may require that we make significant changes to our systems process and controls, which could be time consuming and costly.

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Our business is subject to the risks of pandemic, fire, power outages, floods, earthquakes, and other catastrophic events, and to interruption by manmade problems such as terrorism and war.

A pandemic, significant natural disaster, such as a fire, flood or an earthquake, or a significant power outage could have a material adverse impact on our business, results of operations and financial condition. In the event our customers’ information technology systems or our channel partners’ selling or distribution abilities are hindered by any of these events, we may miss financial targets, such as revenues and sales targets, for a particular quarter. Furthermore, if a natural disaster occurs in a region from which we derive a significant portion of our revenue, customers in that region may delay or forego purchases of our products, which may materially and adversely impact our results of operations for a particular period. In addition, acts of terrorism or war could cause disruptions in our business or the business of channel partners, customers, or the economy as a whole. All of the aforementioned risks may be exacerbated if the disaster recovery plans for us and our channel partners prove to be inadequate. To the extent that any of the above results in delays or cancellations of customer orders, or delays in producing, deploying or shipping our products or delivering our services, our business, financial condition and results of operations would be adversely affected.

We anticipate that our operations will continue to increase in complexity as we grow, which will add additional challenges to the management of our business in the future.

We expect that our business will grow as we execute on our business plan, and that as we grow our operations will increase in complexity. To effectively manage this growth, we have made and continue to make substantial investments to improve our operational, financial and management controls as well as our reporting systems and procedures. Further, as our customer base grows, we will need to expand our professional services and other personnel. We also will need to effectively manage our direct and indirect sales processes as the number and type of our sales personnel and channel partners grows and becomes more complex, and as we expand into foreign markets. If we are unable to effectively manage the increasing complexity of our business and operations, the quality of our technology and customer service could suffer, and we may not be able to adequately address competitive challenges. These factors could all negatively impact our business, operations, operating results, and financial condition.

We require additional financing to sustain our operations and execute our business plan. If we fail to secure the required additional financing on acceptable terms and in a timely manner, our ability to implement our business plan will be compromised and we may be unable to sustain our operations.

We have limited capital resources and operations. To date, our operations have been funded largely from the proceeds of debt and equity financings. We will require substantial additional capital in the near future to operate our business. We may be unable to obtain additional financing on terms acceptable to us, or at all. Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including but not limited to (i) the scale of our marketing and sales activities, (ii) other expenditures of resources to maintain or increase revenue and (iii) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our common stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of common stock could limit our ability to obtain equity financing. We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We have relied on funding from Jason Remillard for working capital to fund operations in the past, and there is no assurance that future financing from Mr. Remillard will be available or, if available, that it will be on terms that are satisfactory to us.

For the past several years, we have depended on our Chief Executive Officer, Jason Remillard, for working capital to fund our operations and to execute our business plan. In addition, we have in the past been and in the future be dependent upon Mr. Remillard to provide continued funding and capital resources. However, no assurance can be given that future financing from Mr. Remillard will be available or, if available, that it will be on terms that are satisfactory to us. In the absence of financing from other sources, the inability to obtain additional financing from Mr. Remillard could result in the scaling back or discontinuance of our operations or our inability to successfully implement our plan of operations.

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We have made and expect to continue to make acquisitions as a primary component of our growth strategy. We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or we may be unable to successfully integrate acquisitions, which could disrupt our operations and adversely impact our business and operating results.

A primary component of our growth strategy is to acquire complementary businesses. We intend to continue to pursue acquisitions of complementary technologies, products, and businesses as a primary component of our growth strategy to enhance the features and functionality of our offerings, to expand our customer base and access to new markets, and to increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

●	we may not be able to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms;

●	we may pursue international acquisitions, which inherently pose more risks than domestic acquisitions;

●	we compete with others to acquire complementary products, technologies, and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates;

●	we may not be able to obtain the necessary financing on favorable terms or at all, to finance our potential acquisitions;

●	we may ultimately fail to consummate an acquisition even if we announce that we plan to acquire a technology, product, or business; and

●	acquired technologies, products, or businesses may not perform as we expect and we may fail to realize anticipated revenue and profits.

In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could severely weaken our business operations. The integration process may disrupt our business and, if new technologies, products, or businesses are not implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products, or businesses may result in unanticipated problems, expenses, liabilities, and competitive responses.

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In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings, or growth opportunities that we expect. The benefits we do realize may not be achieved within the anticipated time frame.

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information we provide in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.” We meet the definition of an emerging growth company and so long as we qualify as an emerging growth company, we are, among other things:

●	not required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act, which include having an independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exempt from the requirement to hold a nonbinding advisory vote on executive compensation and stockholder approval of any “golden parachute” payments not previously approved;

●	permitted to present only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure in this Prospectus; and

●	not required to comply with any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report on our financial statements.

We may choose to take advantage of some or all of these reduced burdens while we qualify as an emerging growth company. We have taken advantage of all of these reduced burdens in this Prospectus, and currently intend to do so in future filings. As a result, the information we provide stockholders may be different than information you might receive from other public companies in which you hold equity. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until those standards apply to private companies. We have elected to avail ourselves of this exemption. We will remain an emerging growth company until the earliest to occur of the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the last day of the fiscal year in which we qualify as a “large accelerated filer”, the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; and the last day of the fiscal year in which the fifth anniversary of this offering occurs.

We are also currently a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million as of the last business day of the second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last business day of the second fiscal quarter. In the event that we are still considered a smaller reporting company, at the time we cease being an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that area available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Decreased disclosures in our SEC filings due to our status as an emerging growth company or smaller reporting company may make it harder for investors to analyze our results of operations and financial prospects.

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Failure to remediate weakness in internal accounting controls could result in material misstatements in our financial statements and may result in a lack of certain protections typically afforded to investors.

As a reporting company we are required, pursuant to the Sarbanes-Oxley Act, to include in our Annual Report on Form 10-K our assessment of the effectiveness of our internal control over financial reporting. Our assessment must include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, and when we cease to be an emerging growth company, we will need to provide a statement that our independent registered public accounting firm has issued an opinion on the effectiveness of our internal control over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis. Our management has identified a material weakness in our internal control over financial reporting related to lack of segregation of duties resulting from our limited personnel and has concluded that, due to such weakness, our disclosure controls and procedures were not effective as of December 31, 2022. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees, and we do not expect to be able to remediate this weakness until after the offering. If not remediated, or if we identify further weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

We do not have a majority of independent directors on our board of directors, and we have not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address the board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Although we plan to adopt these corporate governance measures upon our listing on The Nasdaq Capital Market, we have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so.

Our Board of Directors is comprised of one individual, who is also our executive officer. As a result, we do not have independent directors on our Board of Directors. Upon our listing on The Nasdaq Capital Market, we plan to establish audit and compensation committees comprised only of independent directors. However, until that date, our current sole director has the ability, among other things, to determine his own level of compensation and to unilaterally make certain other governance decisions. and the prior absence of such standards of corporate governance may leave our stockholders without protections against interested-director transactions, conflicts of interest, and similar matters.

We have secured debt, which could have adverse consequences to you.

The terms of the secured debt we have incurred could result in adverse consequences, including but not limited to the following:

●	limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions, and other general corporate requirements;

●	limiting our flexibility in planning for or reacting to changes in our business and the industry in which we operate; and

●	placing us at a competitive disadvantage compared to competitors that may have proportionately less debt and greater financial resources.

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If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital, or restructure our debt. In the event that we are required to dispose of material assets or operations to service our debt and to meet our other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount. Certain of our obligations are secured by a security interest in all of our assets. The foregoing encumbrances may limit our ability to dispose of material assets or operations. We also may not be able to restructure our indebtedness on favorable economic terms, if at all.

Risks Related to this Offering and Ownership of Our Securities

The trading price of our common stock following this offering may be subject to rapid and substantial price volatility that may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

The trading price of our common stock following this offering may be subject to rapid and substantial price volatility that may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. Our common stock may trade at prices higher or lower than the offering price. There have been recent instances of extreme share price run-ups followed by rapid price declines following initial public offerings, with share price volatility seemingly unrelated to company performance, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. Contributing to this risk of volatility are a number of factors. First, we anticipate that our shares of common stock will initially be held by a relatively limited number of stockholders and thus, are likely to be more sporadically and thinly traded than that of larger, more established companies. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price of our shares of common stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Second, we are a speculative investment due to our limited operating history in our current business strategy, not being profitable, and being an early stage company with no guarantee that we can operate our business profitably. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the shares of a larger, more established company that has a relatively large public float.

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering, or IPO, of our common stock on a national securities exchange, and because prior to this offering, our stock traded on OTC Pink rather than being listed on a national securities exchange, research analysts of brokerage firms may not provide coverage of our Company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we had become a public reporting company by means of an IPO because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development.

Our common stock will rank junior to all our liabilities to third party creditors, and to any class or series of our capital stock created after this offering specifically ranking by its terms senior to the common stock, in the event of a bankruptcy, liquidation or winding up of our assets.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our common stock only after all our liabilities have been paid. Our common stock will effectively rank junior to all existing and future liabilities held by third party creditors. The terms of our common stock do not restrict our ability to raise additional capital in the future through the issuance of debt or senior series of preferred stock. Our common stock will also rank junior to our existing Series A and any Series B Preferred Stock we may issue, as well as any class or series of our capital stock created after this offering specifically ranking by its terms senior to the common stock. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our liabilities, to pay amounts due on any or all of our common stock then outstanding.

Conversions of our currently-outstanding debt into equity will have a dilutive effect and may adversely affect your investment.

We are currently in discussions with several of our noteholders to convert their currently held debt into equity. These exchanges are necessary in order to meet Nasdaq’s initial listing requirements and will occur either prior to or concurrently with our listing on Nasdaq. We currently expect that such exchanges would have the effect of converting approximately $10,432,000 of our current debt into approximately 3,477,333 shares of our common stock concurrent with the pricing of this offering, at an average conversion price of $3.00. There is no guarantee that these exchanges will occur at the currently-expected prices, and the exchanges will have a significantly dilutive effect, which may have a material adverse impact on your investment.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our common stock.

Our common stock is subject to the SEC’s penny stock rules, which may make it difficult for broker-dealers to complete customer transactions and could adversely affect trading activity in our securities.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be less than $5.00 per share for some period of time and therefore would be a penny stock according to SEC rules, unless we are listed on a national securities exchange. We can offer no assurance that if we successfully list on The Nasdaq Capital Markets, we will be able to continue to satisfy the conditions necessary to stay listed on The Nasdaq Capital Market. Under the SEC penny stock rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;
●	receive the purchaser’s prior written agreement to the transaction;
●	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in penny stocks and which describe the market for these penny stocks as well as a purchaser’s legal remedies; and
●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a penny stock can be completed.

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If required to comply with these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

Our common stock has historically experienced low trading volume on the OTC Pink, and therefore the price may not accurately reflect our value. There can be no assurance that an active market for our common stock will develop, either now or in the future.

Our shares of common stock have been thinly traded on the OTC Pink. Only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps that may include any or all of investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock.

In addition, the trading volume of stocks quoted on the OTC Pink is often low and is often characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. Because our common stock was quoted on the OTC Pink prior to this offering, trading has been only possible through broker-dealers, and the trading volume of our common stock has been low. Because we were quoted on the OTC Pink prior to this offering and were not a privately-held company, our common stock may continue to experience low trading volume after this offering, and you may experience difficulty liquidating your investment in our common stock or liquidating it at a price that reflects the value of our business. As a result, holders of our securities may not find purchasers for our securities should they desire to sell them. Accordingly, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time. Our listing on The Nasdaq Capital Market is a condition of this offering, but we cannot assure you that there will be a market for our common stock in the future.

We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have had a history of operating losses since our inception and, as of September 30, 2023, we had an accumulated deficit of $54,040,157. We may incur operating losses in the future, and these losses could be substantial and impact our ability to attain profitability. If we cannot increase revenue growth, we will not achieve or sustain profitability or positive operating cash flows. Even if we achieve profitability and positive operating cash flows, we may not be able to sustain or increase profitability or positive operating cash flows on a quarterly or annual basis.

There is substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included an explanatory paragraph in their report in our audited financial statements for the fiscal year ended December 31, 2022 to the effect that our losses from operations and our negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment. As of September 30, 2023, we had cash balance of $4,890 and our principal sources of liquidity were trade accounts receivable of $35,623 and prepaid expenses and other current assets of $647,990, as compared to cash of $1,712, trade accounts receivable of $31,978 advance payment for acquisition of $2,726,188 and prepaid expenses and other current assets of $91,204 as of December 31, 2022.

The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our stock price may experience substantial volatility as a result of a number of factors, including:

●	sales or potential sales of substantial amounts of our common stock;
●	the success of competitive products or technologies;
●	announcements about us or about our competitors, including new product introductions and commercial results;
●	the recruitment or departure of key personnel;
●	litigation and other developments;

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●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
●	variations in our financial results or those of companies that are perceived to be similar to us; and
●	general economic, industry and market conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for companies whose shares are quoted on the OTC Pink in particular have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

We currently have outstanding shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control.

We currently have common stock and preferred stock outstanding. Our preferred stockholders have special rights that holders of our common stock do not have. Currently, we have two types of preferred stock: Series A Preferred Stock and Series B Preferred Stock. Examples of special rights that holders of our Series A Preferred Stock have are (i) the ability to vote on all matters submitted to holders of common stock with 15,000 votes for each share of Series A Preferred Stock and (ii) the ability to convert one share of Series A Preferred Stock into 1,000 shares of common stock. Each share of Series B Preferred Stock (i) has a stated value of $10.00 per share; (ii) is convertible into common stock at a price per share equal to 61% of the lowest price of our common stock during the 20 day of trading preceding the date of the conversion; (iii) earns dividends at the rate of 9% per annum; and (iv) has no voting rights. Our Series A Preferred Stock and Series B Preferred Stock each rank senior to holders of our common stock as to dividend rights and liquidation preference. We currently have 149,892 shares of Series A Preferred Stock outstanding, all of which are held by our Chief Executive Officer and no shares of Series B Preferred Stock outstanding.

As a result of the rights our preferred stockholders have, we may not be able to undertake certain corporate transactions, including equity or debt transactions necessary to raise sufficient capital to run our business, change of control transactions or other transactions that may be beneficial to our businesses. The holdings of the preferred stockholders may discourage, delay, or prevent a merger, acquisition, or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium for their shares. The market price of our common stock could be adversely affected by the rights of our preferred stockholders.

We have never paid and do not currently intend to pay cash dividends.

We have never paid cash dividends on any of our common stock and we currently intend to retain future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our common stockholders’ sole source of gain for the foreseeable future. Under the terms of our existing Articles of Incorporation, we cannot declare, pay, or set aside any dividends on shares of any class or series of our capital stock, other than dividends on shares of common stock payable in shares of common stock, unless we pay dividends to the holders of our preferred stock. Additionally, without special stockholder and Board of Directors approvals, we cannot currently pay or declare dividends and will be limited in our ability to do so until such time, if ever, that we are listed on a stock exchange.

Our Chief Executive Officer has the ability to control all matters submitted to stockholders for approval, which limits stockholders’ ability to influence corporate affairs.

Our Chief Executive Officer, Jason Remillard, holds 149,892 shares of our Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to 15,000 votes on all matters submitted for a vote to common stockholders and is convertible into 1,000 shares of common stock (subject to a 9.99% ownership limitation, such that a holder of Series A Preferred Stock may not convert such stock into common stock to the extent that the holder would beneficially own more than 9.99% of our common stock outstanding immediately after giving effect to the issuance of Common Stock upon conversion of the Series A Preferred Stock). As such, Mr. Remillard can control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, Mr. Remillard controls the election of directors and approval of any merger, consolidation, or sale of all or substantially all of our assets.

This concentration of voting power could delay or prevent a change of control of our Company on terms that other stockholders may desire, which could deprive our stockholders from receiving a premium for their common stock. Concentrated ownership and control by Mr. Remillard could adversely affect the price of our common stock. Any material sales of common stock by Mr. Remillard, for example, could adversely affect the price of our common stock.

The interests of Mr. Remillard and his affiliates may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with and/or sales to other companies, selection of officers and directors, and other business decisions. The non-controlling stockholders are severely limited in their ability to override the decisions of Mr. Remillard.

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Provisions in our articles of incorporation and bylaws and under Nevada law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our articles of incorporation and bylaws, respectively, may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our Board of Directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors.

We will continue to incur substantial costs as a result of operating as a public reporting company, and our management will be required to devote substantial time to compliance initiatives.

As a public reporting company listed on The Nasdaq Capital Market, we will incur significant legal, accounting, and other expenses that we did not incur as a private company or while our common stock was quoted on the OTC Pink. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC have imposed various requirements on public companies, including to establish and maintain effective disclosure and financial controls and corporate governance practices. Complying with these laws and regulations will require the time and attention of our Board of Directors and management and will increase our expenses. We estimate that we will incur approximately $350,000 to $600,000 in 2023 to comply with public company compliance requirements with many of those costs recurring annually thereafter.

Among other things, we will be required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
●	maintain adequate insurance coverage to attract and retain directors and officers;
●	provide adequate compensation to attract qualified directors;
●	maintain policies relating to disclosure controls and procedures;
●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;
●	institute a more comprehensive compliance function, including corporate governance; and
●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are significant and much greater for a publicly-held company listed on The Nasdaq Capital Market than for a privately-held company or for a Company whose common stock is quoted on the OTC Pink, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses, and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company listed on The Nasdaq Capital Market may make it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

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We currently have outstanding, and we may in the future issue, instruments which are convertible into shares of common stock, which will result in additional dilution to you.

We currently have outstanding instruments which are convertible into shares of common stock, and we may need to issue similar instruments in the future. If these convertible instruments are converted into shares of common stock, or if we issue other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share you pay or the then-current market price.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our current stockholders.

Our articles of incorporation authorize the issuance of 500,000,000 shares of common stock, of which 286,343 shares were issued and outstanding as of January 19, 2024. The future issuance of shares of our common stock may result in substantial dilution in the percentage of our common stock held by our then-existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per share is substantially higher than the net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $1.11 per share, based on the assumed public offering price of $5.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus (or $5.499 per Unit including one Pre-Funded Warrant in lieu of one share of common stock). Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

An investment in our common stock is speculative and there can be no assurance of any return on any such investment.

An investment in our common stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and on a timely basis could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation, and access to capital. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and we may in the future discover areas of our internal control that need improvement.

We must ensure that we have adequate internal financial and accounting controls and procedures in place to produce accurate financial statements on a timely basis. We have tested our internal controls and identified a weakness and may find additional areas for improvement in the future. Remediating this weakness will require us to hire and train additional personnel. Implementing any future changes to our internal controls may require compliance training of our directors, officers, and employees, entail substantial costs to modify our accounting systems and take a significant period of time to complete. Such changes may not, however, be effective in establishing the adequacy of our internal control over financial reporting, and our failure to produce accurate financial statements on a timely basis could increase our operating costs and could materially impair our ability to operate our business. In addition, investor perception that our internal control over financial reporting is inadequate or that we are unable to produce accurate financial statements may materially adversely affect our stock price.

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Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144 or upon the exercise of outstanding options or Warrants, such sale could create a circumstance commonly referred to as an “overhang”. In anticipation of an overhang, the market price of our common stock could decline. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional funds through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our management will have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds”, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities. These investments may not yield a favorable return to holders of our common stock.

Holders of Pre-Funded Warrants and Warrants will have no rights as a common stockholder until such holders exercise their Warrants and Pre-Funded Warrants, respectively, and acquire our common stock, except as set forth in the Pre-Funded Warrants and Warrants.

Until holders of Warrants and Pre-Funded Warrants acquire shares of our common stock upon exercise of the Warrants and Pre-Funded Warrants, as the case may be, holders of Warrants and Pre-Funded Warrants will have no rights with respect to the shares of our common stock underlying such Warrants and Pre-Funded Warrants, except as set forth in the Pre-Funded Warrants and Warrants. Upon exercise of the Warrants and Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Absence of a public trading market for the Warrants and Pre-Funded Warrants may limit your ability to resell the Warrants and Pre-Funded Warrants.

There is no established trading market for the Warrants and Pre-Funded Warrants to be issued pursuant to this offering. Although we have applied to list the Warrants on The Nasdaq Capital Market, we cannot guarantee that our application will be approved. If the Warrants are not approved for listing on The Nasdaq Capital Market, an active market may never develop and the liquidity of the warrants will be limited. The Pre-Funded Warrants will not be listed for trading on Nasdaq or any other securities exchange or market, and the Pre-Funded Warrants may not be widely distributed. Purchasers of the Pre-Funded Warrants may be unable to resell the Pre-Funded Warrants or sell them only at an unfavorable price for an extended period of time, if at all.

The market price of our common stock may never exceed the exercise price of the Warrants issued in connection with this offering.

The Warrants being issued in connection with this offering become exercisable upon issuance and will expire in five years, from the date of issuance. The market price of our common stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

The Warrants and Pre-Funded Warrants contain features that may reduce your economic benefit from owning them.

For so long as you continue to hold Warrants and Pre-Funded Warrants, you will not be permitted to enter into any short sale or similar transaction with respect to our common stock. This could prevent you from pursuing investment strategies that could provide you greater financial benefits from owning the Warrants and Pre-Funded Warrants.

Since the Warrants and Pre-Funded Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Pre-Funded Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Pre-Funded Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Pre-Funded Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

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Provisions of the Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Warrants offered by this Prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this Prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

There is no guarantee that we will be able to continue to comply with the continued listing standards of the Nasdaq Capital Market , and a failure to do so could result in a delisting of our common stock.

There can be no assurance that the market price of our common stock will remain at the level required for compliance with The Nasdaq Capital Market continued listing requirement of a minimum bid price above one dollar. There are a number of factors, including negative financial or operational results, that could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain The Nasdaq Capital Market’s minimum bid price requirement.

The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, it is subject to delisting from The Nasdaq Capital Market. In addition, to maintain a listing on The Nasdaq Capital Market we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain shareholder approval requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and could impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price, or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that our share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors.

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Even once listed on The Nasdaq Capital Market, the share price of our common stock may continue to experience volatility.

The OTC Pink, where our common stock is currently quoted, provides significantly less liquidity than The Nasdaq Capital Market. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per Unit may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per Unit. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our common stock will become less volatile than it is now once listed on The Nasdaq Capital Market.

Adverse or uncertain macroeconomic or geopolitical conditions or reduced IT spending may adversely impact our business, revenues, and profitability.

Our business, operations and performance are dependent in part on worldwide economic conditions and events that may be outside of our control, such as political and social unrest, terrorist attacks, hostilities, malicious human acts, climate change, natural disasters (including extreme weather), pandemics or other major public health concerns and other similar events, and the impact these conditions and events have on the overall demand for enterprise computing infrastructure solutions and on the economic health and general willingness of our current and prospective end customers to purchase our solutions and to continue spending on IT in general. The global macroeconomic environment has been, and may continue to be, inconsistent, challenging and unpredictable due to international trade disputes, tariffs, including those recently imposed by the U.S. government on Chinese imports to the U.S., restrictions on sales and technology transfers, uncertainties related to changes in public policies such as domestic and international regulations, taxes, or international trade agreements, elections, geopolitical turmoil and civil unrests, instability in the global credit markets, uncertainties regarding the effects of the United Kingdom’s separation from the European Union, commonly known as “Brexit”, actual or potential government shutdowns, and other disruptions to global and regional economies and markets. Specifically, COVID-19 (collectively with any future mutations or related strains thereof, “COVID-19”) or other public health crises could cause travel bans or disruptions, supply chain delays and disruptions, general macroeconomic uncertainty, inability to meet with actual or potential customers, our customers deciding to delay or abandon their planned purchases, us deciding to delay, cancel, or withdraw from user and industry conferences and other marketing events, and delays or disruptions in our or our partners’ supply chains, including delays or disruptions in procuring and shipping the hardware appliances on which our software solutions run. As a result, we could experience extended sales cycles, our ability to close transactions with new and existing customers and partners may be negatively impacted, potentially significantly, our ability to recognize revenue from software transactions we do close may be negatively impacted, potentially significantly, our demand generation activities, and the efficiency and effect of those activities, may be negatively affected, our ability to provide 24x7 worldwide support to our customers may be effected, and it may continue to be more difficult for us to forecast our operating results. Any of these global economic conditions could have the effect of reducing overall IT spending and could cause our customers to modify spending priorities or delay or abandon purchasing decisions, thereby lengthening sales cycles and potentially lowering prices for our solutions and product and services offerings, and may make it difficult for us to forecast our sales and operating results and to make decisions about future investments, any of which could materially harm our business, operating results and financial condition.

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Public health threats or outbreaks of communicable diseases could have a material adverse effect on our operations and overall financial performance.

We may face risks related to public health threats or outbreaks of communicable diseases. A global health crisis, such as COVID-19, could adversely affect the United States and global economies and limit the ability of enterprises to conduct business for an indefinite period of time.

During the COVID-19 outbreak, government authorities implemented various mitigation measures, including travel restrictions, limitations on business operations, stay-at-home orders, and social distancing protocols. If similar measures are taken in the future, either because of COVID-19 or another health crisis, the economic impact of the aforementioned actions could impair our ability to sustain sufficient financial liquidity and impact our financial results. Specifically, COVID-19 or another health crisis, and efforts to contain COVID-19 or such other health crisis could: (i) result in an increase in costs related to delayed payments from customers and uncollectable accounts, (ii) cause a reduction in revenue related to late fees and other charges related to governmental regulations, (iii) cause delays and disruptions in the supply chain related to obtaining necessary materials for our network infrastructure or customer equipment, (iv) cause workforce disruptions, including the availability of qualified personnel; and (v) cause other unpredictable events.

As we cannot predict the duration or scope of a future global health crisis, the anticipated negative financial impact to our operating results cannot be reasonably estimated but could be material and could last for an extended period of time.

Prolonged economic uncertainty or downturns could materially adversely affect our business.

Our business depends on our current and prospective customers’ ability and willingness to invest money in IT services, and more importantly cybersecurity projects, which in turn is dependent upon their overall economic health. Negative conditions in the general economy both in the United States and abroad could cause a decrease in business investments, including corporate spending on enterprise software in general, and could negatively affect the rate of growth of our business. Uncertainty in the global economy makes it difficult for our customers and us to forecast and plan future business activities accurately. This could cause our customers to reevaluate decisions to purchase our product or to delay their purchasing decisions, which could lengthen our sales cycles.

Prolonged economic uncertainty or downturns may reduce our customers’ spending on IT; delay or cancel IT projects; focus on in-house development efforts; or seek to lower their costs by renegotiating maintenance and support agreements. To the extent purchases of licenses for our software and services are perceived by customers and potential customers to be discretionary, our revenues may be disproportionately affected by delays or reductions in general IT spending. If the economic conditions of the general economy or industries in which we operate worsen from present levels, our business, results of operations and financial condition could be adversely affected.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this Prospectus may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this Prospectus, and include statements regarding our intentions, beliefs, or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future acquisitions, and the industry in which we operate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of this Prospectus, which include, but are not limited to, the following:

●	we will need additional capital to fund our operations;

●	there is substantial doubt about our ability to continue as a going concern;

●	we will face intense competition in our market, and we may lack sufficient financial and other resources to maintain and improve our competitive position;

●	we are dependent on the continued services and performance of our founder and Chief Executive Officer, Jason Remillard;

●	our common stock is currently quoted on the OTC Pink and is thinly traded, reducing your ability to liquidate your investment in us;

●	we have had a history of losses and may incur future losses, which may prevent us from attaining profitability;

●	the market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance;

●	we have shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control, and reduce the proceeds available to our common stockholders in the event of a change in control;

●	we have never paid and do not intend to pay cash dividends;

●	our Chief Executive Officer has the ability to control all matters submitted to stockholders for approval, which limits our stockholders’ ability to influence corporate affairs; and

●	the other factors described in “Risk Factors.”

Those factors should not be construed as exhaustive and should be read with the other cautionary statements in this Prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this Prospectus. The matters summarized under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this Prospectus could cause our actual results to differ significantly from those contained in our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this Prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this Prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $5,360,500 from the sale of the 1,090,909 Units offered in this offering (assuming the sale of all the Units offered hereby at the assumed public offering price of $5.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus, and assuming no issuance of Pre-Funded Warrants and no exercise of the Warrants issued in connection with this offering), after deducting estimated underwriting discounts and estimated offering expenses payable by us. If the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $6,193,000. We intend to use the net proceeds from this offering, and any proceeds from the exercise of the Warrants and the Pre-Funded Warrants, for the following purposes:

Gross Proceeds*	$6,000,000
Underwriter fees and expenses	510,000
Estimated expenses	189,500
Net Proceeds	$5,300,500

Use of Net Proceeds*:
General corporate purposes and operations, including engineering, tooling investments, information technology	$300,500
Acquisitions	750,000
Debt repayment	1,000,000
Expansion of sales force, inbound and outbound marketing	1,250,000
Technology and research development	1,500,000
IT development operations and hosting facility expansion	500,000
Total Uses	$5,300,500

* Assuming the over-allotment is not exercised.

We intend to use the net proceeds of this offering to for general corporate purposes, working capital, potential acquisitions and to repay approximately $1,000,000 of debt obligations.

Our management will have broad discretion over the use of the net proceeds from this offering. Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our expenditures will depend upon numerous factors, and the actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change. As of the date of this Prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. While we have no current agreements or commitments for any specific acquisitions at this time, we may use a portion of the net proceeds for these purposes.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and United States government securities. We anticipate that the proceeds from this offering will enable us to further grow the business and increase cash flows from operations.

DETERMINATION OF OFFERING PRICE

The offering price of the Units has been negotiated between the underwriter and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Each Unit consists of one share of our common stock or one Pre-Funded Warrant to purchase one share of our common stock and a Warrant to purchase one share of our common stock at an exercise price equal to $5.50, which is 100% of the assumed public offering price of the Units.

DILUTION

If you invest in our Units (comprised of our common stock or Pre-Funded Warrants and Warrants) in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock that is part of the Unit and the as-adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of September 30, 2023 was $(6,793,573) or $(25.24) per share of common stock.

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As-adjusted net tangible book value is our net tangible book value after taking into account the effect of the sale of Units in this offering at the assumed public offering price of $5.50 per Unit and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us. Our as adjusted net tangible book value as of September 30, 2023 would have been approximately $8,855,023, or $1.83 per share. This amount represents an immediate increase in as-adjusted net tangible book value of approximately $27.07 per share to our existing stockholders, and an immediate dilution of $3.67 per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share (attributing no value to the warrants)	$5.50
Net tangible book value per share as of September 30, 2023	$(25.24)
Increase in as-adjusted net tangible book value per share after this offering	$27.07
As adjusted net tangible book value per share after giving effect to this offering	$1.83
Dilution in as-adjusted net tangible book value per share to new investors	$3.67

A $1.00 increase (decrease) in the assumed public offering price of $5.50 per Unit would increase (decrease) the as-adjusted net tangible book value per share by $27.33, and the dilution per share to new investors in this offering by $3.54 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus (or $4.499 per Unit including one Pre-Funded Warrant in lieu of one share of common stock), assuming the number of Units offered by us, as set forth on the cover page of this Prospectus remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the as-adjusted net tangible book value will increase to $1.53 per share, representing an immediate increase to existing stockholders of $26.78 per share and an immediate dilution of $3.09 per share to new investors.

The foregoing illustration also does not reflect the dilution that would result from the exercise of any of the Pre-Funded Warrants or Warrants sold in the offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 269,124 shares outstanding as of September 30, 2023. The discussion and table do not include, as of that date:

●	shares of common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock;

●	exercise of the Warrants;

●	exercise of the Pre-Funded Warrants;

●	exercise of the Underwriter Warrants; and

●	exercise of the underwriter’s option to purchase additional shares and/or the Underwriter Warrants from us in this offering.

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PRICE RANGE OF THE REGISTRANT’S COMMON STOCK

Our common stock is currently quoted on the OTC Pink under the trading symbol “ATDS”.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Fiscal Year 2023	High Bid	Low Bid
First Quarter	$258.00	$15.00
Second Quarter	$48.60	$10.89
Third Quarter	$16.80	$10.50
Fourth Quarter	$12.12	$2.80

Fiscal Year 2022	High Bid	Low Bid
First Quarter	$11,040.00	$846.00
Second Quarter	$4,500.00	$930.00
Third Quarter	$4,194.00	$966.00
Fourth Quarter	$1,680.00	$168.00

Fiscal Year 2021	High Bid	Low Bid
First Quarter	$355,200.00	$57,600.00
Second Quarter	$123,840.00	$44,160.00
Third Quarter	$48,240.00	$15,000.00
Fourth Quarter	$16,800.00	$3,840.00

As of January 19, 2024, the last reported sales price reported on the OTC Pink for our common stock was $5.50 per share, and we had 52 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers or registered clearing agencies. The transfer agent of our common stock is Madison Stock Transfer Inc., located at 2500 Coney Island Ave, Sub Level, Brooklyn, New York 11223.

DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors. We have not paid any cash dividends since inception on our common stock and do not anticipate paying any in the foreseeable future. Our current policy is to retain earnings, if any, for use in our operations.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2023:

●	on an actual basis;

●

on an as adjusted basis to reflect the issuance and sale by us of 1,090,909 Units (which number does not include the exercise of the over-allotment option) in this offering at the assumed public offering price of $5.50 per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

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You should consider this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements for the three and nine months ended September 30, 2023 and the year ended December 31, 2022 included elsewhere in this Prospectus.

	September 30, 2023
	Actual	Pro Forma As Adjusted (1) (2)

Cash	$4,890	$5,224,890
Total Current Liabilities	11,203,841	4,738,572
Total Liabilities	12,997,192	2,565,119
Stockholders’ Equity:
Series A convertible preferred stock, par value $0.001, 150,000 shares designated, 149,892 shares issued and outstanding	150	150
Common stock, par value $0.001, 500,000,000 shares authorized, 286,343 shares issued and outstanding Pro forma as adjusted; 269,124 shares issued and outstanding	61,556	66,124
Additional paid in capital	47,265,212	63,692,717
Accumulated Deficit	(54,040,157)	(54,040,157)
Total Stockholders’ Equity (Deficit)	(6,713,239)	9,718,834
Total capitalization	$6,283,953	$12,283,953

(1)	The as-adjusted information discussed above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing.
(2)	We are currently in discussions with several of our noteholders to convert their currently held debt into equity. These exchanges would occur either prior to or concurrently with our listing on Nasdaq, and we currently expect that such exchanges would have the effect of converting approximately $10,432,000 of our current debt into approximately 3,477,333 shares of our common stock concurrent with the pricing of this offering, at an average conversion price of $3.00. The as-adjusted information discussed above assumes the conversion of $10,432,000 of our current debt into approximately 3,477,333 shares of our common stock.

A $1.00 increase (decrease) in the assumed public offering price of $5.50 per Unit, which is the midpoint of the price range set forth on the cover page of this prospectus (or $4.499 per Unit including one Pre-Funded Warrant in lieu of one share of common stock), would increase (decrease) cash and cash equivalents, working capital, total assets, and total stockholders’ (deficit) equity by $1,080,000, assuming that the number of Units offered by us, as set forth on the cover page of this Prospectus remains the same, after deducting the estimated underwriting discounts and commissions.

The above discussion and table are based on 269,124 shares outstanding as of September 30, 2023, do not include, as of that date:

●	shares of common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock and, if any, Series B Convertible Preferred Stock;

●	exercise of the Warrants;

●	exercise of the Pre-Funded Warrants; and

●	exercise of the Underwriter Warrants.

As of January 19, 2024 we are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share, of which 286,343 shares of common stock were issued and outstanding. We are also authorized to issue 337,500 shares of preferred stock, of which (a) 150,000 shares are designated Series A Preferred Stock, par value $0.001 per share, of which 149,892 shares were issued and outstanding; and (b) 80,000 shares are designated Series B Preferred Stock, par value $10.00 per share, none of which were issued and outstanding.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the three and nine months ended September 30, 2023 and for the years ended 2022 and 2021 should be read in conjunction with our consolidated historical financial statements for those periods, and the notes to those financial statements that are included elsewhere in this Registration Statement. The statements in this discussion regarding expectations of our future performance, liquidity and capital resources and other non-historical statements are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk factors” and “Cautionary note regarding forward-looking statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Overview

We provide data security and privacy management solutions across the enterprise and in the cloud. With over 10,000 customers, we provide the visibility and control needed to protect data at scale, regardless of format, location, or consumer, and to facilitate compliance with fast-changing global data privacy requirements. Our customers include established leaders and up-and-coming businesses spanning the private and public/government sectors across diverse industries and fields, including financial services, healthcare, manufacturing, retail, technology, and telecommunications. We also provide threat detection, brand protection and email phishing, spam and virus solutions for some of the world’s largest security providers, managed service providers, e-gaming and media and ecommerce vendors on an Original Equipment Manufacturer (OEM) basis.

The mounting ransomware landscape and other threats to data have accelerated the rate at which businesses are adopting data security solutions and we believe that our portfolio of data security and privacy products provides a comprehensive solution set that we believe positions us to capitalize on that increased adoption rate and to establish our products as new data privacy and security standards. Our offerings are anchored in reliable and comprehensive privacy management and equip organizations with a seamless approach to safeguard data, protect against attacks, and otherwise mitigate the most critical risks.

Sector-specific US laws, state-level legislation, and outside-the-United States (OUS) regulations are confounding enterprises of all sizes for whom safeguarding and stewarding data is key, but for whom becoming specialists in privacy and security is not an element of their strategic roadmap. For many of these enterprises, we can bridge the gap between their need to protect data and their need to use their resources to grow their core business by offering turnkey solutions and related counseling and technical support to offset risks from data breaches and security incidents of various types. We provide products and services for the marketplace that are designed to protect data that is stored in the cloud, on-premises, and in hybrid cloud/on-premises environments, and data that is transmitted throughout the enterprise, including but not limited to by remote employees. Our suite of security products focuses on protecting sensitive files and email, confidential customer, patient and employee data, financial records, strategic and product plans, intellectual property and other proprietary information, allowing our customers to create, share, and protect their sensitive data wherever it is stored and however it is used.

We deliver solutions and capabilities that businesses can use in conjunction with their use of established cloud vendors such as Microsoft® Azure, Google® Cloud Platform (GCP), and Amazon® Web Services (AWS), as well as with on-premises databases and database applications and with virtualization platforms, such as those hosted or configured using VMWare®, Citrix®, and Oracle® products.

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We sell or plan to sell substantially all of our products and services through a sales model that combines the leverage of a channel sales model or direct account management, thereby providing us with opportunities to grow our current customer base and deliver our value proposition for data privacy and security. We endeavor to use subscription models to license products and services, commonly for a paid in-advance, multiyear term that is auto-renewing. We also make use of channel partners, distributors, and resellers which sell to end-users of the products and services. This approach allows us to maintain close relationships with our customers and benefit from the global reach of our partners. Additionally, we are enhancing our product offerings and go-to-market strategy by establishing technology alliances within the IT infrastructure and security vendor ecosystem. Our sales and marketing focus for new organic growth is on organizations with 500 or more users who are adopting cloud services and can make larger purchases with us over time and have a greater potential lifetime value.

We continue to onboard to cloud-native technology adoption portals such as the Microsoft® Azure Marketplace and the Amazon® AWS Marketplace. Vendors may offer incentives to us as a software and services provider to onboard and market via their marketplace portals.

We strive to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our customers.

As cloud adoption continues to accelerate, data privacy requirements get more complex, and data security becomes more challenging, we believe we are well positioned to capture more market share, continue to lead in strategic data security technology development, and prepare organizations for the next epoch in IT data privacy services.

Our Products

Each of our major product lines provides features and functionality which we believe enable our customers to optimally secure their data. The products are modular, giving our customers the flexibility to select what they require for their business needs and the flexibility to expand their usage simply by adding a license. We currently offer the following products and services:

●

Cyren® Threat Intelligence Service (TIS), a well-established offering in emerging and active threats occurring around the world. With large, velocity-based data sets, TIS provides unique data products for some of the world’s leading security, response, software and service providers. Capabilities delivered within the Threat Intelligence suite include:

○	Email Security Engine, protects against phishing, malware, and inbound and outbound spam. Our industry-leading detection provides real-time blocking of email threats and abuse in any language or format with virtually no false positives.

○	Threat InDepth, receives early threat information with real-time technical threat intelligence feeds of emerging malware and phishing threats.

○	Web Security Engine, an AI-driven tool that makes decisions aided by advanced heuristics and 24×7 analysts; covers 82 threat categories, including web threats such as phishing, fraud. Malware integration options include an SDK, cloud API, daemon, and container.

○	Malware Detection, a feature with approximately 100 mini engines that scan unique objects within a file, unpack files and defeat obfuscation used by malware authors. This tool spots threats with heuristic analysis, advanced emulation, and intelligent signatures.

○	Hybrid Analyzer, a feature that combines static malware analysis and advanced emulation technology that quickly uncovers behaviors without executing files. File properties and behaviors are scored to indicate likelihood of maliciousness. Equally effective in connected and air-gapped environments.

●	Cyren Inbox Security for Microsoft 365, a powerful, automated incident response that removes 97% of attacks from all affected mailboxes, which we believe saves security teams thousands of hours each year. Automatically combines similar incidents into a single case and removes threats from every mailbox. Prevents user access to malicious links and attachments, which we believe reduces email incident response costs by approximately 91%.

●	Data443® Ransomware Recovery Manager (also known as SmartShield™), a unique offering designed to recover a workstation immediately upon infection to the last known business-operable state, without requiring any end user or IT administrator intervention.

●	Data443® Data Identification Manager (also known as ClassiDocs® and FileFacets®), our data classification and governance technology, which supports CCPA (California), LGPD (Brazil) and GDPR (Europe) compliance in a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content searching of structured and unstructured data within corporate networks, servers, content management systems, email, desktops, and laptops.

●	Data443® Data Archive Manager (also known as ArcMail®), a simple, secure, and cost-effective enterprise data retention management and archiving.

●	Data443® Sensitive Content Manager (also known as ARALOC®), a secure, cloud-based platform for managing, protecting and distributing digital content to desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from accidental leakage or intentional misappropriation - without impeding all other authorized users of the content and other stakeholder from collaborating.

●	Data443® Data Placement Manager (also known as DATAEXPRESS®), a data transport, transformation, and delivery product trusted by leading financial organizations worldwide.

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●	Data443® Access Control Manager (also known as “Resilient Access”), enables fine-grained access controls across a wide variety of platforms at scale for internal client systems and commercial public cloud platforms like Salesforce®, Box.Net, Google® G Suite, Microsoft® OneDrive, and others.

●	Data443® Blockchain Protection Manager (also known as ClassiDocs® for Blockchain), provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks.

●	Data443® Global Privacy Manager, the privacy compliance and consumer loss mitigation platform which is integrated with Data443® Data Identification Manager to do the delivery portions of GDPR and CCPA as well as process privacy-related requests under such laws, and therefore enables customers to manage the full range of privacy-law driven requirements, such as responding to permitted consumer demands for access or removal, as well as to remediate issues and monitor and report on status and compliance.

●	Data443® IntellyWP, products for enhancing the user experience for the world’s largest content management platform, WordPress.

●	Data443® Chat History Scanner, which scans chat messages for compliance, security, personally identifiable information (PII), personal information (PI), payment card industry (PCI) information as well as any custom keywords selected by the customer, and which can be used with third party platforms such as the Zoom Video Communications, Inc. video conferencing platform.

●	Data443® - GDPR Framework, CCPA Framework, and LGPD Framework WordPress® Plugins, which help organizations of all sizes comply with Europe, California and Brazil privacy rules and regulations and are currently used by over 30,000 active site owners. We offer the plugins with a “freemium” business model, i.e., basic features at no cost and additional or more advanced features at a premium.

Outlook

Our objective is to further integrate our suite of data security, ransomware protection, and privacy products and offer the products alone or in combination to enterprise customers directly and via our partner channels. We aim to position our products to meet the challenges our customers face - data privacy concerns grow in lockstep with security breaches, the need to continually expand data storage, and to meet telework, telehealth, and remote learning requirements.

We have relied on and expect to continue to benefit from strategic acquisitions of products, talent, and an established customer base to contribute to our long-term growth objectives.

Key elements of our growth strategy may be summarized as follows:

Acquisitions. We intend to aggressively pursue acquisitions of other cybersecurity software and service providers focused on the data security sector. We target companies with a developed and/or steady client base, as well as companies with offerings that complement our existing suite of products.

Research & Development; Innovation. We intend to increase our spending on research and development to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our clients.

Grow Our Customer Base. We believe the continued challenges businesses face in managing their enterprise data and the ever-evolving landscape of cybersecurity threats will keep the demand high for the type of products and services we offer. We intend to capitalize on this demand by continually developing and curating a collection of products and services that are attractive and relevant to both our established revenue base and to new customers.

Expand Our Sales Capacity. We believe that continuing to expand our sales force will be essential to achieving our expansion and growth. We intend to expand our sales capacity by adding sales and marketing employees, with heavy focus on customer success and leveraging our existing customer relationships.

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Management’s Plans

Our plan is to continue to grow our business through strategic acquisitions, and then expand selling across our subsidiaries and affiliated companies. During the next twelve months, we anticipate incurring costs related to (i) filing of Exchange Act reports; and (ii) operating our businesses. We will require additional operating capital to maintain and continue operations. We will need to raise additional capital through debt or equity financing, and there is no assurance we will be able to raise the necessary capital.

While we primarily report income based on recognized and deferred revenue, another measurement internally for the business is booked revenues. Management uses this measure to track numerous indicators such as: contract value growth; initial contract value per customer; and certain other values that change quarter-over-quarter. These results may also be subject to, and impacted by, sales compensation plans, internal performance objectives, and other activities. We continue to increase revenue from our existing operations. We generally recognize revenue from customers ratably over the terms of their subscription, which is generally one year at a time. As a result, a substantial portion of the revenue we report in each period is attributable to the recognition of deferred revenue relating to agreements that we executed during previous periods. Consequently, any increase or decline in new sales or renewals in any one period will not be immediately reflected in our revenue for that period. Any such change, however, would affect our revenue in future periods. Accordingly, the effect of downturns or upturns in new sales and potential changes in our rate of renewals may not be fully reflected in our results of operations until future periods.

Recent Developments

On May 11, 2023, we entered into an agreement to purchase certain assets with the Appointed Receiver for the Assets of Cyren Ltd (the “Receiver”), which was subsequently amended on December 12, 2023 (as amended, the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Receiver sold, transferred, assigned, conveyed and delivered to us, and we purchased from Receiver, all right, title, and interest in and to certain assets in the Purchase Agreement (the “Assets”). In exchange for the Assets, we will pay (i) $430,000 payable in cash, (ii) shares of our Common Stock equivalent to $2,000,000 and (iii) $1,100,000 in the form of an earn out payment, as further described in the Purchase Agreement. As of the filing of this prospectus, the transaction has not yet closed. On December 15, 2023, we made final payment for the Assets to be purchased under the Purchase Agreement, such that we now have all right, title and interest in and to the Assets.

Results of Operations for the Three and Nine Months Ended September 30, 2023 Compared to the Three and Nine Months Ended September 30, 2022

Operations for the three months ended September 30, 2023 and 2022

	Three Months Ended
	September 30		Change
	2023	2022	$	%
Revenue	$693,835	$916,172	$(222,337)	(24)%
Cost of revenue	190,425	104,322	86,103	83%
Gross Profit	503,410	811,850	(308,440)	(38)%
Gross Profit Percentage	73%	89%

Operating expense	1,505,454	1,598,513	(93,059)	(6)%
Other income (expense)	(977,632)	(796,057)	(181,575)	23%
Net loss	$(1,979,676)	$(1,582,720)	$(396,956)	25%

Revenue

The decrease in revenue has partially resulted from some sales that were originally forecasted for the third quarter of 2023 being pulled forward to the first and second quarter of 2023. In addition, two of our larger customers opted for annual renewals instead of a multi-year, paid-up-front renewals. We have restarted several of our lead generation and funnel movement activities throughout the third quarter of 2023. Our existing customers continue to evaluate our offerings for multiple products at a time, rather than singular use cases, which continues to build on organic growth from our customers that come from our acquisitions.

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Cost of Revenue

Cost of revenue consists of direct expenses, such as labor, shipping, and supplies. The increase in cost of revenue in part is due to the rise in inflation for products and services. We also incurred additional software and contractor costs related to new business activities.

Operating Expenses

For the three months ended September 30, 2023 and 2022 our operating expenses were as follows:

	Three Months Ended
	September 30,		Change
	2023	2022	$	%

General and administrative	$1,471,024	$1,557,584	$(86,560)	(6)%
Sales and marketing	34,430	40,929	(6,499)	(16)%
Total operating expenses	$1,505,454	$1,598,513	$(93,059)	(6)%

General and Administrative Expenses

The general and administrative expenses primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, product enhancements, audit and review fees, filing fees, professional fees, and other expenses related to SEC reporting, including the re-classification of sales-related management expenses, in connection with the projected growth of our business. Additionally, we continue to incur specific one-time costs in relation to our planned Nasdaq Capital Markets uplist, additional financing activities and related functions. The decrease in general and administrative expense was primarily due to an increase in cost cutting measures.

Sales and Marketing Expenses

The sales and marketing expenses primarily consisted of continuing to shift our sales operation toward an inbound model, continued high focus on renewals and customer success operations and previously reported expenses, which are, primarily management costs, reclassified to general and administrative expenses.

Other income (expense)

Other expenses for the three months ended September 30, 2023 consisted primarily of interest. Other expenses for September 30, 2022 consisted of interest expense and loss on change in fair value of derivative. The increase in other expenses was primarily due to a increase in interest expense.

Net Income

Net loss increased 25% from $1,582,720 for the three months ended September 30, 2022 to net loss of $1,979,676 for the three months ended September 30, 2023. The net income was mainly derived from an operating loss of $1,002,044, and interest expense of $983,100. The net loss for the three months ended September 30, 2022 was mainly derived from an operating loss of $786,663, and interest expense of $796,057. The increase in net loss was primarily due to the decrease in recognized revenue and an increase in interest expense.

Operations for the nine months ended September 30, 2023 and 2022

	Nine Months Ended
	September 30,		Change
	2023	2022	$	%
Revenue	$2,692,681	$2,279,677	$413,004	18%
Cost of revenue	644,288	382,594	261,694	68%
Gross Profit	2,048,393	1,897,083	151,310	8%
Gross Profit Percentage	76%	83%

Operating expense	4,638,315	4,868,325	(230,010)	(5)%
Other income (expense)	(38,107)	(2,891,009)	2,852,902	99%
Net loss	$(2,628,029)	$(5,862,251)	$3,234,222	(55)%

Revenue

Revenues increased 18% from $2,279,677 for the nine months ended September 30, 2022 to $2,692,681 for the nine months ended September 30, 2023. The increase in revenues was driven by existing customer organic growth customers, new customer acquisitions and our high renewal rate.

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Cost of Revenue

Cost of revenue consists of direct expenses, such as sales commission, shipping, and supplies. The increase in cost of revenue was primarily due to an increase in one-time costs, including sales commissions for some larger deal closings and customer outreach.

Operating Expenses

Nine months ended September 30, 2023 and 2022

	Nine Months Ended
	September 30,		Change
	2023	2022	$	%

General and administrative	$4,507,332	$4,647,366	$(140,034)	(3)%
Sales and marketing	130,983	220,959	(89,976)	(41)%
Total operating expenses	$4,638,315	$4,868,325	$(230,010)	(5)%

General and Administrative Expenses

The general and administrative expenses primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, product enhancements, audit and review fees, filing fees, professional fees, and other expenses related to SEC reporting, including the re-classification of sales-related management expenses, in connection with the projected growth of our business. Additionally, we continue to incur specific costs in relation to our planned uplist to the Nasdaq Capital Markets, additional financing activities and related functions. The decrease in general and administrative expense was primarily due to a decrease in professional services fees related to uplist activities, decreased overhead costs associated with our continued public OTC Pink Market listing, and acquisition-related costs.

Sales and Marketing Expenses

The sales and marketing expenses primarily consisted of continuing to shift our sales operation toward an inbound model, continued high focus on renewals and customer success operations and previously reported expenses, primarily management costs, reclassified to general and administrative expenses. The decrease in sales and marketing expense was primarily due to not having dedicated sales and marketing staff to drive efforts expenses.

Other income (expense)

Other income (expenses) for the nine months ended September 30, 2023 consisted primarily of interest expense and an forgiveness of debt on note payable of $4,724,299. Other expenses for the nine months ended September 30, 2022 consisted of interest expense and loss on change in fair value of derivative. The decrease in other expenses was primarily due to a decrease in interest expense and the forgiveness of debt.

Net Loss

Net loss decreased 55% from $5,862,251 for the nine months ended September 30, 2022 to $2,628,029 for the nine months ended September 30, 2023. The net loss was mainly derived from an operating loss of $2,589,922 and interest expense of $4,947,656 and settlement of debt of $4,909,549. The net loss for the nine months ended September 30, 2022 was mainly derived from an operating loss of $2,971,242, and interest expense of $2,833,126.

Accumulated Losses

We had a net operating loss carryfowards of approximately $6 million from prior operations in 2017, before our current President and Chief Executive Officer acquired a controlling interest in us. Subsequent to this and through September 30, 2023, we have relied on convertible notes and other debt instruments that may contain unfavorable discounts, origination fees, and have embedded conversion features that are subject to derivative treatment for accounting purposes. Due primarily to this treatment of convertible notes, debt and related derivative accounting, since 2017, we have accumulated deficits of approximately $14.1 million due to derivative valuations and $15.5 million expensed for interest and amortization of debt discounts for financing and other origination fees.

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Liquidity and Capital Resources

Working Capital

The following table provides selected financial data about our company as of September 30, 2023 and December 31, 2022, respectively.

	September 30,	December 31,	Change
	2023	2022	$	%
Current assets	$688,503	$124,894	$563,609	451%
Current liabilities	$11,203,841	$8,604,066	$2,599,775	30%
Working capital deficiency	$(10,515,338)	$(8,479,172)	$(2,036,166)	(24)%

We require cash to fund our operating expenses and working capital requirements, including outlays for capital expenditures. As of September 30, 2023, we had cash balance of $4,890 and our principal sources of liquidity were trade accounts receivable of $35,623, and prepaid expenses and other current assets of $647,990, as compared to cash of $1,712 trade accounts receivable of $31,978, and prepaid expenses and other current assets of $91,204 as of December 31, 2022.

During the last three years, and through the date of this Prospectus, we have faced an increasingly challenging liquidity situation that has limited our ability to execute our operating plan. We will need to obtain capital to continue operations. There is no assurance that we will be able to secure such funding on acceptable terms. During the nine months ended September 30, 2023, we reported a loss from operations of $2,589,922.

As of September 30, 2023, we had assets of cash in the amount of $4,890 and other current assets in the amount of $683,613. As of September 30, 2023, we had current liabilities of $11,203,841. Our accumulated deficit as of September 30, 2023 was $54,040,157.

As of December 31, 2022, we had assets of cash in the amount of $1,712 and other current assets in the amount of $123,182. As of December 31, 2022, we had current liabilities of $8,604,066. Our accumulated deficit as of December 31, 2022 was $51,412,128.

The revenues generated from our current operations will not be sufficient to fund our planned growth. We will require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. Unless we can attract additional investment, our operating as a going concern is in doubt.

We are now obligated to file annual, quarterly and current reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. In order to meet the needs to comply with the requirements of the Exchange Act, we will need investment of capital.

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Management has determined that additional capital will be required in the form of equity or debt securities. There is no assurance that management will be able to raise capital on terms acceptable to us, or at all.

If we are unable to obtain sufficient amounts of additional capital, we may have to cease filing the required reports and cease operations completely. If we obtain additional funds by selling any of our equity securities or by issuing Common Stock to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the Common Stock.

Debt-to-Equity Conversions

We are currently in discussions with several of our noteholders to convert their currently held debt into equity. These exchanges are necessary in order to meeting Nasdaq’s initial listing requirements, and will occur either prior to or concurrently with our listing on Nasdaq. We currently expect that such exchanges would have the effect of converting approximately $10,432,000 of our current debt into approximately 3,477,333 our common stock concurrent with the pricing of this offering, at an average conversion price of $3.00. There is no guarantee that these exchanges will occur at the currently-expected prices, and the exchanges will have a significantly dilutive effect, which may have a material adverse impact on your investment.

Cash Flow

	Nine Months Ended
	September 30,
	2023	2022	Change
Cash provided by (used in) operating activities	$520,787	$(284,919)	$805,706
Cash used in investing activities	$(285,523)	$(548,839)	$(263,316)
Cash provided by (used in) financing activities	$(232,086)	$(142,190)	$(89,896)
Cash on hand	$4,890	$228,985	$(224,095)

Operating Activities

During the nine months ended September 30, 2023, we used $520,787 in operating activities, compared to $284,919 used by during the nine months ended September 30, 2022.

Investing Activities

During the nine months ended September 30, 2023, we used funds in investing activities of $285,523 to acquire property and equipment and advance payment for acquisition. During the nine months ended September 30, 2022, we used funds in investing activities of $548,839 to acquire property and equipment.

Financing Activities

During the nine months ended September 30, 2023, we (i) raised $1,067,631 from issuance of convertible debt; (ii) received proceeds from a related party of $318,447; and (iii) repaid of convertible note payable of $294,868; (iv) repaid of $1,252,955 on notes payable; and (v) repaid to a related party of $60,000. For September 30, 2023 we had net cash outflows for financing activities of $232,086. By comparison, during the nine months ended September 30, 2022, we (i) raised $75,000 through the issuance of Series B Preferred Stock; (ii) raised $1,257,800 from issuance of convertible debt; (iii) received proceeds from related party of $224,778, (iv) $829,000 from issuance of Common Stock; and (v) $2,516,912 from issuance of notes payable; offset in part through redemption of Series B Preferred Stock of $487,730; (vi) repayment of convertible note payable of $895,783; (vii) repayment of $3,430,411 on notes payable; (viii) repayment to related party of $174,431 and, (ix) $57,325 of finance lease payments.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

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Results of Operations for the Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021

Operations for the year ended December 31, 2022 and 2021

	Years Ended
	December 31,
	2022	2021	Change	%
Revenue	2,627,123	3,609,494	(982,371)	(27)%
Cost of revenue	518,843	546,888	$(28,045)	(5)%
Gross Profit	2,108,280	3,062,606	(954,326)	(31)%
Gross Profit Percentage	80%	85%	(7)%	(5)%

Operating expense	5,784,408	5,699,845	(84,563)	(1)%
Other expense	(6,037,339)	(3,837,915)	(2,199,424)	(57)%
Net loss	(9,713,467)	(6,475,154)	(3,238,313)	(50)%

Revenue

The decrease in revenue in part is due to our ongoing shift for some products from one-time sales perpetual licenses with annual maintenance contracts (also referred to as perpetual license “renewals”) to time-based subscriptions with multiyear upfront payments; this shift resulted in fewer customers paying for subscriptions or renewals in the year. We also believe customers and prospective customers were reluctant to consider deals regarding new business opportunities due to concerns based on economic uncertainty and other global events. However, we continue to see organic growth in increased consumption of our services that contain storage or volume components, matching our expectations and as is reflected in our continuing Annual Recurring Revenue (“ARR’) growth.

Cost of revenue

Cost of revenue consists of direct expenses, such as labor, shipping, and supplies. The slight decrease in cost of revenue was due to managing spending on software and non-essential technology.

Operating Expenses

Years ended December 31, 2022 and 2021

	Years Ended
	December 31,
	2022	2021	Change	%
Operating expenses
General and administrative	5,552,936	5,433,113	(119,823)	(2)%
Sales and marketing	231,472	266,732	35,260	13%
Total operating expenses	5,784,408	5,699,845	(84,563)	(1)%

General and Administrative Expenses

The general and administrative expenses primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, product enhancements, audit and review fees, filing fees, professional fees, and other expenses related to SEC reporting, including the re-classification of sales-related management expenses, in connection with the projected growth of our business. Additionally, we continue to incur specific one-time costs in relation to our planned Nasdaq Capital Markets uplist, additional financing activities and related functions. The increase in general and administrative expense was primarily due to an increase in professional service fees.

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Sales and Marketing Expenses

The sales and marketing expenses primarily consisted of continuing to shift our sales operation toward an inbound model, continued high focus on maintaining our existing customer base and customer success operations and previously reported expenses, primarily management costs, reclassified to general and administrative expenses. The decrease in sales and marketing expense was primarily due to a decrease in trade show events, related travel and marketing expenses.

Other income (expense)

Other expenses for the year ended December 31, 2022 consisted primarily of interest expense. Other expenses for the year ended December 31, 2022 consisted of interest expense and loss on change in fair value of derivative. The increase in other expenses was primarily due to an increase in interest expense. Other expense for the year ended December 31, 2021 consisted of non-dilutional significant short-term interest expense, loss on change in fair value of derivative, and gain on settlement of debt.

Net Loss

The net loss for the year ended December 31, 2022 was mainly derived from an operating loss of $3,676,128, and interest expense of $5,979,456 and loss on change in fair value of derivative liability of $57,883. The net loss for the year ended December 31, 2021 was mainly derived from an operating loss of $2,637,239, and interest expense of $3,334,413 and loss on change in fair value of derivative liability of $614,658.

Cash Flow for the Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021

Liquidity and Capital Resources

Working Capital

The following table provides selected financial data about us as of December 31, 2022 and 2021, respectively.

	December 31,	December 31,
	2022	2021	Change	%
Current assets	$2,851,082	$1,297,304	$1,553,778	120%
Current liabilities	$8,604,066	$4,502,937	$(4,101,129)	(91)%
Working capital deficiency	$(5,752,984)	$(3,205,633)	$(2,547,351)	(79)%

We require cash to fund our operating expenses and working capital requirements, including outlays for capital expenditures. As of December 31, 2022, our principal sources of liquidity were cash of $1,712, trade accounts receivable of $31,978 and prepaid and other current assets of $91,204, as compared to cash of $1,204,933 and trade accounts receivable of $21,569 and prepaid and other current assets of $70,802 as of December 31, 2021.

During the last two years, and through the date of this Prospectus, we have faced an increasingly challenging liquidity situation that has limited our ability to execute our operating plan. We will need to obtain capital to continue operations. There is no assurance that we will be able to secure such funding on acceptable terms. During the year ended December 31, 2022 and 2021, we reported a loss from operations of $3,676,128, and $2,637,239, respectively, and had negative cash flows used in operating activities of $1,252,650 and $855,540, respectively, for the same periods.

As of December 31, 2022, we had assets of cash in the amount of $1,712 and other current assets in the amount of $2,849,370. As of December 31, 2022, we had current liabilities of $8,604,066. We accumulated deficit as of December 31, 2022 of $51,412,128.

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As of December 31, 2021, we had assets of cash in the amount of $1,204,933 and other current assets in the amount of $92,371. As of December 31, 2021, we had current liabilities of $4,502,937. Our accumulated deficit as of December 31, 2021 was $42,033,887.

The revenues, if any, generated from our acquisitions alone will not be sufficient to fund our operations or planned growth. We will require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. Unless we can attract additional investment, our future operating as a going concern is in serious doubt.

We are now obligated to file annual, quarterly and current reports with the SEC pursuant to the Exchange Act. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. In order to meet the needs to comply with the requirements of the Exchange Act, we will need an investment of capital.

Management has determined that additional capital will be required in the form of equity or debt securities. There is no assurance that management will be able to raise capital on terms acceptable to us.

If we are unable to obtain sufficient amounts of additional capital, we may have to cease filing the required reports and cease operations completely. If we obtain additional funds by selling any of our equity securities or by issuing Common Stock to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the Common Stock.

Cash Flow

	Years Ended
	December 31,
	2022	2021	Change
Cash used in operating activities	$(1,252,650)	$(855,540)	$(397,110)
Cash used in investing activities	$(561,128)	$(138,331)	$(422,797)
Cash provided by financing activities	$610,557	$2,140,021	$(1,1529,464)
Cash on hand	$1,712	$1,204,933	$(1,203,221)

Operating Activities

During the year ended December 31, 2022, we used $1,252,650 in operating activities, compared to $855,540 during the year ended December 31, 2021. The increase in cash used in operating activities was primarily due to a decrease in operating liabilities.

Investing Activities

During the year ended December 31, 2022, we used funds in investing activities of $561,128 to acquire intellectual property and to acquire property and equipment. During the year ended December 31, 2021, we used funds in investing activities of $138,331 to acquire property and equipment.

Financing Activities

During the year ended December 31, 2022, we raised $931,000 through the issuance of Common stock; $75,000 through the issuance of Series B Preferred Stock; $2,027,570 from the issuance of convertible debt; $3,458,247 from the issuance of notes payable; and, $299,280 from a loan from a related party, offset in part through the redemption of Series B Preferred Stock of $487,730; repayment of convertible note payable of $771,718; repayment of $4,408,240 on notes payable; repayment to a related party of $434,584 and, $78,268 of capital lease payments. By comparison, during the year ended December 31, 2021, we raised $846,801 through the issuance of Common stock; $525,000 through the issuance of Series B Preferred Stock; $1,482,000 from the issuance of convertible debt; $4,377,226 from the issuance of notes payable; and, $366,943 from a loan from a related party, offset in part through the redemption of Series B Preferred Stock of $63,999; repayment of convertible note payable of $45,000; repayment of $4,577,578 on notes payable; repayment to a related party of $680,807, and $90,565 of capital lease payments.

We depend upon receiving capital investment or other financing to fund our ongoing operations and execute our business plan. In addition, we are dependent upon our controlling stockholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

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Off-Balance Sheet Arrangements

As of September 30, 2023, we did not have any off-balance sheet arrangements.

Critical Accounting Policies

Critical Accounting Policies and Significant Judgments and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of income and expense during the reporting periods presented.

Our critical estimates include revenue recognition and intangible assets. Although we believe that these estimates are reasonable, actual results could differ from those estimates given a change in conditions or assumptions that have been consistently applied. We also have other policies that we consider key accounting policies, such as our policy for revenue recognition, however, the application of these policies does not require us to make significant estimates or judgments that are difficult or subjective.

The critical accounting policies used by management and the methodology for its estimates and assumptions are as follows:

Convertible Financial Instruments

We bifurcate conversion options from their host instruments and accounts for them as free standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

When we have determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying Common Stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Beneficial Conversion Feature

The issuance of the convertible debt described in Note 9, below, generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. We recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of Common Stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of Common Stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital). The discount is amortized to interest expense over the term of the convertible debt.

Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date. For non-employees, as per ASU No. 2018-7, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Stock-Based Payment Accounting, remeasurement is not required. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by us in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash. Also, refer to Note 1 – Summary of Significant Accounting Policies, in the consolidated financial statements that are included in this prospectus.

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BUSINESS

We are a corporation organized under the laws of the State of Nevada and have a wholly-owned subsidiary corporation with the same name organized under the laws of the State of North Carolina. We were incorporated as Landstar, Inc. on May 4, 1998. On October 15, 2019, we changed our name with the Secretary of State of Nevada from Landstar, Inc. to Data443 Risk Mitigation, Inc.

Business Overview

We provide data security and privacy management solutions across the enterprise and in the cloud. Trusted by over 10,000 customers, we provide the visibility and control needed to protect data at scale, regardless of format, location, or consumer, and to facilitate compliance with fast-changing global data privacy requirements. Our customers include established leaders and up-and-coming businesses spanning the private and public/government sectors across diverse industries and fields, including financial services, healthcare, manufacturing, retail, technology, and telecommunications.

The mounting ransomware landscape as well as other threats to data have accelerated the rate at which businesses are adopting data security solutions and we believe that our portfolio of data security and privacy products provides an encompassing solution set such that we are well positioned to capitalize on that increased adoption rate and establish our products as new data privacy and security standards. Our offerings are anchored in reliable and comprehensive privacy management and equip organizations with a seamless approach to safeguard data, protect against attacks, and otherwise mitigate the most critical risks.

Sector-specific US laws, state-level legislation, and outside-the-United States (OUS) regulations are confounding enterprises of all sizes for whom safeguarding and stewarding data is key, but for whom becoming specialists in privacy and security is not an element of their strategic roadmap. For many of these enterprises, we can bridge the gap between their need to protect data and their need to use their resources to grow their core business by offering turnkey solutions and related counseling and technical support to offset risks from data breaches and security incidents of various types. We provide products and services for the marketplace that are designed to protect data that is stored in the cloud, on-premises, and in hybrid cloud/on-premises environments, and data that is transmitted throughout the enterprise, including but not limited to by remote employees. Our suite of security products focuses on protecting sensitive files and email, confidential customer, patient and employee data, financial records, strategic and product plans, intellectual property and other proprietary information, allowing our customers to create, share, and protect their sensitive data wherever it is stored and however it is used.

We deliver solutions and capabilities that businesses can use in conjunction with their use of established cloud vendors such as Microsoft® Azure, Google® Cloud Platform (GCP), and Amazon® Web Services (AWS), as well as with on-premises databases and database applications and with virtualization platforms, such as those hosted or configured using VMWare®, Citrix®, and Oracle® products.

We sell or plan to sell substantially all our products and services through a sales model that combines the leverage of a channel sales model or direct account management, thereby providing us with opportunities to grow our current customer base and deliver our value proposition for data privacy and security. We endeavor to use subscription models to license products and services, commonly for a paid-in-advance, multiyear term that is auto-renewing. We also make use of channel partners, distributors, and resellers which sell to end-users of the products and services. This approach allows us to maintain close relationships with our customers and benefit from the global reach of our partners. Additionally, we are enhancing our product offerings and go-to-market strategy by establishing technology alliances within the IT infrastructure and security vendor ecosystem. Our sales and marketing focus for new organic growth is on organizations with 500 or more users who are adopting cloud services and can make larger purchases with us over time and have a greater potential lifetime value.

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We continue to onboard to cloud-native technology adoption portals such as the Microsoft® Azure Marketplace and the Amazon® AWS Marketplace. Vendors may offer incentives to us as a software and services provider to onboard and market via their marketplace portals.

We strive to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our customers.

As cloud adoption continues to accelerate, data privacy requirements get more complex, and data security becomes more challenging, we believe that Data443 is well positioned to capture more market share, continue to lead in strategic data security technology development, and prepare organizations for the next epoch in IT data privacy services.

Size of Our Market Opportunity

By 2024, according to a study from Gartner, Inc., it is expected that 30% of enterprises will have adopted data security platforms, up from less than 5% in 2019. Gartner, Inc. also stated in another report titled “Predicts 2022: Consolidated Security Platforms Are The Future” that customers are working on vendor consolidation strategies aggressively in addition to expecting a portfolio or stack approach to their purchasing requirements.

We expect that current market conditions, recent data thefts, ransomware shutdowns and continued variability in the worldwide worker and retail marketplace will continue to position our product line front and center for many strategic IT and critical board-level opportunities with customers.

The competitive marketplace continues to consolidate via buyouts, take-private transactions and large ‘unicorn’ competitors being acquired prior to their initial public offerings. We believe that these changes in ownership, closure of product lines and general turmoil in certain product segments represent opportunities for us.

We believe that the functionalities offered by our programs and services position us to benefit from this growing market. Furthermore, as we continue to grow our business, we believe that we may have opportunities to expand into collateral growing markets, such IT operations management, storage management and data integration.

Our Products

Each of our major product lines provides features and functionality which we believe enable our customers to optimally secure their data. The products are modular, giving our customers the flexibility to select what they require for their business needs and the flexibility to expand their usage simply by adding a license. We currently offer the following products and services:

●	Cyren® Threat Intelligence Service (TIS), a well-established offering in emerging and active threats occurring around the world. With large, velocity-based data sets, TIS provides unique data products for some of the world’s leading security, response, software and service providers. Capabilities delivered within the Threat Intelligence suite include:

○	Email Security Engine, protects against phishing, malware, and inbound and outbound spam. Our industry-leading detection provides real-time blocking of email threats and abuse in any language or format with virtually no false positives.

○	Threat InDepth, receives early threat information with real-time technical threat intelligence feeds of emerging malware and phishing threats.

○	Web Security Engine, an AI-driven tool that makes decisions aided by advanced heuristics and 24×7 analysts; covers 82 threat categories, including web threats such as phishing, fraud. Malware integration options include an SDK, cloud API, daemon, and container.

○	Malware Detection, a feature with approximately 100 mini engines that scan unique objects within a file, unpack files and defeat obfuscation used by malware authors. This tool spots threats with heuristic analysis, advanced emulation, and intelligent signatures.

○	Hybrid Analyzer, a feature that combines static malware analysis and advanced emulation technology that quickly uncovers behaviors without executing files. File properties and behaviors are scored to indicate likelihood of maliciousness. Equally effective in connected and air-gapped environments.

●	Cyren Inbox Security for Microsoft 365, a powerful, automated incident response that removes 97% of attacks from all affected mailboxes, which we believe saves security teams thousands of hours each year. Automatically combines similar incidents into a single case and removes threats from every mailbox. Prevents user access to malicious links and attachments, which we believe reduces email incident response costs by approximately 91%.

●

Data443® Ransomware Recovery Manager (also known as SmartShield™), a unique offering designed to recover a workstation immediately upon infection to the last known business-operable state, without requiring any end user or IT administrator intervention.

●

Data443® Data Identification Manager (also known as ClassiDocs® and FileFacets®), our data classification and governance technology, which supports CCPA (California), LGPD (Brazil) and GDPR (Europe) compliance in a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content searching of structured and unstructured data within corporate networks, servers, content management systems, email, desktops, and laptops.

●	Data443® Data Archive Manager (also known as ArcMail®), a simple, secure, and cost-effective enterprise data retention management and archiving.

●	Data443® Sensitive Content Manager (also known as ARALOC®), a secure, cloud-based platform for managing, protecting and distributing digital content to desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from accidental leakage or intentional misappropriation - without impeding all other authorized users of the content and other stakeholder from collaborating.

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●	Data443® Data Placement Manager (also known as DATAEXPRESS®), a data transport, transformation, and delivery product trusted by leading financial organizations worldwide.

●	Data443® Access Control Manager (also known as “Resilient Access”), enables fine-grained access controls across a wide variety of platforms at scale for internal client systems and commercial public cloud platforms like Salesforce®, Box.Net, Google® G Suite, Microsoft® OneDrive, and others.

●	Data443® Blockchain Protection Manager (also known as ClassiDocs® for Blockchain), provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks.

●	Data443® Global Privacy Manager, the privacy compliance and consumer loss mitigation platform which is integrated with Data443® Data Identification Manager to do the delivery portions of GDPR and CCPA as well as process privacy-related requests under such laws, and therefore enables customers to manage the full range of privacy-law driven requirements, such as responding to permitted consumer demands for access or removal, as well as to remediate issues and monitor and report on status and compliance.

●	Data443® IntellyWP, products for enhancing the user experience for the world’s largest content management platform, WordPress.

●	Data443® Chat History Scanner, which scans chat messages for compliance, security, personally identifiable information (PII), personal information (PI), payment card industry (PCI) information as well as any custom keywords selected by the customer, and which can be used with third party platforms such as the Zoom Video Communications, Inc. video conferencing platform.

●	Data443® - GDPR Framework, CCPA Framework, and LGPD Framework WordPress® Plugins, which help organizations of all sizes comply with Europe, California and Brazil privacy rules and regulations and are currently used by over 30,000 active site owners. We offer the plugins with a “freemium” business model, i.e., basic features at no cost and additional or more advanced features at a premium.

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Our Growth Strategy

Key elements of our growth strategy include:

Acquisitions. We intend to aggressively pursue acquisitions of other cybersecurity software and service providers focused on the data security sector. We target companies with a developed and/or steady client base, as well as companies with offerings that complement our existing suite of products.

Research & Development; Innovation. We intend to increase our spending on research and development to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our clients.

Grow Our Customer Base. We believe the continued challenges businesses face in managing their enterprise data and the ever-evolving landscape of cybersecurity threats will keep the demand high for the type of products and services we offer. We intend to capitalize on this demand by continually developing and curating a collection of products and services that are attractive and relevant to both our established revenue base and to new customers.

Expand Our Sales Capacity. We believe that continuing to expand our sales force will be essential to achieving our expansion and growth. We intend to expand our sales capacity by adding sales and marketing employees, with heavy focus on customer success and leveraging our existing customer relationships.

Our Customers

Our current customer base is comprised primarily of two segments – commercial enterprises and open-source consumers. Our commercial enterprise customers are generally focused within the U.S., range from 500 employees to over 150,000 employees, and use our data security products. We have over 10,000 commercial enterprise customers. We have approximately 20 customers in the financial technology industry that contract with us directly for products with subscriptions with terms of more than three years. We have more than 2,500 customers comprising mid-market-sized organizations that also contract with us directly for products with subscriptions with terms of one to three years. Our open-source consumers are more widely distributed geographically, include organizations of all sizes in terms of both number of employees and revenues, and typically use our online GDPR/CCPA/GLPD Privacy plugins, our Privacy Badge solution, or our user experience enhancement products. We have over 200,000 open-source consumers with active installations of our plugins, and we have 9,000 open-source consumers that pay a premium for additional or advanced features. We expect that some of our open-source consumers will become commercial customers over time. We provide anti-phishing, anti-spam and web security categorization services for hundreds of millions of end users via our OEM and partner ecosystem. On a monthly basis, we process over 3 billion transactions for security classification, categorization and guidance for some of the world’s leading IT and cyber security providers.

Services

Maintenance and Support

Some of our customers purchase an initial ‘perpetual license’ to one or more of our software products and subsequent maintenance and support contracts on an annual basis. We are striving to move customers to a business model in which they purchase a license to use the software as a time-based subscription, with maintenance and technical support included as part of the subscription. We have and plan to maintain a customer support organization that provides all levels of technical support to our customers.

Professional Services

While users can easily download, install and deploy our software on their own, certain enterprises use our professional service team to provide fee-based services, which include training our customers in the use of our products, providing advice on deployment planning, network design, product configuration and implementation, automating and customizing reports, and tuning policies and configuration of our products for the particular characteristics of the customer’s environment. In some cases, we bundle the professional services with the sale of the product(s).

Sales and Marketing

Sales

We intend to sell the majority of our products and services directly to end users of our products and services. In specialized cases where local markets dictate, we intend to effect sales through a network of channel partners, which in turn, will sell the products they purchase from us to the end users. We expect to continue to develop, refine and leverage different models for different regions, product lines and marketplaces as the market changes.

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Marketing

Our marketing strategy focuses on building our brand and product awareness, increasing customer adoption and demand, communicating advantages and business benefits, and generating leads for our channel partners and sales force. We market our products as a solution for securing and managing file systems and enterprise data and protecting against cyberattacks. Our internal marketing focus is on branding, content generation, and product marketing. Our marketing efforts also include public relations in multiple regions, analyst relations, customer marketing, and extensive content development available through our website and our social media outlets.

Research and Development

We continue to invest and develop our capabilities in research and development. In addition to core software code, we have continued to enhance our capabilities in user experience and design, which we believe benefits our product lines and further supports customer adoption. We continue to increase the frequency, quality, and feature set of our products for our customers and to adopt advanced development, quality assurance and deployment methodologies.

Intellectual Property

Our commercial success depends in part on our ability to obtain and maintain intellectual property protection for our products and services and our brands, to prevent others from infringing, misappropriating, or otherwise violating our intellectual property rights, to defend and enforce our intellectual property rights, and to operate without infringing, misappropriating, or otherwise violating valid and enforceable intellectual property rights of others. We actively seek to protect intellectual property that we believe is important to our business, which includes maintaining issued patents that we believe cover our products and services or features of the same, and pursuing new patents through patent applications filed with the United States Patent and Trademark Office (the “USPTO”) for processes or other inventions that are commercially or strategically important to developing and maximizing our value. We seek to protect the confidentiality of trade secrets that may be important to our existing businesses or to developing and exploiting new opportunities. We take steps to build and maintain the integrity of our brands, for example, with trademarks and service marks. We rely on a strategy that combines the use of patents, trade secrets, and trademarks, know-how, and license agreements, as well as other intellectual property laws, employment agreements imposing confidentiality and invention assignment obligations, and other contractual protections to establish and protect our intellectual property rights.

Patents

We own patents in several areas of IT technology capabilities. We continue to evaluate new capabilities for advanced protection as they are built within our R&D and security posture management efforts. We also protect our IP during development with any partners - sales, development, processes and support efforts. For new innovations, we intend to seek patent protection either to exclude others from practicing its inventions or to leverage the patent rights for licensing/cross-licensing, whichever may be most appropriate, to further the interests of the business.

Number	Title	Application Date	Grant Date	Expire Date
US 8,347,313	Method and apparatus for automating organization of processes	2009-09-2022	2013-01-01	2025-09-11
US 8,752,069B1	Virtual process collaboration	2012-12-17	2014-06-10	2024-05-21
US 8,443,997	???
US 9,390,275B1	System and method for controlling hard drive data change	2015-01-27	2016-07-12	2035-01-27
2021-0011807A1	Methods and systems for recognizing unintended file system changes	2020-07-08	Pending
2021-0012002A1	Methods and systems for recognizing unintended file system changes	2020-07-08	2023-10-10	2041-04-27
US 10,482,243	Multi-threat analyzer array system and method of use	Feb 27, 2017	Nov 19, 2019	2039
US 16,522,145	Phishing detection system and method of use	2019-07-25	2022-10-25	2040-08-30
US 11,524,535	Device, method and system for detecting unwanted conversational media session	2006-09-21	2010-12-07	2029-10-07
US 12,938,191	Device, method and system for detecting unwanted conversational media session	2010-11-02	2012-05-29	2026-09-21
US 12,938,256	Device, method and system for detecting unwanted conversational media session	2010-11-02	2012-05-29	2026-09-21
US 12,938,225	Device, method and system for detecting unwanted conversational media session	2010-11-02	2012-06-05	2026-09-21
EP 19,187,516	PHISHING DETECTION SYSTEM AND METHOD OF USE	2019-07-25	2022-10-25	2040-08-30
US 17,474,121	Phishing detection system and method of use	2021-09-14	Pending
IL 268,279	PHISHING DETECTION SYSTEM AND METHOD OF USE	2019-07-25	2023-11-20
US 8,347,313B2	Method and apparatus for automating organization of processes	2009-09-22	2013-01-01	2025-09-11
US 8,752,069	Virtual process collaboration	2012-12-17	2014-06-10	2024-05-21
US 8,347,313	Method and apparatus for automating organization of processes	2009-09-22	2013-01-01	2025-09-11
US 20,100,169,888A1	Virtual process collaboration	2009-09-22	2010-07-01	2025-09-11
US 6,330,590B1	Preventing delivery of unwanted bulk e-mail	1999-01-05	2001-12-11	2019-01-05
US 11,524,535	Device, method and system for detecting unwanted conversational media session	2006-09-21	2010-12-07	2029-10-07
US 12,938,191	Device, method and system for detecting unwanted conversational media session	2010-11-02	2011-08-02	2026-09-21
US 8,347,313B2	Method and apparatus for automating organization of processes	2009-09-22	2013-01-01	2025-09-11
US 8,752,069	Virtual process collaboration	2012-12-17	2014-06-10	2024-05-21
US 8,347,313	Method and apparatus for automating organization of processes	2009-09-22	2013-01-01	2025-09-11
US 20,100,169,888	Virtual process collaboration	2009-09-22	2010-07-01	2025-09-11
EP19,187,516.0	PHISHING DETECTION SYSTEM AND METHOD	2019-07-22	Being transferred

Trade Secrets

We also rely on trade secrets relating to our product and technology, and we maintain the confidentiality of such proprietary information to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. We seek to protect our trade secrets and know-how by entering into confidentiality and invention assignment agreements with employees, contractors, consultants, suppliers, customers, and other third parties, who have access to such information. These agreements generally provide that all confidential information concerning our business or financial affairs developed or made known to the individual during the course of the individual’s relationship with us are to be kept confidential and not disclosed to third parties except in specific circumstances.

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Trademarks

Our trademark portfolio is designed to protect the brands of our products and services and any future products and services. As of January 12, 2024, we own and presently intend to maintain 10 United States trademark registrations for word marks and logos including for “DATA443”, and “ALL THINGS DATA SECURITY”, “CLASSIDOCS”, “DATAEXPRESS”, “ARALOC”, “FILEFACETS”, “ENTERPRISE ID”, “ARCMAIL” , “DATAHOUND” and “CYREN” in the USA and Europe.

We also make use of, manage, and otherwise enforce the use of several graphical implementations of our service marks in various capacities, including on our website, and with direct marketing and our product lines. These are also managed as part of our normal IP management processes.

For more information regarding the risks related to our intellectual property, please see “Risk Factors-Failure to protect our proprietary technology and intellectual property rights could substantially harm our business.”

Competition

The industry in which we compete is highly competitive. Many companies offer similar products and services for data security. We hope to maintain a competitive advantage by offering quality at a competitive price, continuing to acquire unique and capable technologies and by utilizing the experience, knowledge, and expertise of our management team.

Employees

As of January 12, 2024, we had 21 employees, two of whom are officers of the company, and 9 independent contractors. We have not experienced any work stoppages, and we consider our relations with our employees to be good. Our employees are not represented by any labor union.

Government regulation

We are subject to the laws and regulations of the jurisdictions in which we operate, which may include business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Available Information

We expect to continue to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, proxy statements and other information with the SEC. Any materials we filed with the SEC may be read on the website maintained by the SEC that contains annual, quarterly and current reports, proxy statements and other information that issuers file electronically with the SEC. The internet address of the SEC’s website is http://www.sec.gov. We also make our reports, amendments thereto, and other information available, free of charge, on our website at www.data443.com. Our telephone number is 919-526-1070.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature it believes are normal and incidental to its business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of its management, are likely to have a material adverse effect on its business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Properties

We do not own properties. Our principal executive offices are located at 4000 Sancar Way, Suite 400, Research Triangle Park, NC 27709 under a lease agreement. We lease our office pursuant to a lease agreement that terminates on April 30, 2024. We believe our current office space is suitable for the conduct of our business.

Going Concern

We are dependent upon the receipt of capital investment and other financing to fund our ongoing operations and to execute our business plan. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations. We may be required to obtain alternative or additional financing, from financial institutions or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent registered public accounting firm has included an explanatory paragraph in their report in our audited financial statements for the fiscal year ended December 31, 2022 to the effect that our limited operations and lack of profitability raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

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MANAGEMENT

Directors and Executive Officers

Our directors and executive officers, including their age, positions, and biographical information as of January 12, 2024, are set forth below.

Name	Position	Age
Jason Remillard	President, Chief Executive Officer and Director	50

Greg McCraw	Vice President and Chief Financial Officer	60

Anthony Palma	Independent Director Nominee*	66

Michael Favish	Independent Director Nominee*	75

Lewis Jaffe	Independent Director Nominee*	67

* Appointment will be effective as of the first day our common stock and Warrants are traded on The Nasdaq Capital Market.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors.

Set forth below is a brief description of the background and business experience of our current executive officers and directors for the past five years.

Jason Remillard

Jason Remillard is our Founder, President, Chief Executive Officer, and Chairman of the Board of Directors, positions he has held since November 2017.

Mr. Remillard started his career in the early 1990s with an internet service provider. Mr. Remillard has led software organizations of all sizes throughout his career. In addition to product management, development, and marketing, he has delivered strategic consulting for leading organizations worldwide and in both cybersecurity and IT operations capabilities. He has had a long and distinguished career in the business of enterprise information technology, providing services world-wide. He has been on all three of the recognized aspects of information technology: (i) as a vendor; (ii) as an implementer; and (iii) as the customer. Mr. Remillard has developed, delivered, and sold pervasive solutions and products for companies culminating in four successful market exits.

Immediately prior to forming Data443, Mr. Remillard focused on building an award-winning data privacy and compliance product – ClassiDocs®. During this period, he focused on enterprise customer relationships, strategic industry partnerships and setting the foundation for a new and unique entry into the global and growing data privacy and compliance marketplace. He served as Vice President of Security Architecture and Engineering for Deutsche Bank based in New York City and managed a large and complex portfolio of technology and staff globally, including risk management, data security and enterprise compliance programs. Mr. Remillard also led a large global diversified security products portfolio for Dell Software (formerly Quest Software), with over 4,000 active customers, development & marketing teams, and international distribution channels. Mr. Remillard was a management consultant for IBM Corporation, and developed, marketed, and successfully managed five other startups in the cybersecurity space. With over 30 years of enterprise IT, business development and product sales experience, Mr. Remillard continues to execute on his vision of simplifying important security capabilities to protect important assets.

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Mr. Remillard holds an MBA from the Richard Ivey School of Business (London, ON Canada). He is also a Certified Information Systems Security Professional (CISSP). Mr. Remillard is a former Vice President of CISO Global Security Architecture and Engineering at Deutsche Bank; Senior Product Manager for Dell/Quest Software; Management Consultant for IBM; and, Strategic Consultant for RBC Bank, TD Bank. Based upon his experience, and expertise, in the data security space, we believe that Mr. Remillard is qualified to serve as our Chief Executive Officer and on our Board of Directors.

Greg McCraw

Greg McCraw joined as our Vice President and Chief Financial Officer in September 2022. Mr. McCraw has over 25 years of experience helping businesses strengthen accounting and finance operations, addressing compliance challenges in highly regulated environments, and implementing accounting best practices. Mr. McCraw previously was Vice President of Finance for Light Wave Dental (d/b/a Gladwell Orthodontics) in Wake Forest, NC since January 2021, overseeing seven direct reports and controlling a budget of $17 million. From April 2011 until January 2021, Mr. McCraw was the Managing Director of FMAC Group, LLC of Wake Forest, a boutique accounting and finance consulting firm, advising Fortune clients in pharmaceutical, financial services, and private equity sectors on executing on regulatory and compliance solutions. Mr. McCraw is a certified public accountant and holds a bachelor of arts degree in accounting from North Carolina State University. Based on his extensive experience in finance, we believe Mr. McCraw is qualified to serve as our Chief Financial Officer.

Set forth below is a brief description of the background and business experience of the individuals who have agreed to join as our independent directors upon the first day our common stock and Warrants are traded on The Nasdaq Capital Market:

Anthony Palma

Mr. Palma is currently a faculty member at Fordham University’s School of Law, where he has taught since April 2021 and at Fordham University’s Graduate School of Business Administration, where he has taught since January 2014. From October 2020 until March 2022, Mr. Palma served as a consultant at Treliant Risk Advisors, a risk management consulting firm that advises financial services organizations. Prior to Mr. Palma’s tenure at Treliant Risk Advisors, from November 1995 to September 2009 and from April 2011 to July 2019, Mr. Palma served as Vice President and Global Risk Officer and in various other roles at Citigroup Inc., where he focused on internal audit and risk management. Mr. Palma currently sits on the board of directors of the Will Restaurant Group, a restaurant startup in the Outer Banks, North Carolina and in the past has served on the board of directors of several other private companies. Mr. Palma holds certifications as a Certified Anti-Money Laundering Specialist, a Certified Financial Services Auditor and a Certified Fraud Examiner. We believe that Mr. Palma’s analytical, financial, and presentation skills, and his ample experience advising companies on risk management qualify him to serve as one of our directors.

Lewis Jaffe

Lewis (Lew) Jaffe is a Clinical Professor and an Entrepreneur-in-Residence at Loyola Marymount University in the Fred Kiesner Center for Entrepreneurship Management, where he teaches both undergraduates and MBA candidates. Mr. Jaffe serves on the board of directors of Reed Inc. (NASDAQ: REED); Fit Life Brands (OTCQX: FTLF); and is the lead independent director for York Telecom, a privately-held company. Formerly, he was the lead independent director of Benihana Inc. prior to it being taken private. Mr. Jaffe’s career includes serving as CEO and Founder/Cofounder of numerous companies including, MoviMe Network; CEO of Oxford Media Inc. (publicly traded at the time of Mr. Jaffe’s involvement); and President and COO of Verso Technologies (publicly traded at the time of Mr. Jaffe’s involvement) where he integrated numerous acquisitions that were made prior to his tenure while creating product bundles with in-house technology. As the CEO of PictureTel Corporation (publicly traded at the time of Mr. Jaffe’s involvement), a $750 million revenue video conferencing company which he sold in 2001, he developed video compression and communications technologies. Mr. Jaffe has been a guest on a number of business shows for CNBC, MSNBC, and ABC, and has been quoted in a variety of business and trade publications, including Forbes Magazine, The Wall Street Journal, the New York Times, Business Week, and The Boston Globe. We believe Mr. Jaffe’s extensive experience as a financial expert in myriad aspects of business and markets, as well as his understanding of our business, operations, and strategy, qualifies him to serve on our Board of Directors.

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Michael Favish

Michael Favish has more than 30 years of experience in founding, developing, and managing private and public companies. He is an acknowledged and respected leader, entrepreneur, and innovator with hands-on experience in strategic marketing, brand building, sales, and product development. Mr. Favish also founded Fotoball USA, a pioneer in retail licensed products and marketing, in 1984. In 1994, Mr. Favish transformed Fotoball into a publicly-held company listed on The Nasdaq Stock Exchange with 200 employees. After growing revenues from $7 million in 1994 to $50 million in 2003, Fotoball was acquired in January 2004 by an industry-leading NYSE company. Mr. Favish also founded Guardion Health Sciences (GHS) in 2009 with a strong belief that the healthcare industry has not focused enough on a proactive model of wellness for an expanding and increasingly affluent market. Mr. Favish is a strong advocate of bringing research-validated technologies and solutions to the medical and patient markets’ attention. Mr. Favish led GHSI through an IPO in April 2019 and raise $20 million for GHSI from inception. Upon stepping down as Founder and CEO in June 2020, the company had $12 million in cash with no debt. In late 2020 Mr. Favish co-founded and became CEO of Cyrano Medical Health with a mission to provide a real alternative to the current methods used to collect samples for testing for pathogens residing in the nasopharyngeal channel. Throughout his career, Mr. Favish has been a guest speaker at several leading universities and an advisor to companies in both the United States and Asia, advising them on branding, product development, and marketing strategies. We believe that Mr. Jaffe’s experience qualifies him to serve on our Board of Directors.

Involvement in Certain Legal Proceedings

To our knowledge, (i) no director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years; (ii) no director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years; (iii) no director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years; and (iv) no director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Family Relationships

There are no family relationships between any of our officers, directors, or persons nominated to become directors.

Board Committees

We intend to list our common stock on The Nasdaq Capital Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of this offering. In addition, rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committee be independent. Under rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. We intend to satisfy the audit committee independence requirements of Rule 10A-3 as of the closing of this offering.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Mr. Favish, Mr. Jaffe and Mr. Palma are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Upon completion of this offering, our Board of Directors plans to establish three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the committees will operate pursuant to its charter then in effect. The committee charters will be reviewed annually by the Nominating and Corporate Governance Committee and if appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below.

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Audit Committee

The Audit Committee, among other things, will be responsible for:

●	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	overseeing our financial compliance system; and

●	overseeing our major risk exposures regarding our accounting and financial reporting policies, the activities of our internal audit function, and information technology.

Our Board of Directors has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and listing rules for The Nasdaq Capital Market. Effective upon the first day our common stock and Warrants are traded on Nasdaq, the Board of Directors will adopt a written charter setting forth the authority and responsibilities of the Audit Committee. The Board of Directors has affirmatively determined that each member of the Audit Committee is financially literate, and that Mr. Jaffe meets the qualifications of an Audit Committee financial expert.

The Audit Committee will consist of Mr. Jaffe, Mr. Palma and Mr. Favish. Mr. Jaffe will chair the Audit Committee. We believe that on the first day our common stock and Warrants are traded on The Nasdaq Capital Market the functioning of the Audit Committee will comply with the applicable requirements of the rules and regulations of the listing rules of The Nasdaq Capital Market and the SEC.

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Compensation Committee

The Compensation Committee will be responsible for:

●	reviewing and making recommendations to our Board of Directors with respect to the compensation of our officers and directors, including our Chief Executive Officer;

●	overseeing and administering our executive compensation plans, including equity-based awards;

●	negotiating and overseeing employment agreements with officers and directors; and

●	overseeing how our compensation policies and practices may affect our risk management practices and/or risk-taking incentives.

Effective upon the first day our common stock and Warrants are traded on The Nasdaq Capital Market, the Board of Directors will adopt a written charter setting forth the authority and responsibilities of the Compensation Committee. The Compensation Committee will consist of Mr. Favish, Mr. Jaffe and Mr. Palma. Mr. Favish will serve as chairman of the Compensation Committee. The Board of Directors has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules. We believe that, after the consummation of the offering, the composition of the Compensation Committee will meet the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of listing rules for The Nasdaq Capital Market and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, will be responsible for:

●	reviewing and assessing the development of the executive officers and considering and making recommendations to the Board of Directors regarding promotion and succession issues;

●	evaluating and reporting to the Board of Directors on the performance and effectiveness of the directors, committees and the Board of Directors as a whole;

●	working with the Board of Directors to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board of Directors and each committee;

●	annually presenting a list of individuals recommended to be nominated for election to the Board of Directors;

●	reviewing, evaluating, and recommending changes to our corporate governance principles and committee charters;

●	recommending to the Board of Directors individuals to be elected to fill vacancies and newly created directorships;

●	overseeing our compliance program, including the Code of Business Conduct and Ethics; and

●	overseeing and evaluating how our corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect our major risk exposures.

Effective upon the first day our common stock and Warrants are traded on The Nasdaq Capital Market, the Board of Directors will adopt a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consist of Mr. Palma and Mr. Jaffe. Mr. Palma will serve as chairperson. The Board of Directors has affirmatively determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of the listing rules for The Nasdaq Capital Market and the SEC.

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Compensation Committee Interlocks and Insider Participation

Jason Remillard, our President and Chief Executive Officer, has previously served as the sole member of our Board of Directors. In that role Mr. Remillard performed an equivalent function to the compensation committee. Moving forward, none of the members of our compensation committee will be an officer or employee of ours.

Code of Business Conduct and Ethics

We have adopted a Code of Conduct and Business Ethics applicable to our employees, directors and officers, in accordance with applicable United States federal securities laws and the corporate governance rules of The Nasdaq Capital Market. The Code of Business Conduct and Ethics is publicly available on our website. Any substantive amendments or waivers of the Code of Conduct and Business Ethics may be made only by our Board of Directors and will be promptly disclosed as required by applicable United States securities laws and the corporate governance rules of The Nasdaq Capital Market.

Director Terms; Qualifications

Members of our Board of Directors serve until the next annual meeting of stockholders, or until their successors have been duly elected. When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

Directors and Officers Liability Insurance

We have obtained directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and our articles of incorporation and bylaws.

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Corporate Governance Guidelines

Prior to the completion of this offering, our Board of Directors will adopt corporate governance guidelines in accordance with rules of The Nasdaq Capital Market.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation awarded to, earned by, or paid to the following “named executive officers,” which is defined as follows:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2022 and 2021; and

(b)	each of our two other most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2022 and 2021.

We did not have any individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the fiscal year ended December 31, 2022.

			Stock	Option	All Other
	Fiscal	Salary	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Jason Remillard	2022	$171,006	-	$412,000	-	$583,006
Chief Executive Officer and Director(1)	2021	201,441	-	6,834	-	$201,441

Greg McCraw	2022	$49,842	-	$41,180	-	$91,026
Chief Financial Officer(2)	2021	-	-	-	-	-

(1) Mr. Remillard served as our Chief Financial Officer from January 24, 2020 until December 3, 2021.

(2) Mr. McCraw has served as our Chief Financial Officer since September 6, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by our Named Executive Officers as of December 31, 2022:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jason Remillard	3	-	-	$37,440,000	December 30, 2028	-	-	-	-
	-	1	-	$6,037,200	February 9, 2031	-	-	-	-
	530	-		$1,122	November 15, 2027	-	-	-	-
	-	-	-	-	-	1	$157	-	-	*
	-	-	-	-	-	321	$61,714
Greg McCraw	70	-	-	$1,020	November 15, 2027	-	-	-	-
						321	$61,714	-	-

Employment Agreements

Jason M. Remillard Employment Agreement

Effective March 1, 2019, we and Mr. Remillard entered into an employment agreement (the “Remillard Employment Agreement”) providing for at-will employment, each party having the right to terminate the employment relationship at any time for any reason or no reason.

The Remillard Employment Agreement provides that Mr. Remillard will be employed by us as President and Chief Executive Officer. Under the Remillard Employment Agreement, Mr. Remillard receives a base salary of $180,000 annually. Mr. Remillard is also entitled to receive restricted stock units (“RSUs”) every three months until such time as Mr. Remillard is no longer employed by us. Each RSU consists of a number of shares of our Common Stock equal to the value of $45,000 under our 2023 Equity Incentive Plan (the “2023 Plan”). The RSUs vest in full six months from date of grant.

Each quarter, Mr. Remillard is also entitled to receive incentive stock options to purchase our Common Stock up to a value of $35,000, in accordance with the vesting schedule determined by the administrator of the 2023 Plan.

Under the Remillard Employment Agreement, Mr. Remillard is entitled to participate in all employee benefit programs that we establish and make available to our employees from time to time, including our health and dental plans.

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Greg McCraw Employment Agreement

Effective September 6, 2022, we entered into an employment agreement with Mr. McCraw (the “McCraw Employment Agreement”) providing for at-will employment, each party having the right to terminate the employment relationship at any time for any reason or no reason.

The McCraw Employment Agreement provides that Mr. McCraw will be employed as our Chief Financial Officer. Under the McCraw Employment Agreement, Mr. McCraw receives a base salary of $180,000 annually. Mr. McCraw is also entitled to receive RSUs every three months until such time as Mr. McCraw is no longer employed by us. Each RSU consists of a number of shares of our Common Stock equal to the value of $45,000 under the 2023 Plan. The RSUs vest in full six months from date of grant.

Each quarter, Mr. McCraw is also entitled to receive incentive stock options to purchase our Common Stock up to a value of $35,000, in accordance with the vesting schedule determined by the administrator of the 2023 Plan.

Under the McCraw Employment Agreement, Mr. McCraw is entitled to participate in all employee benefit programs that we establish and make available to our employees from time to time, including our health and dental plans.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our board of directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance-based stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board of Directors in its sole determination believes such grants would be in our best interests.

Incentive Bonus

Our Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in our best interests, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Employee Benefit Plans – 2023 Equity Incentive Plan

In order to attract, retain and motivate executive talent necessary to support our long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors. In December 2023, our Board of Directors and the majority of our stockholders approved our 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan is expected to become effective on January 23, 2024. The following is a summary of the material features of the 2023 Plan is qualified in its entirety by the full text of the 2023 Plan, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

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Purpose

The purpose of the 2023 Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to our company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities.

Eligibility

Persons eligible to participate in the 2023 Plan will be the officers, employees, non-employee directors and consultants our company and our subsidiaries as selected from time to time by the plan administrator in its discretion. As of the date of this information statement, approximately 30 individuals currently employed by, or affiliated with, our company or our subsidiaries will be eligible to participate in the 2023 Plan, which includes two officers, 19 employees who are not officers and 9 consultants.

Administration

The 2023 Plan will be administered by the compensation committee of our board of directors, our board of directors or such other similar committee pursuant to the terms of the 2023 Plan. The plan administrator, which initially will be the compensation committee of our board of directors, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2023 Plan. The plan administrator may delegate to one or more of our officers the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Share Reserve

An aggregate of 800,000 shares of Common Stock may be issued under the 2023 Plan. Shares underlying any awards under the 2023 Plan that are forfeited, cancelled, held back to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the 2023 Plan. The payment of dividend equivalents in cash shall not count against the share reserve.

Annual Limitation on Awards to Non-Employee Directors

The 2023 Plan contains a limitation whereby the grant date value of all awards under the 2023 Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $250,000 in any calendar year, although the Company’s board of directors may, in its discretion, make exceptions to the limit in extraordinary circumstances.

Types of Awards

The 2023 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock or cash based awards, or collectively, awards. Unless otherwise set forth in an individual award agreement, each award shall vest over a two-year period, with one-half of the award vesting on the first annual anniversary of the date of grant, with the remainder of the award vesting monthly thereafter.

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Stock Options

The 2023 Plan permits the granting of both options to purchase shares of common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the 2023 Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the 2023 Plan.

The exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the Common Stock on the date of grant or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant (or five years for an incentive stock option granted to a 10% stockholder). The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the exercise price must be paid in full either in cash, check, or, with the approval of the plan administrator, by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law and approval of the plan administrator, the exercise price may also be made by means of a broker-assisted cashless exercise. In addition, the plan administrator may permit nonqualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

Stock Appreciation Rights

The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in the Company’s stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of common stock on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock

The plan administrator may award restricted shares of common stock subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company or its subsidiaries through a specified vesting period. Unless otherwise provided in the applicable award agreement, the participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive dividends, if applicable.

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Restricted Stock Units and Dividend Equivalents

The plan administrator may award restricted stock units which represent the right to receive common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The plan administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in common stock, cash, other securities, other property, or a combination of the foregoing, as determined by the plan administrator.

A participant holding restricted stock units will have no voting rights as stockholders. Prior to settlement or forfeiture, restricted stock units awarded under the 2023 Plan may, at the plan administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of common stock while each restricted stock unit is outstanding. Dividend equivalents may be converted into additional restricted stock units. Settlement of dividend equivalents may be made in the form of cash, common stock, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents will be subject to the same conditions and restrictions as the restricted stock units to which they attach.

Other Stock or Cash Based Awards

Other stock or cash based may be granted either alone, in addition to, or in tandem with, other awards granted under the 2023 Plan and/or cash awards made outside of the 2023 Plan. The plan administrator shall have authority to determine the persons to whom and the time or times at which such awards will be made, the amount of such awards, and all other conditions, including any dividend and/or voting rights.

Changes in Capital Structure

The 2023 Plan requires the plan administrator to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2023 Plan, to certain limits in the 2023 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Change in Control

Except as set forth in an award agreement issued under the 2023 Plan, in the event of a change in control (as defined in the 2023 Plan), each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (i) the Company’s continuation of such outstanding stock awards (if the Company is the surviving corporation); (ii) the assumption of such outstanding stock awards by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (iv) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (A) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (B) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (v) provide that such award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the 2023 Plan or the provisions of such Award; or (vi) provide that the award will terminate and cannot vest, be exercised or become payable after the applicable event.

The 2023 Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon a change in control as may be provided in the award agreement for such stock award, but in the absence of such provision, no such acceleration will occur.

Tax Withholding

Participants in the 2023 Plan are responsible for the payment of any federal, state or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of Common Stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or its subsidiaries in an amount that would satisfy the withholding amount due.

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Transferability of Awards

The 2023 Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution; however, the plan administrator has the discretion to permit awards (other than incentive stock options) to be transferred by a participant.

Term

The 2023 Plan will become effective on the date that is 20 calendar days after the mailing of this information statement to stockholders, and unless terminated earlier, the 2023 Plan will continue in effect for a term of ten (10) years, after which time no awards may be granted under the 2023 Plan.

Amendment and Termination

The Company’s board of directors and the plan administrator may each amend, suspend, or terminate the 2023 Plan and the plan administrator may amend or cancel outstanding awards, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the 2023 Plan will require the approval of the Company’s stockholders. Generally, without stockholder approval, (i) no amendment or modification of the 2023 Plan may reduce the exercise price of any stock option or stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right where the fair market value of the common stock underlying such stock option or stock appreciation right is less than its exercise price and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange.

All stock awards granted under the 2023 Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Company’s board of directors may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the board of directors determines necessary or appropriate.

Material United States Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax considerations related to awards and certain transactions under the 2023 Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not describe all federal tax consequences under the 2023 Plan, nor does it describe state, local, or foreign income tax consequences or federal employment tax consequences. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The 2023 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

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Incentive Stock Options

No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Company nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) the Company or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonqualified Options

No income is generally realized by the optionee at the time a nonqualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and the Company or its subsidiaries receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the nonqualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, and Other Stock or Cash Based

The current federal income tax consequences of other awards authorized under the 2023 Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified options; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and (iii) restricted stock units, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. The Company or its subsidiaries generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of common stock acquired from a stock appreciation right, restricted stock, restricted stock unit, or other stock or cash based award will be the amount paid for such shares plus any ordinary income recognized when the shares of common stock were originally delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Parachute Payments

The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Company or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A

The foregoing description assumes that Section 409A of the Code does not apply to an award under the 2023 Plan. In general, stock options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. Restricted stock awards are not generally subject to Section 409A. Restricted stock units are subject to Section 409A unless they are settled within two-and-one-half months after the end of the later of (1) the end of the Company’s fiscal year in which vesting occurs or (2) the end of the calendar year in which vesting occurs. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax and premium interest in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

Jason Remillard is our president and Chief Executive Officer and sole director. Through his ownership of Series A Preferred Stock, Mr. Remillard has voting control over all matters to be submitted to a vote of our stockholders.

On September 16, 2019, we entered into an Asset Purchase Agreement with DMB Group, LLC (“DMB Group”). A significant part of the purchase price was in the form of our Common stock. As a direct result of this transaction and our Common stock issued to DMB Group, we determined that DMB Group was a related party. Amounts owed to DMB Group, including the note payable of $940,000 and member loans of $97,689 were recorded as amounts due to a related party.

During the year ended December 31, 2022, we repaid a note payable of $124,985 including interest expense of $1,240. As of December 31, 2022 and December 31, 2021, we had recorded a liability to DMB Group totaling $0 and $123,745, respectively.

During the year ended December 31, 2022, we received cash from our Chief Executive Officer of $299,281, our Chief Executive Officer paid operating expenses of $167,653, and we repaid $602,237 to our Chief Executive Officer.

As of December 31, 2022 and December 31, 2021, we had $112,064 and $247,366, respectively, due to related parties.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval, or ratification of transactions with our executive officers, directors, and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval, or ratification of our board of directors, or an appropriate committee thereof. Going forward, our directors will continue to approve any related-party transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of January 12, 2024, certain information with regard to the record and beneficial ownership of our common stock by (i) each person known to us to be the record or beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60-days of the date of this table. In determining the percent of common stock owned by a person or entity as of the date of this Prospectus (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding as of January 12, 2024, which is 286,343 shares, and (ii) the total number of shares of common stock that the beneficial owner may acquire upon exercise of the derivative securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

	Common Stock (1)		Series A Preferred Stock (1)		Voting (1)
Name	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Percent of Voting Capital Stock
Jason Remillard	29,627	9.99%	149,865	100%	99.99%
Greg McCraw	2,339	0.86%	-	-	-
All beneficial owners as a group (2 persons)	31,966	10.85%	149,865	100%	99.99%

(1)	The mailing address for each officer and director is c/o Data443 Risk Mitigation, Inc., 4000 Sancar Way, Suite 400, Research Triangle Park, North Carolina 27709.

(2)

Each share of Series A Preferred Stock is entitled to 15,000 votes per share, and each is convertible into 1,000 shares of Common Stock, subject to a 9.99% beneficial ownership limitation such that a holder of Series A Preferred Stock may not convert such stock into Common Stock to the extent that the holder would beneficially own more than 9.99% of the Common Stock outstanding immediately after giving effect to the issuance of Common Stock upon conversion of the Series A Preferred Stock. The numbers in this column assume that the number of shares of Series A Preferred Stock that would result in the holder beneficially owning 9.99% of the Common Stock outstanding immediately after giving effect to the conversion of the Series A Preferred Stock have been converted into Common Stock.

(2)	Includes (i) 752 shares of Common Stock, (ii) 149,892,000 shares of Common Stock issuable to Mr. Remillard upon full conversion of all of his 149,892 Series A Shares, (iii) 1,875 restricted stock units that vest on October 1, 2023 and (iv) 1,458 options to purchase shares of Common Stock.

(3)	Includes (i) 464 shares of Common Stock, (ii) 1,875 restricted stock units that vest on October 1, 2023 and (iii) 1,458 options to purchase common stock that vest on October 1, 2023.

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SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial number of shares of our common stock or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock. In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate. If and when this Registration Statement, of which this Prospectus is a part, becomes effective, we might elect to adopt a stock option plan and file a Registration Statement under the Securities Act registering the shares of common stock reserved for issuance thereunder. Following the effectiveness of any such Registration Statement, the shares of common stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

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The sale of shares of our common stock which are not registered under the Securities Act, known as “restricted” shares, typically are effected under Rule 144. As of January 19, 2024, we had outstanding an aggregate of 286,343 shares of common stock, of which approximately 248,495 shares are restricted common stock. All our shares of common stock might be sold under Rule 144 after having been held for six months. No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our common stock, or the availability of such shares for future sale, will have on the market price of our common stock or our ability to raise capital through an offering of our equity securities.

All of the shares of our common stock sold under this Prospectus will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate or held by our current stockholders, or issued by us in connection with the conversion or exercise of the preferred stock, warrants and options described above, may not be resold except pursuant to an effective registration statement or an exemption from registration, including the exemption under Rule 144 of the Securities Act described below. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the current public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144 as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1.0% of the then outstanding shares of our common stock; or

●	the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed on Form 144.

Such sales by affiliates under Rule 144 are also subject to restrictions relating to the manner of sale, notice requirements, and the availability of current public information about us, and to the holding period requirements set forth above if the shares are restricted securities.

Rule 701

Rule 701 of the Securities Act, as currently in effect, permits each of our employees, officers, directors, and consultants, to the extent such persons are not “affiliates” as that term is defined in Rule 144, who purchased or received our shares pursuant to a written compensatory plan or contract, to resell such shares in reliance upon Rule 144, but without compliance with the specific requirements regarding the availability of public information or holding periods thereunder. Rule 701 provides that affiliates who purchased or received shares pursuant to a written compensatory plan or contract are eligible to resell their Rule 701 shares under Rule 144 without complying with the holding period requirement of Rule 144.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorize a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. In addition, our Amended and Restated Bylaws provide that we have the authority to indemnify our directors and officers and may indemnify our employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. We are also empowered under our bylaws to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering Units in this offering at an assumed initial offering price of $5.50 per unit, which is the midpoint of the price range set forth on the cover page of this prospectus (or $5.499 per Unit including one Pre-Funded Warrant in lieu of one share of common stock). Each Unit consists of one share of our common stock and one Warrant to purchase one share of our common stock at an exercise price equal to $5.50, which is 100% of the assumed public offering price of the Units (each a “Warrant” and together, the “Warrants”). We are also offering Pre-Funded Warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. Each Pre-Funded Warrant will be exercisable for one share of common stock. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering in the Units will be decreased on a one-for-one basis. No warrant for fractional shares of common stock will be issued, rather warrants will be issued only for whole shares of common stock. Our Units will not be certificated and the shares of our common stock, the Pre-Funded Warrants and the Warrants part of such Units are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable upon exercise of the Pre-Funded Warrants and the Warrants. These securities are being issued pursuant to an underwriting agreement between us and the underwriter. You should review the underwriting agreement, the form of Pre-Funded Warrant and the form of Warrant, each filed as exhibits to the Registration Statement, of which this Prospectus is a part, for a complete description of the terms and conditions applicable to the Pre-Funded Warrants and the Warrants.

As of January 19, 2024, we are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share, of which 286,343 shares of common stock were issued and outstanding. We are also authorized to issue 337,500 shares of preferred stock, par value $0.001 per share, of which (a) 150,000 shares are designated Series A Preferred Stock, of which 149,892 shares of Series A Preferred Stock were issued and outstanding; and (b) 80,000 shares are designated Series B Preferred Stock of which none are issued or outstanding.

This description is intended as a summary and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated bylaws, which are filed, or incorporated by reference, as exhibits to the Registration Statement of which this Prospectus forms a part.

Units

We are offering up to 1,090,909 units (“Units”), each Unit consisting of (i) one share of common stock and (ii) one Warrant. We are also offering Pre-Funded Warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. Each Pre-Funded Warrant will be exercisable for one share of common stock. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering in the Units will be decreased on a one-for-one basis. No warrant for fractional shares of common stock will be issued, rather warrants will be issued only for whole shares of common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and Warrants offered hereby.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors. Holders of common stock are also entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of 50% percent of the outstanding common stock constitute a quorum at any meeting of stockholders, and the vote by the holders of a majority of the outstanding shares or a majority of the stockholders at a meeting at which quorum exists are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our articles of incorporation.

The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of us.

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Warrants

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and the Warrant Agent, and the form of Warrant, both of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant.

The Warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $5.50 per share (based on the public offering price of $5.50 per Unit), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering. As described herein, we have applied to list the Warrants on The Nasdaq Capital Market under the symbol “ATDSW”.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below its exercise price.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the Registration Statement and current Prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the Registration Statement and current Prospectus relating to the common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

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Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Warrants is $5.50 per share (based on the public offering price of $5.50 per Unit) or 100% of the assumed public offering price of the Units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied to list our Warrants on The Nasdaq Capital Market under the symbol “ATDSW”. No assurance can be given that our listing application will be approved. The approval of such listing on The Nasdaq Capital Market is a condition of closing this offering.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the warrant agent agreement are governed by New York law.

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Pre-Funded Warrants

Overview

The following summary of certain terms and provisions of the Pre-Funded Warrants forming part of the Units being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant forming part of the Units offered hereby will have an initial exercise price per share of common stock equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock and the exercise price. The Pre-Funded Warrants will be issued in certificated form.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

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Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including (i) any merger or consolidation with or into another entity if, after giving effect to such transaction, any shareholder (or group of shareholders acting in concert) own more than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, (ii) sale of all or substantially all of our assets, (iii) tender offer or exchange offer and has been accepted by the holders of 50% or more of the outstanding common stock or 50% or more of the voting power of the common equity of the Company, (iv) reclassification of our common stock if, after giving effect to such transaction, any shareholder (or group of shareholders acting in concert) own more than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, or (v) one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than fifty percent (50%) of the outstanding shares of common stock or more than fifty percent (50%) of the voting power of the common equity of the Company, then upon any subsequent exercise of the Pre-Funded Warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Pre-Funded Warrants are exercisable immediately prior to such event.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, at our election, the number of shares of common stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Underwriter Warrants

The Registration Statement of which this Prospectus is a part also registers for sale Underwriter Warrants to purchase up to 64,865 Units (5% of the aggregate number of shares of common stock sold in this offering plus the number shares of common stock underlying the Pre-Funded Warrants and Warrants sold in this offering). The Underwriter Warrants will be exercisable at any time, and from time to time, in whole or in part, during the five-year period commencing six months from the effective date of the offering at a per share exercise price of $5.50 (100% of the public offering price of the Units). Please see “Underwriting—Underwriter Warrants” for a description of the Underwriter Warrants we have agreed to issue to the underwriter in this offering, subject to the completion of the offering.

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Combinations with Interested Stockholders Provisions of the Nevada Revised Statutes

Pursuant to provisions in our articles of incorporation, we have elected not to be governed by certain Nevada statutes that may have the effect of discouraging corporate takeovers.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” Our articles of incorporation opt out of these provisions, as provided for in the NRS, and accordingly, the combinations with interested stockholders statutes are not applicable to us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Madison Stock Transfer, Inc. Our transfer agent will also be the Warrant Agent.

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UNDERWRITING

Joseph Gunnar & Co., LLC is acting as the underwriter of the offering. We have entered into an underwriting agreement dated as of this Prospectus with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and such underwriter has agreed to purchase from us, at the public offering price per Unit less the underwriting discounts set forth on the cover page of this Prospectus, the number of Units listed next to its name in the following table:

Underwriter	Number of Units
Joseph Gunnar & Co., LLC
Total	1,090,909

The underwriting agreement provides that the obligation of the underwriter to purchase all of the Units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates, and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if the underwriter defaults, the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriter will purchase all of the Units being offered to the public, other than those covered by the over-allotment option described below, if any of these Units are purchased.

The underwriter is offering the Units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriter an option, exercisable one or more times in whole or in part, not later than 45-days after the date of this Prospectus, to purchase from us up to 163,636 additional Units (15% of the Units sold in this offering) at the assumed offering price of $5.50 per Unit, less the underwriting discounts and commissions set forth on the cover of this Prospectus in any combination thereof to cover over-allotments, if any. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised, and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriter, and the underwriter will be obligated to purchase, these additional shares of common stock and/or warrants.

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

	Per Unit	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (7.5%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriter proposes to offer the Units offered by us to the public at the public offering price of $5.50 per Unit, set forth on the cover of this Prospectus. In addition, the underwriter may offer some of the Units to other securities dealers at such price less a concession of $                    per Unit. After the initial offering, the public offering price and concession to dealers may be changed.

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We have also agreed to reimburse the underwriter for reasonable out-of-pocket expenses not to exceed $189,500 in the aggregate, including (i) up to $125,000 in fees and expenses of the underwriter’s legal counsel, (ii) payment of up to $10,000 for “blue sky” legal fees and expenses and (iii) $54,500 in other expenses related to the offering. We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount and corporate finance fee, will be approximately $                    .

Discretionary Accounts

The underwriter does not intend to confirm sales of the Units offered hereby to any accounts over which it has discretionary authority.

Indemnification

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Lock-Up Agreements

Our directors and executive officers, and any 3% or greater holder of outstanding shares of common stock, as of the effective date of the Registration Statement of which this Prospectus is a part, have agreed, subject to limited exceptions, for a period of six months after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter.

We have agreed that for a period of six months after the closing of this offering that we will not, without the prior written consent of the representative of the underwriters, which may be withheld or delayed in the representative’s sole discretion: (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, our common stock or any securities convertible into or exercisable or exchangeable for common stock; or (b) file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock.

Pricing of this Offering

Prior to this offering, there has not been an active market for our common stock and there has been no public market for our Pre-Funded Warrants or Warrants. The public offering price for our Units and the exercise prices and other terms of the Pre-Funded Warrants and Warrants were determined through negotiations between us and the underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our Units will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock and warrants will develop and continue after this offering.

Underwriter Warrants

We have agreed to issue to the underwriter (or its permitted assignees) warrants to purchase up to a total of 109,091 shares of common stock (5% of the shares of common stock included in the Units plus the number of shares underlying the warrants included in the Units, excluding the over-allotment, if any). The Underwriter Warrants will be exercisable at any time, and from time to time, in whole or in part, during the five-year period commencing six months from the effective date of the offering at a per share exercise price of $5.50 (100% of the public offering price of the Units). The Underwriter Warrants will also provide for customary anti-dilution provisions, a one-time demand registration right and unlimited piggyback registration rights with respect to the registration of the shares underlying the Warrants for a period of five years from commencement of sales of this offering. The Warrants are not redeemable by us. The Underwriter Warrants and the shares of common stock issuable upon exercise of the Underwriter Warrants have been included on the registration statement of which this prospectus forms a part.

The Underwriter Warrants and the underlying shares are deemed to be compensation by FINRA, and therefore will be subject to a 180-day lock-up period pursuant to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Underwriter Warrants nor any of our common stock issued upon exercise of the Underwriter Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following commencement of sale of this offering subject to certain exceptions permitted by FINRA Rule 5110(e)(2).

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Right of First Refusal and Certain Post-Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of seven months after the closing of this offering, the underwriter shall have a right of first refusal to act as lead managing underwriter and book-runner and/or placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries, on terms customary to each of the underwriter. The underwriter, in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

For a period of twelve months after the closing of this offering, the underwriter shall be entitled to the compensation discussed above with respect to any public or private offering or other financing or capital-raising transaction of any kind to the extent that financing or capital is provided by investors that were contacted by the underwriter in connection with this offering during the term of its engagement for this offering or seven months following the completion thereof.

Trading; The Nasdaq Capital Market Listing

There is no established trading market for the Units, Pre-Funded Warrants or the Warrants. We have applied to list our common stock and Warrants on The Nasdaq Capital Market under the symbols “ATDS” and “ATDSW”, respectively. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTC Pink tier will be indicative of the prices of our common stock if our common stock were traded on The Nasdaq Capital Market. The approval of our listing on The Nasdaq Capital Market is a condition of closing this offering. We do not intend to list the Units or Pre-Funded Warrants on any securities exchange or other trading market. We do not expect an active trading market to develop for the Units or Pre-Funded Warrants. Without an active trading market, the liquidity of these securities will be limited.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

●	over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing securities in the open market.

●	syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriter sells more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

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●	penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock and warrants may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock and warrants. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This Prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by their affiliates. Other than this Prospectus in electronic format, the information on the underwriter’s website and any information contained in any other websites maintained by the underwriter is not part of this Prospectus or the Registration Statement of which this Prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this Prospectus.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this Prospectus in any jurisdiction where action for that purpose is required. The securities offered by this Prospectus may not be offered or sold, directly or indirectly, nor may this Prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Flangas Law Group. Certain legal matters in connection with this offering will be passed upon for us by Pryor Cashman LLP, New York, New York. Lucosky Brookman LLP, Woodbridge, NJ, is acting as counsel for the underwriter in this offering.

EXPERTS

Our audited consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended appearing in this Prospectus have been so included in reliance on the reports of TPS Thayer, LLC, an independent public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly, and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). On our website, as listed under the ‘Investor Relations’ link – https://data443.com/investor-relations/ - you may find summaries of all our filings with the SEC. However, authoritatively the SEC website continues to be the primary source for all our information.

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, with respect to the securities being offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement or the exhibits and schedules filed with the Registration Statement. For further information about us and the securities offered hereby, we refer you to the Registration Statement and the exhibits filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement.

82

DATA443 RISK MITIGATION, INC.

Consolidated Financial Statements

F-1

DATA443 RISK MITIGATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of September 30,	As of December 31,
	2023	2022
Assets
Current assets
Cash	$4,890	$1,712
Accounts receivable, net	35,623	31,978
Prepaid expense and other current assets	647,990	91,204
Total current assets	688,503	124,894

Property and equipment, net	475,066	427,031
Operating lease right-of-use assets, net	168,189	405,148
Advance payment for acquisition	4,826,188	2,726,188
Intellectual property, net of accumulated amortization	80,334	454,331
Deposits	45,673	45,673
Total Assets	$6,283,953	$4,183,265

Liabilities and Stockholders’ Deficit
Current Liabilities

Accounts payable and accrued liabilities	2,909,110	1,031,931
Deferred revenue	1,619,711	1,704,249
Interest payable	826,187	478,712
Notes payable, net of unamortized discount	2,100,549	918,785
Convertible notes payable, net of unamortized discount	3,142,476	4,134,155
Due to a related party	370,509	112,062
Operating lease liability	235,299	213,831
Finance lease liability	-	10,341
Total Current Liabilities	11,203,841	8,604,066

Notes payable, net of unamortized discount - non-current	1,364,865	3,104,573
Convertible notes payable, net of unamortized discount - non-current	97,946	97,946
Deferred revenues - non-current	330,540	788,902
Operating lease liability - non-current	-	354,631

Total Liabilities	12,997,192	12,950,118

Commitments and Contingencies

Stockholders’ Deficit
Series A Preferred Stock, 150,000 shares designated; $0.001 par value; 149,892 shares issued and outstanding, respectively	150	150
Series B Preferred Stock, 80,000 designated; $10 par value; 0 shares issued and outstanding	-	-
Common Stock: 500,000,000 authorized; $0.001 par value 269,124 and 4,360 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively ⁽ⁱ⁾	61,556	2,611
Additional paid in capital	47,265,212	42,642,514
Accumulated deficit	(54,040,157)	(51,412,128)
Total Stockholders’ Deficit	(6,713,239)	(8,766,853)
Total Liabilities and Stockholders’ Deficit	$6,283,953	$4,183,265

⁽ⁱ⁾	Reflects retrospectively the 1-for-600 reverse stock split that became effective September 20, 2023. Refer to Note 1, “Summary of Business Operations and Significant Accounting Policies”

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-2

DATA443 RISK MITIGATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Revenue	$693,835	$916,172	$2,692,681	$2,279,677
Cost of revenue	190,425	104,322	644,288	382,594
Gross profit	503,410	811,850	2,048,393	1,897,083

Operating expenses
General and administrative	1,471,024	1,557,584	4,507,332	4,647,366
Sales and marketing	34,430	40,929	130,983	220,959
Total operating expenses	1,505,454	1,598,513	4,638,315	4,868,325

Loss from operations	(1,002,044)	(786,663)	(2,589,922)	(2,971,242)

Other income (expense)
Interest expense	(983,100)	(796,057)	(4,947,656)	(2,833,126)
Gain (loss) on settlement of debt	5,468	-	4,909,549	-
Change in fair value of derivative liability	-	-	-	(57,883)
Total other expense	(977,632)	(796,057)	(38,107)	(2,891,009)

Loss before income taxes	(1,979,676)	(1,582,720)	(2,628,029)	(5,862,251)
Provision for income taxes	-	-	-	-
Loss	$(1,979,676)	$(1,582,720)	$(2,628,029)	$(5,862,251)

Dividend on Series B Preferred Stock	-	-	-	(104,631)
Loss attributable to common stockholders	$(1,979,676)	$(1,582,720)	$(2,628,029)	$(5,966,882)

Basic and diluted loss per Common Share ⁽ⁱ⁾	$(21.97)	$(9,769.88)	$(54.40)	$(5,619.29)
Basic and diluted weighted average number of common shares outstanding ⁽ⁱ⁾	90,093	162	48,310	1,062

⁽ⁱ⁾	Reflects retrospectively the 1-for-600 reverse stock split that became effective September 20, 2023. Refer to Note 1, “Summary of Business Operations and Significant Accounting Policies”

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-3

DATA443 RISK MITIGATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

Nine Months Ended September 30, 2023

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - December 31, 2022 ⁽ⁱ⁾	149,892	$150	4,360	$2,611	$42,642,514	$(51,412,128)	$(8,766,853)

Common Stock issued for acquisition of Cyren Assets ⁽ⁱ⁾	-	-	165,290	165	1,999,835	-	2,000,000
Common Stock issued for conversion of debt ⁽ⁱ⁾	-	-	21,428	12,857	344,735	-	357,592
Common Stock issued for adjustment to investors in private placement ⁽ⁱ⁾	-	-	77,010	45,619	(45,619)	-	-
Warrant issued in conjunction with debts ⁽ⁱ⁾	-	-	-	-	1,682,499	-	1,682,499
Stock-based compensation ⁽ⁱ⁾	-	-	1,036	304	641,248	-	641,552
Net loss	-	-	-	-	-	(2,628,029)	(2,628,029)
Balance – September 30, 2023 ⁽ⁱ⁾	149,892	$150	269,124	$61,556	$47,265,212	$(54,040,157)	$(6,713,239)

Three Months Ended September 30, 2023

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance – September 30, 2023 ⁽ⁱ⁾	149,892	$150	98,940	$59,360	$43,458,946	$(52,060,481)	$(8,542,025)

Common Stock issued for cash – Reversal					(20,000)		(20,000)
Common Stock issued for acquisition of Cyren Assets ⁽ⁱ⁾	-	-	165,290	165	1,999,835	-	2,000,000
Common Stock issued for conversion of debt ⁽ⁱ⁾	-	-	4,394	2,049	22,951	-	25,000
Warrant issued in conjunction with debts ⁽ⁱ⁾	-	-	-	-	1,682,499	-	1,682,499
Stock-based compensation ⁽ⁱ⁾	-	-	500	(18)	120,981	-	120,963
Net income	-	-	-	-	-	(1,979,676)	(1,979,676)
Balance – September 30, 2023 ⁽ⁱ⁾	149,892	$150	269,124	$61,556	$47,265,212	$(54,040,157)	$(6,713,239)

⁽ⁱ⁾	Reflects retrospectively the 1-for-600 reverse stock split that became effective September 20, 2023. Refer to Note 1, “Summary of Business Operations and Significant Accounting Policies”

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-4

DATA443 RISK MITIGATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (Continued)

(UNAUDITED)

Nine Months Ended September 30, 2022

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - December 31, 2021 ⁽ⁱ⁾	150,000	$150	203	$122	$37,810,380	$(42,033,887)	$(4,223,235)

Cumulative-effect adjustment from adoption of ASU 2020-06	-	-	-	-	(517,500)	439,857	(77,643)
Common Stock issued for acquisition of Centurion assets ⁽ⁱ⁾	-	-	635	381	2,475,807	-	2,476,188
Subscription for share issuance	-	-	-	-	829,000	-	829,000
Common Stock issued for conversion of preferred stock ⁽ⁱ⁾	(108)	-	180	108	(108)	-	-
Common Stock issued for conversion of debt ⁽ⁱ⁾	-	-	481	289	130,799	-	131,088
Common Stock issued in conjunction with convertible notes ⁽ⁱ⁾	-	-	30	18	140,919		140,937
Common Stock issued for exercised cashless warrants ⁽ⁱ⁾	-	-	11	7	(7)	-	-
Common Stock issued for service ⁽ⁱ⁾	-	-	256	153	844,048	-	844,201
Resolution of derivative liability upon exercise of warrants	-	-	-	-	57,883	-	57,883
Warrants issued in conjunction with debts	-	-	-	-	47,628	-	47,628
Stock-based compensation	-	-	-	-	(14,280)	-	(14,280)
Net loss	-	-	-	-	-	(5,966,882)	(5,966,882)
Balance – September 30, 2022 ⁽ⁱ⁾	149,892	$150	1,796	$1,078	$41,804,569	$(47,560,912)	$(5,755,115)

Three months ended September 30, 2022

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance – June 30, 2022 ⁽ⁱ⁾	149,892	$150	1,591	$954	$40,842,698	$(45,978,192)	$(5,134,390)

Subscription for share issuance	-	-	-	-	829,000	-	829,000
Common Stock issued for conversion of debt ⁽ⁱ⁾	-	-	205	124	101,640	-	101,764
Stock-based compensation	-	-	-	-	31,231	-	31,231
Net loss	-	-	-	-	-	(1,582,720)	(1,582,720)
Balance – September 30, 2022 ⁽ⁱ⁾	149,892	$150	1,796	$1,078	$41,804,569	$(47,560,912)	$(5,755,115)

⁽ⁱ⁾	Reflects retrospectively the 1-for-600 reverse stock split that became effective September 20, 2023. Refer to Note 1, “Summary of Business Operations and Significant Accounting Policies”

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-5

DATA443 RISK MITIGATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(2,628,029)	$(5,862,251)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Change in fair value of derivative liability	-	57,883
(Gain) loss on settlement of debt	(5,057,970)	-
Stock-based compensation expense	641,552	829,921
Depreciation and amortization	511,485	816,944
Amortization of debt discount	1,239,686	1,878,976
Bad debt	-	345,775
Lease liability amortization	(96,204)	42,339
Changes in operating assets and liabilities:
Accounts receivable	(3,645)	(328,466)
Prepaid expenses and other assets	(556,786)	25,172
Accounts payable and accrued liabilities	1,877,179	675,723
Deferred revenue	(542,900)	1,043,786
Accrued interest expense	5,136,419	203,512
Accrued Dividend	-	(14,233)
Net Cash (used in ) provided by Operating Activities	520,787	(284,919)

CASH FLOWS FROM INVESTING ACTIVITIES:
Advance payment for acquisition	(100,000)	(250,000)
Purchase of property and equipment	(185,523)	(298,839)
Net Cash used in Investing Activities	(285,523)	(548,839)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from issuance of convertible notes payable	1,067,631	1,257,800
Repayment of convertible notes payable	(294,868)	(895,783)
Proceeds from stock subscription for share issuance	-	829,000
Proceeds from issuance of Series B Preferred Stock	-	75,000
Redemption of Series B Preferred Stock	-	(487,730)
Finance lease payments	(10,341)	(57,325)
Proceeds from issuance of notes payable	-	2,516,912
Repayment of notes payable	(1,252,955)	(3,430,411)
Proceeds from related parties	318,447	224,778
Repayment to related parties	(60,000)	(174,431)
Net Cash used in Financing Activities	(232,086)	(142,190)

Net change in cash	3,178	(975,948)
Cash, beginning of period	1,712	1,204,933
Cash, end of period	$4,890	$228,985

Supplemental cash flow information
Cash paid for interest	$701,427	$454,366
Cash paid for taxes	$-	$-

Non-cash Investing and Financing transactions:
Common Stock issued for purchase of intangibles	$2,000,000	$2,476,188
Common Stock issued for exercised cashless warrant	$-	$7
Settlement of convertible notes payable through issuance of common stock	$357,592	$131,087
Common Stock issued in conjunction with convertible note	$-	$140,936
Warrant issued in conjunction with debts	$1,682,499	$47,628
Resolution of derivative liability upon exercise of warrant	$-	$57,883
Cumulative-effect adjustment from adoption of ASU 2020-06	$-	$77,642

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-6

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Data443 Risk Mitigation, Inc. (“we,” “us,” “our” or the “Company”) was incorporated as a Nevada corporation on May 4, 1998. On October 15, 2019, we changed our name from LandStar, Inc. to Data443 Risk Mitigation, Inc..

We deliver solutions and capabilities that businesses can use in conjunction with their use of established cloud vendors such as Microsoft® Azure, Google® Cloud Platform (GCP) and Amazon® Web Services (AWS), as well as with on-premises databases and database applications with virtualization platforms, such as those hosted or configured using VMWare®, Citrix® and Oracle® clouds/products.

Reverse Stock Split

Our Board of Directors and stockholders approved a reverse stock split of the outstanding shares of our common stock, par value $0.001 (the “Common Stock”) on the basis of one share of Common Stock for every 600 shares of Common Stock, which reverse stock split became effective on September 20, 2023. Unless noted otherwise, all shares and per share amounts and information presented herein have been retroactively adjusted to reflect the reverse stock split for all periods presented.

Advance Payment for Acquisition

On January 19, 2022, we entered into an Asset Purchase Agreement with Centurion Holdings I, LLC (“Centurion”) to acquire the intellectual property rights and certain assets collectively known as Centurion SmartShield Home and SmartShield Enterprise, patented technology that protects and recovers devices in the event of ransomware attacks. The total purchase price of $3,400,000 consists of: (i) a $250,000 cash payment at closing; (ii) a $2,900,000 promissory note issued by us in favor of Centurion (“Centurion Note”); and (iii) $250,000 in the form of a contingent payment. The Centurion Note matures on January 19, 2027 but provides that our repayment obligation accelerates upon the occurrence of certain events. In April 2022, we and Centurion agreed that we would issue shares of Common Stock to Centurion in an amount then-equivalent to $2,400,000, as partial repayment of amount due under the Centurion Note. We issued Centurion 635 shares of Common Stock on April 20, 2022. Because Data443 still has some repayment obligations to fulfill under the Centurion Note, as of the filing date of these financial statements, the acquisition that is the subject of the Centurion Asset Purchase Agreement is still not completed, and is expected to be completed in 2023.

On May 11, 2023, we entered into an agreement to purchase certain assets (the “Purchase Agreement”) with the Appointed Receiver for the Assets of Cyren Ltd (the “Receiver”). Pursuant to the Purchase Agreement, the Receiver sold, transferred, assigned, conveyed and delivered to us, and we purchased from Receiver, all right, title, and interest in and to certain assets in the Purchase Agreement (the “Assets”). In exchange for the Assets, we will pay (i) $500,000 payable in cash, (ii) shares of our Common Stock equivalent to $2,000,000 and (iii) $1,000,000 in the form of an earn out payment, as further described in the Purchase Agreement. We issued the Receiver 165,290 shares of Common Stock on September 26, 2023 and $100,000 cash payment as an advance on the cash payable obligation. As of the filing of this Quarterly Report, the transaction has not yet closed.

Basis of Presentation

These unaudited condensed consolidated financial statements have been prepared in accordance with rules and regulations of the Securities and Exchange Commission (“SEC”) and generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the unaudited condensed consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, we have included all adjustments considered necessary for a fair presentation and such adjustments are of a normal recurring nature. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2022 and notes thereto and other pertinent information contained in our Form 10-K as filed with the SEC on February 24, 2023 and amended on August 24, 2023. The results of operations for the nine months ended September 30, 2023, are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2023.

Basis of Consolidation

The accompanying unaudited consolidated financial statements as of September 30, 2023 include our accounts and those of our wholly-owned subsidiary, Data 443 Risk Mitigation, Inc., a North Carolina operating company. These unaudited consolidated financial statements have been prepared on the accrual basis of accounting in accordance with US GAAP. All inter company balances and transactions have been eliminated in consolidation.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on the net loss or and financial position.

F-7

Accounts Receivable

Trade receivables are generally recorded at the invoice amount mostly for a one-year period, net of an allowance for bad debt. For the three months ended September 30, 2023, and September 30, 2022, we recorded bad debt expense of $0 and $345,775, respectively. For the nine months ended September 30, 2023, and September 30, 2022, we recorded bad debt expense of $0 and $345,775, respectively.

Stock-Based Compensation

Employees – We account for stock-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period.

Nonemployees - Under the requirements of the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Stock-Based Payment Accounting (“ASU 2018-07”), we account for stock-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

We recorded approximately $120,981 in stock-based compensation expense for the three months ended September 30, 2023, compared to $31,231 in stock-based compensation expense for the three months ended September 30, 2022.

We recorded approximately $641,552 in stock-based compensation expense for the nine months ended September 30, 2023, compared to $(14,280) in stock-based compensation expense for the nine months ended September 30, 2022. Determining the appropriate fair value model and the related assumptions requires judgment. During the three and nine months ended September 30, 2023, the fair value of each option grant was estimated using a Black-Scholes option-pricing model. The expected volatility represents the historical volatility of our publicly traded Common Stock. Due to limited historical data, we calculate the expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The expected term for options granted to nonemployees is the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. We have not paid and do not anticipate paying cash dividends on our shares of Common Stock; therefore, the expected dividend yield is assumed to be zero.

Contingencies

We account for contingent liabilities in accordance with Accounting Standards Codification (“ASC”) Topic 450, Contingencies. This standard requires management to assess potential contingent liabilities that may exist as of the date of the financial statements to determine the probability and amount of loss that may have occurred, which inherently involves an exercise of judgment. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed in our financial statements. For loss contingencies considered remote, we generally would neither accrue any estimated liability nor disclose the nature of the contingent liability in our financial statements. Management has assessed potential contingent liabilities as of September 30, 2023, and based on that assessment, there are no probable or possible loss contingencies requiring accrual or establishment of a reserve.

Basic and Diluted Net Loss Per Share of Common Stock

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of Common Stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of Common Stock plus the effect of dilutive potential Common Shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options, warrant and convertible notes.

For the three and nine months ended September 30, 2023 and 2022, the following Common Stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive:

	Three Months Ended
	September 30,
	2023	2022
	(Shares)	(Shares)
Series A Preferred Stock	149,892,000	149,892,000
Stock options	5,034	1
Warrants	753,976	264
Total	150,651,010	149,892,265

	Nine Months Ended
	September 30,
	2023	2022
	(Shares)	(Shares)
Series A Preferred Stock	149,892,000	149,892,000
Stock options	9,765	1
Warrants	754,240	264
Total	150,656,005	149,892,265

F-8

Recently Adopted Accounting Guidance

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity” (“Standard”). The Standard reduced the number of accounting models available for convertible debt instruments and convertible preferred stock. Pursuant to the Standard, convertible debt instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid in capital. The Standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Due to adoption of this Standard on January 1, 2022, we recognized a cumulative effect adjustment to increase the opening retained earnings as of January 1, 2022 by $439,857.

To compute the transition adjustment for a convertible instrument under both the modified retrospective and full retrospective methods, entities need to recompute the basis of that instrument at transition (i.e., the beginning of year of adoption for the modified retrospective method or the beginning of earliest year presented for the full retrospective method) as if the conversion option had not been separated. We use the modified retrospective method to adjust.

Recently Issued Accounting Pronouncements

We have considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

NOTE 2: LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As reflected in the financial statements, we have incurred significant current period losses of $2,628,029 for the nine months ended September 30, 2023 and we have negative working capital of $10,669,338 and an accumulated deficit $54,040,157 as of September 30, 2023. We have relied upon loans and issuances of our equity to fund our operations. These conditions, among others, raise substantial doubt about our ability to continue as a going concern. Management’s plans regarding these matters, include raising additional debt or equity financing, the terms of which might not be acceptable. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3: PROPERTY AND EQUIPMENT

The following table summarizes the components of our property and equipment as of the dates presented:

	September 30,	December 31,
	2023	2022
Furniture and Fixtures	$6,103	$6,103
Computer Equipment	1,053,193	867,670
	1,059,296	873,773
Accumulated depreciation	(584,230)	(446,742)
Property and equipment, net of accumulated depreciation	$475,066	$427,031

Depreciation expense for the three months ended September 30, 2023 and 2022, was $ 46,272.00 and $ 45,958.00, respectively.

Depreciation expense for the nine months ended September 30, 2023 and 2022, was $137,488 and $126,128, respectively.

During the nine months ended September 30, 2023 and 2022, we purchased property and equipment of $185,523 and $298,839, respectively.

F-9

NOTE 4: INTELLECTUAL PROPERTY

The following table summarizes the components of our intellectual property as of the dates presented:

	September 30, 2023	December 31, 2022
Intellectual property:
WordPress® GDPR rights	$46,800	$46,800
ARALOC®	1,850,000	1,850,000
ArcMail®	1,445,000	1,445,000
DataExpress®	1,388,051	1,388,051
FileFacets®	135,000	135,000
IntellyWP™	60,000	60,000
Resilient Network Systems	305,000	305,000
	5,229,851	5,229,851
Accumulated amortization	(5,149,517)	(4,775,520)
Intellectual property, net of accumulated amortization	$80,334	$454,331

We recognized amortization expense of $124,663 and $230,272 for the three months ended September 30, 2023, and 2022, respectively.

We recognized amortization expense of $373,998 and $690,816 for the nine months ended September 30, 2023, and 2022, respectively.

Based on the carrying value of definite-lived intangible assets as of September 30, 2023, we estimate our amortization expense for the next five years will be as follows:

Amortization
Expense
Year ended December 31,
2023 (excluding the nine months ended September 30, 2023)	$37,584
2024	27,000
2025	15,750
Thereafter	-
$80,334

NOTE 5: ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following table summarizes the components of our accounts payable and accrued liabilities as of the dates presented:

	September 30,	December 31,
	2023	2022
Accounts payable	$1,415,034	$427,553
Credit cards	83,662	50,302
Accrued liabilities	1,410,414	554,076
	$2,909,110	$1,031,931

NOTE 6: DEFERRED REVENUE

For the nine months ended September 30, 2023 and as of December 31, 2022, changes in deferred revenue were as follows:

	September 30,	December 31,
	2023	2022
Balance, beginning of period	$2,493,151	$1,608,596
Deferral of revenue	1,424,478	3,511,678
Recognition of deferred revenue	(1,967,378)	(2,627,123)
Balance, end of period	$1,950,251	$2,493,151

As of September 30, 2023 and December 31, 2022, deferred revenue is classified as follows:

	September 30,	December 31,
	2023	2022
Current	$1,619,711	$1,704,249
Non-current	330,540	788,902
	$1,950,251	$2,493,151

NOTE 7: LEASES

Operating lease

We have two noncancelable operating leases for office facilities, one that we entered into January 2019 and that expires January 10, 2024 and another that we entered into in April 2022 and that expires April 30, 2024. Each operating lease has a renewal option and a rent escalation clause. In the summer of 2022, we relocated to the expanded square footage of the premises that are the subject of the April 2022 lease to support our growing operations, and entered into a commission agreement with the landlord of the building to sublet the premises that are the subject of the January 2019 lease.

We recognized total lease expense of approximately $55,389 and $54,474 for the three months ended September 30, 2023 and 2022, respectively, primarily related to operating lease costs paid to lessors from operating cash flows. We recognized total lease expense of approximately $202,383 and $137,813 for the nine months ended September 30, 2023 and 2022, respectively, primarily related to operating lease costs paid to lessors from operating cash flows. As of September 30, 2023 and December 31, 2022, we recorded a security deposit of $33,467.

F-10

At September 30, 2023, future minimum lease payments under operating leases that have initial noncancelable lease terms in excess of one year were as follows:

Total
Year Ended December 31,
2023 (excluding the nine months ended September 30, 2023)	121,190
2024	121,406
Thereafter	-
242,596
Less: Imputed interest	(7,297)
Operating lease liabilities	235,299

Operating lease liability – current	235,299
Operating lease liability - non-current	$-

The following summarizes other supplemental information about our operating leases as of September 30, 2023:

Weighted average discount rate	8%
Weighted average remaining lease term (years)	.58

Financing leases

We do not have any financing leases as of September 30, 2023 and $10,341 as of December 31, 2022.

NOTE 8: CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	September 30,	December 31,
	2023	2022
Convertible Notes - Issued in fiscal year 2020	97,946	97,946
Convertible Notes - Issued in fiscal year 2021	508,440	600,400
Convertible Notes - Issued in fiscal year 2022	1,712,194	3,710,440
Convertible Notes - Issued in fiscal year 2023	2,211,083	-
	4,529,663	4,408,786
Less debt discount and debt issuance cost	(1,289,241)	(176,685)
	3,240,422	4,232,101
Less current portion of convertible notes payable	3,142,476	4,134,155
Long-term convertible notes payable	$97,946	$97,946

During the nine months ended September 30, 2023 and September 30, 2022, we recognized interest expense of $431,806 and $433,940, respectively, and amortization of debt discount expense of $544,675 and $651,383, respectively.

During the three months ended September 30, 2023 and September 30, 2022, we recognized interest expense of $145,164 and $59,002 and amortization of debt discount, included in interest expense of $398,838 and $15,373, respectively.

Conversion

During the nine months ended September 30, 2023, we converted notes with principal amounts and accrued interest of $357,592 into 21,428 shares of Common Stock.

F-11

Convertible notes payable consists of the following:

Promissory Notes - Issued in fiscal year 2020

In 2020, we issued convertible promissory notes with principal amounts totaling $100,000. The 2020 Promissory Notes have the following key provisions:

●	Terms 60 months.

●	Annual interest rates of 5%.

●	Conversion price fixed at $0.01.

Promissory Notes - Issued in fiscal year 2021

In 2021, we issued convertible promissory notes with principal amounts totaling $1,696,999, which resulted in cash proceeds of $1,482,000 after financing fees of $214,999 were deducted. The 2021 Convertible Notes have the following key provisions:

●	Terms ranging from 90 days to 12 months.

●	Annual interest rates of 5% to 12%.

●	Convertible at the option of the holders after varying dates.

●	Conversion price based on a formula corresponding to a discount (39% discount) off the average closing price or lowest trading price of our Common Stock for the 20 prior trading days including the day on which a notice of conversion is received.

●	The Mast Hill Fund, LLC convertible promissory note matured on October 19, 2022. The default annual interest rate of 16% is the effective interest rate on the past due principal and interest. As of September 30, 2023 the note had a principle balance of $508,440 and accrued interest of $60,286.

The 2021 Convertible Notes also were associated with the following:

●	The issuance of 2 shares of Common Stock valued at $133,663.

●	The issuance of 197 warrants to purchase shares of Common Stock with an exercise price a range from $4,464 to $21,600. The term in which the warrants can be exercised is 5 years from issue date. (Note 12)

During the nine months ended September 30, 2023, in connection with the 2021 Convertible Notes, we repaid principal in the amount of $38,490 and interest expense of $39,822.

Promissory Notes - Issued in fiscal year 2022

During the year ended December 31, 2022, we issued convertible promissory notes with principal amounts totaling $2,120,575, which resulted in cash proceeds of $1,857,800 after deducting a financing fee of $262,775. The 2022 Convertible Notes have the following key provisions:

●	Terms ranging from 3 to 12 months.

F-12

●	Annual interest rates of 9% to 20%.

●	Convertible at the option of the holders after varying dates.

●	Conversion price based on a formula corresponding to a discount (20% or 39% discount) off the lowest trading price of our Common Stock for the 20 prior trading days including the day on which a notice of conversion is received, although one of the 2022 Convertible Notes establishes a fixed conversion price of $2,700 per share.

●	924 shares of Common Stock valued at $473,691 issued in conjunction with convertible notes.

●	On June 30, 2023, we entered into a Note Exchange Agreement (the “Note Exchange Agreement”) with Westland Properties LLC (the “Noteholder”), pursuant to which we agreed with Westland Properties LLC to exchange one outstanding note with a total outstanding balance of $5,398,299 for a new note with an aggregate value of $665,000 (the “New Note”). The New Note matures on June 1, 2024, and calls for payments of (i) $115,000 on or prior to July 25, 2023, (ii) nine monthly payments to the noteholder in the amount of $38,889 each, with the first payment beginning September 1, 2023 and (iii) $200,000 on the earlier of (a) three business days following our successful listing on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange or (b) the receipt of not less than $4,000,000 in funding from a single transaction. If the conditions for payment of the above $200,000 are not met, but we raise capital in excess of $500,000 in a single closing, then 25% of any capital raised in such closing shall be used to satisfy the $200,000 payment. We followed ASC470 Trouble Debt Restructuring, to record a gain on settlement of debt for $4,904,081.

In connection with the adoption of ASU 2020-06 on January 1, 2022, we reclassified $517,500, previously allocated to the conversion feature, from additional paid-in capital to convertible notes on our balance sheet. The reclassification was recorded to combine the two legacy units of account into a single instrument classified as a liability. As of January 1, 2022, we also recognized a cumulative effect adjustment of $439,857 to accumulated deficit on our balance sheet, that was primarily driven by the derecognition of interest expense related to the accretion of the debt discount as required under the legacy accounting guidance. Under ASU 2020-06, we will no longer incur non-cash interest expense related to the accretion of the debt discount associated with the embedded conversion option.

Promissory Notes - Issued in fiscal year 2023

During the nine months ended September 30, 2023, we issued convertible promissory notes with principal amounts totaling $2,211,083, which resulted in cash proceeds of $2,015,000 after deducting a financing fee of $462,112. The 2023 Convertible Notes have the following key provisions:

●	Terms ranging from 9 to 12 months.

●	Annual interest rates of 9% to 20%.

●	Convertible at the option of the holders after varying dates.

●	Conversion price based on a formula corresponding to a discount (20% or 30% discount) off the lowest trading price of our Common Stock for the 20 prior trading days including the day on which a notice of conversion is received, although one of the 2023 Convertible Notes establishes a fixed conversion price of $.50 per share and two of the 2023 Convertible Notes have a fixed conversion price of $.005 per share.

●	As of the nine months ended September 30, 2023, there were no derivative liabilities.

F-13

NOTE 9: DERIVATIVE LIABILITIES

We analyzed the conversion option of convertible notes for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

We determined our derivative liabilities to be a Level 3 fair value measurement during the year based on management’s estimate of the expected future cash flows required to settle the liabilities, and used the Binomial pricing model to calculate the fair value as of September 30, 2023. The Binomial model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note and warrant is estimated using the Binomial valuation model. As of the nine months ended September 30, 2023, there were no derivative liabilities.

For the nine months ended September 30, 2023 there was no derivative outstanding, and no loss recorded. For the nine months ended September 30, 2022, the change in fair value of the derivative liability was $57,883 and the loss on the derivative was $57,883.

The fair value of the derivative liability for all the notes that became convertible, including the notes issued in prior years, during the year ended December 31, 2022 amounted to $57,883 recognized as a derivative loss.

The inputs used to calculate the derivative values are as follows:

	Nine months ended	Year ended
	September 30,	December 31,
	2023	2022
Expected term	-	- *
Expected average volatility	-%	280%
Expected dividend yield	-	-
Risk-free interest rate	-%	3.65%

*	There is no excepted term on the convertible notes.

F-14

NOTE 10: NOTES PAYABLE

Notes payable consists of the following:

	September,	December 31,		Interest
	2023	2022	Maturity	Rate
Economic Injury Disaster Loan - originated in May 2020 (1, 2)	$500,000	$500,000	30 years	3.75%
Promissory note - originated in September 2020	-	20,182	$2,873.89 monthly payment for 36 months	14.0%
Promissory note - originated in December 2020	3,303	16,047	$1,854.41 monthly payment for 36 months	8.0%
Promissory note - originated in January 2021	4,683	22,243	$2,675.89 monthly payment for 36 months	18.0%
Promissory note - originated in February 2021 (3)	1,305,373	1,305,373	5 years	4.0%
Promissory note - originated in April 2021(4)	866,666	866,666	1 year	12%
Promissory note - originated in July 2021(4)	352,500	352,500	1 year	12%
Promissory note - originated in September 2021	34,735	43,667	$1,383.56 monthly payment for 60 months	28%
Promissory note - originated in April 2022	60,418	73,204	$1,695.41 monthly payment for 36 months	16.0%
Promissory note - originated in April 2022	61,392	239,858	$7,250 daily payment for 168 days	25%
Promissory note – originated in June 2022	-	149,011	$20,995 weekly payment for 30 weeks	49%
Promissory note - originated in July 2022	45,575	54,557	$1,485.38 monthly payment for 60 months	18%
Promissory note - originated in July 2022	70,393	94,878	$3,546.87 monthly payment for 36 months	10%
Promissory note - originated in August 2022	21,753	26,538	$589.92 monthly payment for 60 months	8%
Promissory note - originated in October 2022	1,111,032	635,745	$1,749.00 daily payment for 30 days	66%
Promissory note - originated in January 2023	4,660	-	$237.03 monthly payment for 36 months	25%
Promissory note - originated in March 2023	50,543	-	$1,521.73 monthly payment for 60 months	18%
Promissory note - originated in March 2023	12,189	-	$559.25 monthly payment for 36 months	17%
Promissory note - originated in April 2023	21,115	-	$3,999.00 monthly payment for 12 months	12%
Promissory note - originated in April 2023	25,709	-	$3,918.03 monthly payment for 12 months	6%
Promissory note - originated in May 2023	250,000	-	3 months	29%
Promissory note - originated in August 2023	17,406	-	36 months	14%
	4,819,445	4,400,469
Less debt discount and debt issuance cost	(1,354,031)	(377,111)
	3,465,414	4,023,358
Less current portion of promissory notes payable	2,100,549	918,785
Long-term promissory notes payable	$1,364,865	$3,104,573

During the nine months ended September 30, 2023 and 2022, we recognized interest expense of $313,069 and $172,371, and amortization of debt discount, of $695,011 and $927,505, respectively, included in interest expense.

During the three months ended September 30, 2023 and 2022, we recognized interest expense of $76,962 and $58,678, and amortization of debt discount, included in interest expense of $215,065 and $301,884, respectively

During the nine months ended September 30, 2023 and the year ended December 31, 2022, we issued promissory notes for a total of $1,617,868 and $4,840,215 , less discount of $1,671,868 and $1,381,970 , and repaid $1,252,955 and 4,408,240 , respectively.

During the three months ended September 30, 2023 and 2022, we issued promissory notes for a total of $18,096 and $431,112, less discount of $18,096 and $20,965, and repaid $205,737 and $1,472,919, respectively.

F-15

NOTE 11: COMMITMENTS AND CONTINGENCIES

DMB Note Collection Action

On June 17, 2021, DMB Group, LLC (“DMB”) filed a lawsuit against our wholly-owned subsidiary, the North Carolina operating company Data443 Risk Mitigation, Inc., (the “Subsidiary”) in County Court in Denton County, Texas, naming the Subsidiary as defendant. The matter was settled September 2021 by mutual agreement of the involved parties. The Subsidiary has made all payments required pursuant to the settlement and the matter is now considered closed. The Court granted our motions for nonsuit and dismissal with prejudice on orders entered May 4 and May 5, 2022 respectively.

Employment Related Claims

We view most legal proceedings involving claims of former employees as routine litigation incidental to the business, and therefore not material.

Litigation

In the ordinary course of business, we are involved in a number of lawsuits incidental to our business, including litigation related to intellectual property, employees, and commercial matters. Although it is difficult to predict the ultimate outcome of these cases, management believes that any ultimate liability would not have a material adverse effect on our consolidated financial condition or results of operations. However, an unforeseen unfavorable development in any of these cases could have a material adverse effect on our consolidated financial condition, results of operations, or cash flows in the period in which it is recorded.

NOTE 12: CAPITAL STOCK AND REVERSE STOCK SPLIT

On September 14, 2023, we filed an amendment to its Articles of Incorporation to effect a 1-for-600 reverse stock split of its issued and outstanding shares of common stock, each with $0.001 par value (“Common Stock”). All per share amounts and number of shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split.

Preferred Stock

As of September 30, 2023, we are authorized to issue 230,000 shares of preferred stock with a par value of $0.001, of which 150,000 shares have been designated as Series A Preferred Stock, and 80,000 shares have been designated as Series B Preferred Stock with a par value of $10 per share.

Series A Preferred Stock

As of September 30, 2023, we are authorized to issue 150,000 of Series A Preferred stock with par value of $0.001. Each share of Series A Preferred Stock was (i) convertible into 1.6 shares of Common Stock, and (ii) entitled to vote 15,000 shares of Common Stock on all matters submitted to a vote by holders of Common Stock. All issued and outstanding shares of Series A Preferred Stock are held by our Chief Executive Officer.

As of September 30, 2023 and December 31, 2022, 149,892 shares of Series A Preferred Stock were issued and outstanding, respectively.

F-16

Series B Preferred Stock

As of September 30, 2023, we are authorized to issue 80,000 of Series A Preferred Stock with par value of $10.00. Each share of Series B Preferred Stock (i) is convertible into Common Stock at a price per share equal to sixty one percent (61%) of the lowest price for our Common Stock during the twenty (20) days of trading preceding the date of the conversion; (ii) earns dividends at the rate of nine percent (9%) per annum; and, (iii) has no voting rights.

As of September 30, 2023 and December 31, 2022, 0 and 0 shares of Series B Preferred Stock were issued and outstanding, respectively.

Common Stock

As of September 30, 2023, we are authorized to issue 500,000,000 shares of Common Stock with a par value of $0.001. All shares of Common Stock have equal voting rights, are non-assessable, and have one vote per share.

During the nine months ended September 30, 2023, we issued Common Stock as follows:

●	21,428 shares issued for conversion of debt;
●	77,010 shares issued for adjustment to PPM investors;
●	536 shares issued for stock-based compensation;
●	165,290 shares issued for partial payment on acquisition of select assets from Cyren Ltd bankruptcy trustee.

As of September 30, 2023 and December 31, 2022, 269,124 and 4,360 shares of Common Stock were issued and outstanding, respectively.

Warrants

A summary of activity during the nine months ended September 30, 2023 follows:

	Warrants Outstanding
		Weighted Average
	Number	Exercise Price
Outstanding, December 31, 2022	267	$13,242.00
Granted	753,973	.60
Exercised	-	-
Forfeited/canceled	-	-
Outstanding, September 30, 2023	754,240	$8.03

During the nine months ended September 30, 2023, 0 warrants were exercised and we issued 0 shares of Common Stock as a result.

F-17

The following table summarizes information relating to outstanding and exercisable warrants as of September 30, 2023:

Exercisable Warrants Outstanding
	Weighted Average Remaining
Number of Warrants	Contractual life (in years)	Weighted Average Exercise Price
10	2.20	$96,000.00
12	2.56	$72,000.00
26	2.82	$21,600.00
5	3.00	$21,600.00
55	3.05	$5,929.10
124	3.23	$4,464.00
32	3.61	$3,600.00
3	3.61	$3,600.00
270,833	.75	$0.60
250,000	.75	$0.60
191,473	.19	$0.60
41,667	.76	$0.60
754,240	.59	$5.09

NOTE 13: STOCK-BASED COMPENSATION

Stock Options

During the nine months ended September 30, 2023, we granted options for the purchase of our Common Stock to certain employees as consideration for salary compensation and services rendered. The terms of the stock option grants are determined by our Board of Directors consistent with our 2019 Omnibus Stock Incentive Plan which the Board adopted May 16, 2019. Our stock options generally vest upon the one-year anniversary date of the grant and have a maximum term of ten years.

The following summarizes the stock option activity for the nine months ended September 30, 2023:

	Options Outstanding	Weighted-Average Exercise Price
Balance as of December 31, 2022	1,442	$1,002.00
Grants	8,322	25.23
Exercised	-	-
Cancelled	1	40,400.00
Balance as of September 30, 2023	9,765	$173.61

The following summarizes certain information about stock options vested and expected to vest as of September 30, 2023:

	Number of Options	Weighted- Average Remaining Contractual Life (In Years)	Weighted- Average Exercise Price
Outstanding	9,765	8.43	$1,459.50
Exercisable	990	9.31	$247.56
Expected to vest	1,637	8.43	$1,459.50

As of September 30, 2023 and December 31, 2022, there was $641,248 and $381,547, respectively, of total compensation costs related to non-vested stock-based compensation arrangements which we expect to recognized within the next 12 months.

F-18

Restricted Stock Awards

The following summarizes the restricted stock activity for the nine months ended September 30, 2023:

		Weighted-Average
	Shares	Fair Value
Balance as of December 31, 2022	538	$282,659
Shares of restricted stock granted	11,750	270,000
Exercised	1,036	15,761
Cancelled	-	-
Balance as of September 30, 2023	13,324	$237,659

Number of Restricted Stock Awards	September 30, 2023	December 31, 2022
Vested	1,036	2
Non-vested	11,250	536

NOTE 14: RELATED PARTY TRANSACTIONS

Jason Remillard is our president and Chief Executive Officer and the sole director. Through his ownership of Series A Preferred Stock, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders. Greg McCraw is our Chief Financial Officer and owns shares of our Common Stock.

During the nine months ended September 30, 2023, we borrowed $73,200 from our CEO and $150,000 from our CFO. Our CEO paid operating expenses of $90,247 on our behalf and we repaid $60,000 to our CEO.

As of September 30, 2023 and December 31, 2022, we owed $370,509 and $112,062, respectively, to related parties.

NOTE 15: SUBSEQUENT EVENTS

The Company does not have any events subsequent to September 30, 2023 through November 17, 2023, the date of the financial statements were issued for disclosure consideration.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder’s

Data443 Risk Mitigation

Opinion on the Financial

We have audited the accompanying consolidated balance sheets of Data443 Risk Mitigation, Inc. (the Company) as of December 31, 2022 and 2021, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Prior Issued Financials

As discussed in Note 17 to the financial statements, the 2022 financial statements have been restated to correct the presentation of the statement of cashflows.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has negative working capital and a stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

TPS Thayer, LLC

We have served as the Company’s auditor since 2020.

Sugar Land, Texas

February 24, 2023, except for Note 17, as to which the date is August 23, 2023

F-20

DATA443 RISK MITIGATION, INC.

CONSOLIDATED BALANCE SHEETS

	As of
	December 31,	December 31,
	2022	2021
Assets
Current assets
Cash	$1,712	$1,204,933
Accounts receivable, net	31,978	21,569
Advance payment for acquisition	2,726,188	-
Prepaid expense and other current assets	91,204	70,802
Total current assets	2,851,082	1,297,304

Property and equipment, net	427,031	288,406
Operating lease right-of-use assets, net	405,148	174,282
Intellectual property, net of accumulated amortization	454,331	1,269,819
Deposits	45,673	31,440
Total Assets	$4,183,265	$3,061,251

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$1,031,931	115,673
Deferred revenue	1,704,249	1,035,185
Interest payable	478,712	204,915
Notes payable, net of unamortized discount	918,785	1,720,777
Convertible notes payable, net of unamortized discount	4,134,155	993,931
Due to a related party	112,062	247,366
Operating lease liability	213,831	112,322
Finance lease liability	10,341	72,768
Total Current Liabilities	8,604,066	4,502,937

Series B Preferred Stock, 80,000 shares designated; $0.001 par value; Stated value $10.00, 0 and 29,750 shares issued and outstanding, net of discount, respectively	-	278,811
Notes payable, net of unamortized discount - non-current	3,104,573	1,770,989
Convertible notes payable, net of unamortized discount - non-current	97,946	22,357
Deferred revenues - non-current	788,902	573,411
Operating lease liability - non-current	354,631	125,640
Finance lease liability - non-current	-	10,341
Total Liabilities	12,950,118	7,284,486

Stockholders’ Deficit
Preferred stock: 337,500 authorized; $0.001 par value
Series A Preferred Stock, 150,000 shares designated; $0.001 par value; 149,892 and 150,000 shares issued and outstanding, respectively	150	150
Common stock: 125,000,000 authorized; $0.001 par value; 4,360 and 203 shares issued and outstanding, respectively (1)	2,611	122
Additional paid in capital	42,642,514	37,810,380
Accumulated deficit	(51,412,128)	(42,033,887)
Total Stockholders’ Deficit	(8,766,853)	(4,223,235)
Total Liabilities and Stockholders’ Deficit	$4,183,265	$3,061,251

(1) Reflects retrospectively the 1-for-600 reverse stock split that became effective September 20, 2023. Refer to Note 1, “Summary of Business Operations and Significant Accounting Policies”

See the accompanying notes, which are an integral part of these consolidated financial statements.

F-21

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2022	2021

Revenue	$2,627,123	$3,609,494
Cost of revenue	518,843	546,888
Gross profit	2,108,280	3,062,606

Operating expenses
General and administrative	5,552,936	5,433,113
Sales and marketing	231,472	266,732
Total operating expenses	5,784,408	5,699,845

Net loss from operations	(3,676,128)	(2,637,239)

Other income (expense)
Interest expense	(5,979,456)	(3,334,413)
Loss on impairment of intangible asset	-	(75,000)
Gain (loss) on settlement of debt	-	186,156
Change in fair value of derivative liability	(57,883)	(614,658)
Total other expense	(6,037,339)	(3,837,915)

Loss before income taxes	(9,713,467)	(6,475,154)
Provision for income taxes	-	-
Net loss	$(9,713,467)	$(6,475,154)

Dividend on Series B Preferred Stock	(104,631)	(40,149)
Net loss attributable to common stockholders	$(9,818,098)	$(6,515,303)

Basic and diluted loss per Common Share (1)	$(2,250.00)	$(41,274.00)
Basic and diluted weighted average number of common shares outstanding	3,567	158

(1) Reflects retrospectively the 1-for-600 reverse stock split that became effective September 20, 2023. Refer to Note 1, “Summary of Business Operations and Significant Accounting Policies”

See the accompanying notes, which are an integral part of these consolidated financial statements.

F-22

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Series A				Additional		Total Stockholders’
	Preferred Stock		Common Stock		Paid in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance - December 31, 2020	150,000	$150	109	$66	$32,027,696	$(35,518,584)	$(3,490,672)

Common stock issued for cash (1)	-	-	17	10	846,791	-	846,801
Common stock issued for conversion of Series B preferred stock (1)	-	-	30	18	827,088		827,106
Common stock issued for conversion of debt (1)	-	-	41	25	1,842,828	-	1,842,853
Common stock issued in conjunction with convertible notes (1)	-	-	2	1	133,662	-	133,663
Common stock issued for exercised cashless warrant (1)	-	-	2	1	(1)	-	-
Warrant issued in conjunction with debts	-	-	-	-	1,024,780	-	1,024,780
Resolution of derivative liability upon exercise of warrant	-	-	-	-	139,067	-	139,067
Stock-based compensation (1)	-	-	2	1	968,469	-	968,470

Net loss	-	-	-	-	-	(6,515,303)	(6,515,303)
Balance - December 31, 2021	150,000	$150	203	$122	$37,810,380	$(42,033,887)	$(4,223,235)

Cumulative-effect adjustment from adoption of ASU 2020-06	-	-	-	-	(517,500)	439,857	(77,643)
Common stock issued for acquisition of Centurion assets (1)	-	-	636	380	2,475,808	-	2,476,188
Subscription for share issuance (1)	-	-	1,552	931	930,069	-	931,000
Common stock issued for conversion of preferred stock (1)	(108)	-	180	108	(108)	-	-
Common stock issued for conversion of debt (1)	-	-	1,665	995	652,801	-	653,796
Common stock issued in conjunction with convertible notes	-	-	30	18	140,919	-	140,937
Common stock issued for exercised cashless warrants (1)	-	-	11	7	(7)	-	-
Common stock issued for service (1)	-	-	83	50	164,970	-	165,020
Resolution of derivative liability upon exercise of warrants	-	-	-	-	57,883	-	57,883
Warrants issued in conjunction with debts	-	-	-	-	47,628	-	47,628
Stock-based compensation	-	-	-	-	879,671	-	879,671
Net loss	-	-	-	-	-	(9,818,098)	(9,818,098)
Balance - December 31, 2022	149,892	$150	4,360	$2,611	$42,642,514	$(51,412,128)	$(8,766,853)

(1) Reflects retrospectively the 1-for-600 reverse stock split that became effective September 20, 2023. Refer to Note 1, “Summary of Business Operations and Significant Accounting Policies”

See the accompanying notes, which are an integral part of these consolidated financial statements.

F-23

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,713,467)	$(6,475,154)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liability	57,883	614,658
(Gain) loss on settlement of debt	-	(186,156)
Stock-based compensation expense	1,044,680	968,470

Loss on impairment of intangible asset	-	75,000
Depreciation and amortization	987,991	1,140,362
Amortization of debt discount	2,321,011	2,906,645
Bad debt	-	36,456
Right of use asset amortization	99,634	(26,214)
Changes in assets and liabilities:
Accounts receivable, net	(10,409)	78,478
Prepaid expenses and other current assets	(20,402)	(70,802)
Accounts payable and accrued liabilities	916,254	(291,922)
Deferred revenue	884,555	90,433
Interest payable	2,193,853	284,206
Deposit	(14,233)	-
Net Cash used in Operating Activities	(1,252,650)	(855,540)

CASH FLOWS FROM INVESTING ACTIVITIES:
Advance payment for acquisition	(250,000)	-
Purchase of property and equipment	(311,128)	(138,331)
Net Cash used in Investing Activities	(561,128)	(138,331)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes payable	2,027,570	1,482,000
Repayment of convertible notes payable	(771,718)	(45,000)
Proceeds from issuance of common stock	931,000	846,801
Proceeds from issuance of Series B Preferred Stock	75,000	525,000
Redemption of Series B Preferred Stock	(487,730)	(63,999)
Finance lease payments	(78,268)	(90,565)
Proceeds from issuance of notes payable	3,458,247	4,377,226
Repayment of notes payable	(4,408,240)	(4,577,578)
Proceeds from related parties	299,280	366,943
Repayment to related parties	(434,584)	(680,807)
Net Cash provided by Financing Activities	610,557	2,140,021

Net change in cash	(1,203,221)	1,146,150
Cash, beginning of period	1,204,933	58,783
Cash, end of period	$1,712	$1,204,933

Supplemental cash flow information
Cash paid for interest	$5,979,456	$152,643
Cash paid for taxes	$-	$-

Non-cash Investing and Financing transactions:
Common stock issued for acquisition of subsidiary	$2,476,188	$-
Common stock issued for exercised cashless warrant	$7	$1
Settlement of series B preferred stock through issuance of common stock	$-	$827,106
Settlement of convertible notes payable through issuance of common stock	$653,796	$1,842,853
Common stock issued in conjunction with convertible note	$140,937	$133,663
Warrant issued in conjunction with debts	$47,628	$1,024,780
Dividend Series B preferred stock	104,631	40,149
Resolution of derivative liability upon exercise of warrant	$57,883	$139,067
Resolution of derivative liability upon conversion of debt	$-	$531,700
Derivative liability recognized as debt discount	$-	$390,000
Settlement of convertible notes payable through issuance of preferred common stock	$-	$65,600
Note payable issued for settlement of License fee payable	$-	$1,004,880
Cumulative-effect adjustment from adoption of ASU 2020-06	$77,643	$-

See the accompanying notes, which are an integral part of these consolidated financial statements.

F-24

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 1: BUSINESS DESCRIPTION

Description of Business

Data443 Risk Mitigation, Inc. (the “Company”) was incorporated as a Nevada corporation on May 4, 1998. On October 15, 2019, the Company changed its name from LandStar, Inc. to Data443 Risk Mitigation, Inc. within the state of Nevada.

We deliver solutions and capabilities that businesses can use in conjunction with their use of established cloud vendors such as Microsoft® Azure, Google® Cloud Platform (GCP) and Amazon® Web Services (AWS), as well as with on-premises databases and database applications with virtualization platforms, such as those hosted or configured using VMWare®, Citrix® and Oracle® clouds/products).

Advance Payment for Acquisition

On January 19, 2022, we entered into an Asset Purchase Agreement with Centurion Holdings I, LLC (“Centurion”) to acquire the intellectual property rights and certain assets collectively known as Centurion SmartShield Home and SmartShield Enterprise, patented technology that protects and recovers devices in the event of ransomware attacks. The total purchase price of $3,400,000 consists of: (i) a $250,000 cash payment at closing; (ii) a $2,900,000 promissory note issued by Data443 in favor of Centurion (“Centurion Note”); and (iii) $250,000 in the form of a contingent payment. The Centurion Note matures January 19, 2027 but provides that Data443’s repayment obligation would accelerate on the occurrence of certain events. One of those events was a financing event that did not occur within the originally anticipated timeframe. If that event had occurred, then Data443’s repayment obligation would have been to repay the balance of the outstanding principal and interest as follows: (i) $500,000 of the then-outstanding amount due in cash; and (ii) the remaining balance, at Data443’s option, in Common stock or a combination of Common stock and cash, with the number of shares of Common stock to be determined according to a specified formula. In April 2022, Data443 and Centurion agreed that, even though the trigger for this acceleration event did not occur, Data443 would issue shares of Common stock to Centurion in an amount then-equivalent to $2,400,000, as partial repayment of the obligation due under the Centurion Note. The number of shares of Common stock Data443 issued to Centurion on April 20, 2022, was 380,952. Because Data443 still has some repayment obligations to fulfill under the Centurion Note, as of the filing date of these financial statements, the acquisition that is the subject of the Centurion Asset Purchase Agreement is still not completed, and is expected to be completed in 2023.

Reverse Stock Splits

Effective March 7, 2022 and July 1, 2021, we effected an 8 for 1 and 2,000 for 1 reverse stock split, respectively, of our issued and outstanding common stock (the “Reverse Stock Splits”). All references to shares of our common stock in this annual report refers to the number of shares of common stock after giving retrospective effect to these Reverse Stock Splits (unless otherwise indicated).

Our Board of Directors and stockholders approved a reverse stock split of the outstanding shares of our common stock, par value $0.001 (the “Common Stock”) on the basis of one share of Common Stock for every 600 shares of Common Stock, which reverse stock split became effective on September 20, 2023. Unless noted otherwise, all shares and per share amounts and information presented herein have been retroactively adjusted to reflect the reverse stock split for all periods presented.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements as of December 31, 2022 include the accounts of the Company and its wholly-owned subsidiary, Data 443 Risk Mitigation, Inc., a North Carolina operating company. All intercompany accounts and activities have been eliminated upon consolidation. These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

F-25

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current presentation. These reclassifications had no impact on net earnings (loss) or and financial position.

Revenue Recognition

The Company derives revenue primarily from contracts for subscription to access our SaaS platforms and, to a much lesser degree, ancillary services provided in connection with subscription services. The Company’s contracts include the performance obligations that require us to provide access to the platforms, usually on an annual subscription. The Company’s contracts are for subscriptions to our data classification, movement, governance, encryption, access control and distribution software and related services. We also perform professional services consulting with specific deliverables managed primarily by statements of work. Customers typically enter into our services subscription and various statements of work concurrently. Most of the Company’s performance obligations are not considered to be distinct from the subscriptions to our software or hosting platforms and related services and are combined into a single performance obligation. New statements of work and modifications of contracts are reviewed each reporting period and to assess the nature and characteristics of the new or modified performance obligations on a contract by contract basis.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Revenues from professional services consist mostly of time and material services. The performance obligations are satisfied, and revenues are recognized, when the services are provided or over the time of the service term until it expires.

Subscription software that is sold on-premises is recognized at the point of time when the software license has been delivered and the benefit of the asset has transferred. Maintenance associated with subscription licenses is recognized ratably over the term of the agreement. Our SaaS offerings allow customers to use hosted software, and our revenue is recognized ratably over the associated contract time period.

F-26

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company had no cash equivalents at December 31, 2022 and 2021.

Accounts Receivable

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable.

Deferred Revenue

Deferred revenue mostly consists of service subscriptions received from users in advance of revenue recognition. The increase in the deferred revenue balance for the year ended December 31, 2022 and 2021 was driven by cash payments from customers in advance of satisfying our performance obligations, offset by revenue recognized that was included in the deferred revenue balance at the beginning of the period.

Convertible Financial Instruments

The Company account for our convertible financial instruments in accordance with ASC 470-20 “Debt with Conversion and Other Options.” Prior to the adoption of ASU 2020-06 on January 1, 2022, we separated the convertible notes into liability and equity components. The carrying amounts of the liability component of the convertible notes were calculated by measuring the fair value of similar debt instruments that do not have an associated convertible feature. The carrying amounts of the equity components, representing the conversion option, were determined by deducting the fair value of the liability components from the par value of the convertible notes. This difference represents the debt discount that is amortized to interest expense over the terms of the convertible notes using the effective interest rate method.

Following the adoption of ASU 2020-06 on January 1, 2022, which we elected to adopt using a modified retrospective approach, we no longer separate the convertible notes into liability and equity components. Now convertible notes are recorded and disclosed as convertible notes payable, net of unamortized discount.

F-27

Share-Based Compensation

Employees - The Company accounts for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period.

Nonemployees - During June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”) to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. The Company elected to adopt ASU 2018-07 early. Under the requirements of ASU 2018-07, the Company accounts for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

The Company recorded approximately $879,671 in share-based compensation expense for the year ended December 31, 2022, compared to approximately $968,470 in share-based compensation expense for the year ended December 31, 2021.

Determining the appropriate fair value model and the related assumptions requires judgment. During the year ended December 31, 2022 and 2021, the fair value of each option grant was estimated using a Black-Scholes option-pricing model.

The expected volatility represents the historical volatility of the Company’s publicly traded common stock. Due to limited historical data, the Company calculates the expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The expected term for options granted to nonemployees is the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

Income Taxes

The asset and liability method is used in the Company’s accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company adopted ASC 740 “Income Taxes,” which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits.

F-28

The determination of recording or releasing tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized.

Intellectual Property

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Property and Equipment

Property and equipment, consisting mostly of computer equipment, is recorded at cost reduced by accumulated depreciation and impairment, if any. Depreciation expense is recognized over the assets’ estimated useful lives of three - seven years using the straight-line method. Major additions and improvements are capitalized as additions to the property and equipment accounts, while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts.

Fair Value Measurements

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The carrying amounts of cash and cash equivalents, marketable securities, trade receivables, short-term deposits and trade payables approximate their fair value due to the short-term maturity of such instruments. This valuation technique involves management’s estimates and judgment based on unobservable inputs and is classified in level 3.

F-29

Basic and Diluted Net Loss Per Common Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options, warrant and convertible notes.

For the year ended December 31, 2022 and 2021, respectively, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	Years Ended
	December 31,
	2022	2021
	(Shares)	(Shares)
Series A Preferred Stock	249,820	250,000
Stock options	1,445	4
Warrants	267	245
Convertible notes	-	-
Preferred B stock	-	7
Total	251,532	250,256

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Segments

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment and all of the Company’s revenues and operations are currently in the United States.

Recently Adopted Accounting Guidance

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Due to adoption of this accounting policy on January 1, 2022, we recognized a cumulative effect adjustment to increase the opening retained earnings as of January 1, 2022 by $77,643.

F-30

Recently Issued Accounting Pronouncements

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

NOTE 3: LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. As reflected in the financial statements, we have incurred significant current period losses and negative cash flows from operating activities, and we have negative working capital and an accumulated deficit. We have relied upon loans and issuances of our equity to fund our operations. These conditions, among others, raise substantial doubt about our ability to continue as a going concern. Management’s plans regarding these matters, include raising additional debt or equity financing, the terms of which might not be acceptable. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4: PROPERTY AND EQUIPMENT

The following table summarizes the components of the Company’s property and equipment as of the dates presented:

	December 31,	December 31,
	2022	2021
Furniture and Fixtures	$6,103	$2,991
Computer Equipment	867,670	559,654
	873,773	562,645
Accumulated depreciation	(446,742)	(274,239)
Property and equipment, net of accumulated depreciation	$427,031	$288,406

F-31

Depreciation expense for the years ended December 31, 2022 and 2021, was $172,503 and $174,274, respectively, and recorded in general and administrative expenses.

During the years ended December 31, 2022 and 2021, the Company acquired property and equipment of $311,128 and $138,331, respectively.

NOTE 5: INTELLECTUAL PROPERTY

On February 7, 2019, the Company entered into an Exclusive License and Management Agreement (the “License Agreement”) with WALA, INC., which conducts business under the name ArcMail Technology (“ArcMail”). Under the License Agreement, the Company was granted the exclusive right and license to receive all benefits from the marketing, selling and licensing, of the ArcMail business products, including, without limitation, the good will of the business. The term of the License Agreement is twenty-seven (27) months, with the following payments to be made by the Company to ArcMail: (i) $200,000 upon signing the License Agreement; (ii) monthly payments starting 30 days after the execution of the License Agreement in the amount of $25,000 per month during months 1-6; (iii) monthly payments in the amount of $30,000 per month during months 7-17; and (iii) in month 18, final payment in the amount of $765,000. As of December 31, 2019, the balance of payments due under the License Agreement was $1,094,691. In connection with the execution of the License Agreement, two other agreements were also executed: (a) a Stock Purchase Rights Agreement, under which the Company has the right, though not the obligation, to acquire 100% of the issued and outstanding shares of stock of ArcMail from Rory Welch, the CEO of ArcMail (the right can be exercised over a period of 27 months); and (b) a Business Covenants Agreement, under which ArcMail and Mr. Welch agreed to not compete with the Company’s use of the ArcMail business under the License Agreement for a period of twenty-four (24) months. Mr. Welch shall continue to serve as ArcMail’s CEO. The Company has not purchased any outstanding shares under the Stock Purchase Rights Agreement. As of September 30, 2020, the Company terminated all agreements with Mr. Welch and ArcMail. The Company continued to use all assets under the License Agreement and was finalizing an agreement with the creditors of Mr. Welch and ArcMail (the creditors have taken ownership of the assets) for the Company’s continued use of all assets. During the year ended December 31. 2021, the Company reached the agreement and issued notes payable of $1,404,000 to settle license fee payable of $1,094,691. As a result, the Company recorded a loss on settlement of debt of $309,309.

On August 13, 2020, the Company entered into an Asset Purchase Agreement to acquire certain assets collectively known as FileFacets™, a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops. The total purchase price was $135,000, which amount was paid in full at the closing of the transaction.

On September 21, 2020, the Company entered into an Asset Purchase Agreement with the owners of a business known as IntellyWP™, to acquire the intellectual property rights and certain assets collectively known as IntellyWP™, an Italy-based developer that produces WordPress plug-ins that enhance the overall user experience for webmaster and end users. The total purchase price of $135,000 consists of: (i) a $55,000 cash payment at closing; (ii) a cash payment of $40,000 upon completion of certain training; and, (iii) a cash payment of $40,000 upon the Company collecting $25,000 from the assets acquired in the subject transaction.

On October 8, 2020, the Company entered into an Asset Purchase Agreement with Resilient Network Systems, Inc. (“RNS”) to acquire the intellectual property rights and certain assets collectively known as Resilient Networks™, a Silicon Valley based SaaS platform that performs SSO and adaptive access control “on the fly” with sophisticated and flexible policy workflows for authentication and authorization. The total purchase price of $305,000 consists of: (i) a $125,000 cash payment at closing; and, (ii) the issuance of 31,915 shares of our common stock to RNS.

The following table summarizes the components of the Company’s intellectual property as of the dates presented:

	December 31,	December 31,
	2022	2021
Intellectual property:
WordPress® GDPR rights	$46,800	$46,800
ARALOC™	1,850,000	1,850,000
ArcMail License	1,445,000	1,445,000
DataExpressTM	1,388,051	1,388,051
FileFacetsTM	135,000	135,000
IntellyWP™	60,000	135,000
Resilient Network Systems	305,000	305,000
	5,229,851	5,304,851
Accumulated amortization	(4,775,520)	(3,960,032)
Impairment	-	(75,000)
Intellectual property, net of accumulated amortization	$454,331	$1,269,819

F-32

The Company recognized amortization expense of approximately $815,488 and $966,088 for the years ended December 31, 2022 and 2021, respectively, recorded as general and administrative expense.

During the year ended December 31, 2021 the Company determined that IntellyWPTM should be impaired because of the reduction in sales from this service. Accordingly, the Company estimated the undiscounted future cash flows to be generated by IntellyWPTM to be an immaterial amount, which was less than the carrying amount of IntellyWPTM of $75,000. This resulted in a $75,000 write-down of the assets, which was reflected as a separate line item in the income statement.

Based on the carrying value of definite-lived intangible assets as of December 31, 2022, we estimate our amortization expense for the next five years will be as follows:

Amortization
Year Ended December 31,	Expense
2023	411,581
2024	27,000
Thereafter	15,750
454,331

NOTE 6: ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following table summarizes the components of the Company’s accounts payable and accrued liabilities as of the dates presented:

	December 31,	December 31,
	2022	2021

Accounts payable	$427,553	$75,628
Credit cards	50,302	28,492
Accrued dividend - preferred stock	-	6,849
Accrued liabilities	554,076	4,704
Balance, end of year	$1,031,931	$115,673

NOTE 7: DEFERRED REVENUE

For the years ended December 31, 2022 and 2021, changes in deferred revenue were as follows:

	December 31,	December 31,
	2022	2021
Balance, beginning of year	$1,608,596	$1,518,163
Deferral of revenue	3,511,678	2,581,801
Recognition of deferred revenue	(2,627,123)	(2,491,368)
Balance, end of year	$2,493,151	$1,608,596

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As of December 31, 2022 and 2021, is classified as follows:

	December 31,	December 31,
	2022	2021
Current	$1,704,249	$1,035,185
Non-current	788,902	573,411
Balance, end of year	$2,493,151	$1,608,596

NOTE 8: LEASES

Operating lease

We have two noncancelable operating leases for office facilities, one that we entered into January 2019 and that expires January 10, 2024 and another that we entered into in April 2022 and that expires April 30, 2024. Each operating lease has a renewal option and a rent escalation clause. In the summer of 2022, we relocated to the expanded square footage of the premises that are the subject of the April 2022 lease to support our growing operations, and entered into a commission agreement with the landlord of the building to sublet the premises that are the subject of the January 2019 lease.

Lease right-of-use assets represent the right to use an underlying asset pursuant to the lease for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. Lease right-of-use assets and lease liabilities are recognized at the commencement of an arrangement where it is determined at inception that a lease exists. These assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our estimated incremental borrowing rate generally applicable to the location of the lease right-of-use asset, unless an implicit rate is readily determinable. We combine lease and certain non-lease components in determining the lease payments subject to the initial present value calculation. Lease right-of-use assets include upfront lease payments and exclude lease incentives, if applicable. When lease terms include an option to extend the lease, we have not assumed the options will be exercised.

Lease expense for operating leases generally consist of both fixed and variable components. Expense related to fixed lease payments are recognized on a straight-line basis over the lease term. Variable lease payments are generally expensed as incurred, where applicable, and include agreed-upon changes in rent, certain non-lease components, such as maintenance and other services provided by the lessor, and other charges included in the lease. Leases with an initial term of twelve months or less are not recorded on the balance sheet. We recognized total lease expense of approximately $240,492 and $97,385 for the years ended December 31, 2022 and 2021, respectively, primarily related to operating lease costs paid to lessors from operating cash flows. As of December 31, 2022 and 2021, the Company recorded security deposit of $10,000. We entered into our operating lease in January 2019.

Future minimum lease payments under operating leases that have initial noncancelable lease terms in excess of one year at December 31, 2022 were as follows:

Total
Year Ended December 31,
2023	484,759
2024	121,405
Thereafter	-
606,164
Less: Imputed interest	(37,702)
Operating lease liabilities	568,462

Operating lease liability - current	213,831
Operating lease liability - non-current	$354,631

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The following summarizes other supplemental information about the Company’s operating lease as of December 31, 2022:

Weighted average discount rate	8%
Weighted average remaining lease term (years)	1.17

Finance lease

The Company leases computer and hardware under non-cancellable capital lease arrangements. The term of those capital leases is 3 years and annual interest rate is 12%. At December 31, 2022 and 2021, capital lease obligations included in current liabilities were $10,341 and $72,768, respectively, and capital lease obligations included in long-term liabilities were $-0- and $10,341, respectively. As of December 31, 2022 and 2021, the Company recorded security deposit of $33,467. During the years ended December 31, 2022 and 2021, the Company paid interest expense of $7,047 and $15,967, respectively.

At December 31, 2022, future minimum lease payments under the finance lease obligations, are as follows:

Total

2023	10,341
Thereafter	-
10,341
Less: Imputed interest	(5,300)
Finance lease liabilities	5,041

Finance lease liability	10,341
Finance lease liability - non-current	$-

As of December 31, 2022 and 2021, finance lease assets are included in property and equipment as follows:

	December 31,	December 31,
	2022	2021
Finance lease assets	$267,284	$267,284
Accumulated depreciation	(258,506)	(192,928)
Finance lease assets, net of accumulated depreciation	$8,778	$74,356

NOTE 9: CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	December 31,	December 31,
	2022	2021
Convertible Notes - Issued in fiscal year 2020	97,946	100,000
Convertible Notes - Issued in fiscal year 2021	600,400	1,607,857
Convertible Notes - Issued in fiscal year 2022	3,710,440	-
	4,408,786	1,707,857
Less debt discount and debt issuance cost	(176,685)	(691,569)
	4,232,101	1,016,288
Less current portion of convertible notes payable	4,134,155	993,931
Long-term convertible notes payable	$97,946	$22,357

F-35

During the years ended December 31, 2022 and 2021, the Company recognized interest expense on convertible notes payable of $3,795,591 and $131,623, and amortization of debt discount, included in interest expense of $911,020 and $478,582, respectively.

Replacement of note

During the year ended December 31, 2020, the Company assigned a portion of note with outstanding principal amounts of $150,000 to a lender. Our CEO paid $135,000 to repay a principal amount of $81,000 on behalf of the company. As a result, the Company recorded due to related party of $135,000 and loss on settlement of debt of $54,000.

Effective September 30, 2020, the Company exchanged (i) its convertible promissory note originally issued on March 20, 2020 in the amount of $125,000 (referred to herein as the Granite Note); and, (ii) the Common Stock Purchase Warrant dated 18 March 2020 for the issuance of sixteen (16) shares of Company Common Stock (the “Granite Warrant”) for the issuance of a new convertible promissory note issued in favor of Blue Citi LLC in the amount of $325,000 (the “Exchange Note”). Both the Granite Note and the Granite Warrant were cancelled as a result of the exchange and the issuance of the Exchange Note. Terms of the Exchange Note include, without limitation, the following:

a.	Principal balance of $325,000, which includes all accrued and unpaid interest on the Granite Note;

b.	No further interest shall accrue so long as there is no event of default;

c.	Conversions into common stock under the Exchange Note shall be effected at the lowest closing stock price during the five (5) days preceding any conversion, with -0- discount and a conversion price not below $112;

d.	No prepayment premiums or penalties; and

e.	Maturity date of September 30, 2021. Notes were fully converted in February 2021

Effective November 17, 2020, the Company entered into a Settlement and Release Agreement (the “Settlement Agreement”) with an existing lender to, among things, settle all dispute regarding a convertible promissory note, and exchanged that note for a newly issued note. The disputed note, referred to herein as the “Smea2z Note”, was originally issued on October 23, 2018 in favor of Smea2z LLC in the original principal amount of Two Hundred Twenty Thousand Dollars ($220,000). Subsequent to the issuance of the Smea2z Note, a series of agreements were executed which amended various terms and conditions of the Smea2z Note, resulting in, among other things, a purported principal balance of Six Hundred Thousand Eight Hundred Fifty Dollars ($608,850). As a result of the Settlement Agreement, the Smea2z Note was cancelled, and a new note was issued (the “Exchange Note”) in exchange for the Smea2z Note. The Exchange Note was issued as of November 17, 2020 in the reduced original principal amount of Four Hundred Thousand Dollars ($400,000). The Exchange Note further provides as follows:

a.	No further interest shall accrue so long as there is no event of default;

b.	Maturity date remains the same: 30 June 2021;

c.	No right to prepay;

d.	Conversion price is fixed at $56;

e.	Typical events of default for such a note, as well as a default in the event the closing price for the Company’s common stock is less than $56 for at least 5-consecutive days; and

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f.	Leak out provision:

1.	One conversion per week, for no more than forty million shares;

2.	If the trading volume for the Company’s common stock exceeds fifty million shares on any day, a second conversion may be exercised during that week, again for no more than forty million shares (a total of eighty million shares for that week). Notes were fully converted in February 2021

Effective November 18, 2020, the Company entered into an agreement with three existing investors in the Company

(the “Warrant Holders”), each of which was the holder of warrants issued the Company. The total number of warrants (collectively, the “Exchanged Warrants”) held by the Warrant Holders totaled 39. The Company and the Warrant Holders agreed to exchange the Exchanged Warrants for three newly issued promissory notes (the “Warrant Exchange Notes”). As a result of the exchange, the Exchanged Warrants were cancelled and of no further force and effect. The Warrants Exchange Notes were issued as of November 18, 2020, in the total original principal amount of One Hundred Thousand Dollars ($100,000). The Warrant Exchange Notes further provide as follows: (i) interest accrues at 5% per annum; (ii) maturity date of November 18, 2025; (iii) no right to prepay; (iv) fixed conversion price of $160; and, (v) typical events of default for such a note.

Conversion

During the year ended December 31, 2022, the Company converted notes with principal amounts and accrued interest of $653,796 into 998,899 shares of common stock.

During the year ended December 31, 2021, the Company converted notes with principal amounts and accrued interest of $1,450,150 into 41 shares of common stock. The corresponding derivative liability at the date of conversion of $392,703 was credited to additional paid in capital.

Convertible notes payable consists of the following:

Promissory Notes - Issued in fiscal year 2020

During the twelve months ended December 31, 2020, the Company issued a total of $2,466,500 of notes with the following terms:

●	Terms ranging from 5 months to 60 months.

●	Annual interest rates of 0% - 25%.

●	Convertible at the option of the holders at issuance date, after maturity date or 6 months after issuance date.

●	Conversion prices are typically based on the discounted (25% to 50% discount) average closing prices or lowest trading prices of the Company’s shares during various periods prior to conversion. Certain note has a fixed conversion price ranging from $16 to $112. Certain note has a fixed conversion price of $0.5 for a first 5 months Certain note allows the principal amount will increase by $15,000 and the discount rate of conversion price will decrease by 18% if the conversion price is less than $160.

F-37

As of December 31, 2021, $100,000 notes that were issued in fiscal year 2020 were outstanding.

Promissory Notes - Issued in fiscal year 2021

During the year ended December 31, 2021, the Company issued convertible notes of $1,696,999 for cash proceeds of $1,482,000 after deducting financing fee of $214,999 with the following terms;

●	Terms ranging from 90 days to 12 months.

●	Annual interest rates of 5% to 12%.

●	Convertible at the option of the holders after varying dates.

●	Conversion prices are typically based on the discounted (39% discount) average closing prices or lowest trading prices of the Company’s shares during 20 periods prior to conversion.

●	2 shares of common stock valued at $133,663 issued in conjunction with convertible notes.

●	197 warrants to purchase shares of common stock with an exercise price a range from $4,464 to 21,600 granted in conjunction with convertible notes. The term of warrant is 5 years from issue date. (Note 12)

●

The convertible note on October 19, 2021 by the Company in favor of Mast Hill Fund matured on October 19, 2022 which triggered the conversion provision, the default interest rate of 16% and penalty of 125% additional principal based on the outstanding principal balance and accrued interest. As a result of additional principal penalty, the outstanding principal balance increase $91,311 and the effective interest rate increased to 16%.

●	The convertible note on December 21, 2021 by the Company in favor of Westland Properties, LLC matured on December 21, 2022 which triggered the default interest rate of 24% and penalty of 125% additional principal based on the outstanding principal balance and accrued interest. The Company broke certain covenants of the convertible note related to the failure of the Company uplist 60 days from the note issuance date that triggered a 10% penalty of the outstanding principal and additional 5% of the outstanding principal every 10 calendar days until the uplist is completed or the note is paid off. The conversion provision triggered on the 6 month anniversary of the note as a result of not completing the uplist. As a result of the covenants, outstanding principal increased by $1,974,914 and the effective interest rate increased to 24% with an additional 5% every 10 days until uplist.

As of December 31, 2021, $1,607,857 notes that were issued in fiscal year 2021 were outstanding.

Convertible note with outstanding balance $361,869 is in default as of October 19, 2022 with a default interest rate of 16%. We are in communication with the lender.

Convertible note with outstanding balance $238,532 is in default as of December 21, 2022 with a default interest rate of 24%. We are in communication with the lender.

Promissory Notes - Issued in fiscal year 2022

During the year ended December 31, 2022, we issued convertible promissory notes with principal amounts totaling $2,120,575, which resulted in cash proceeds of $1,857,800 after deducting a financing fee of $262,775. The 2022 Convertible Notes have the following key provisions:

●	Terms ranging from 3 to 12 months.

●	Annual interest rates of 9% to 20%.

●	Convertible at the option of the holders after varying dates.

●	Conversion price based on a formula corresponding to a discount (20% or 39% discount) off the lowest trading price of our Common stock for the 20 prior trading days including the day on which a notice of conversion is received, although one of the 2022 Convertible Notes establishes a fixed conversion price of $4.50 per share.

●	924 shares of common stock valued at $473,691 issued in conjunction with convertible notes.

In connection with the adoption of ASU 2020-06 on January 1, 2022, we reclassified $517,500, previously allocated to the conversion feature, from additional paid-in capital to convertible notes on our balance sheet. The reclassification was recorded to combine the two legacy units of account into a single instrument classified as a liability. As of January 1, 2022, we also recognized a cumulative effect adjustment of $439,857 to accumulated deficit on our balance sheet, that was primarily driven by the derecognition of interest expense related to the accretion of the debt discount as required under the legacy accounting guidance. Under ASU 2020-06, we will no longer incur non-cash interest expense related to the accretion of the debt discount associated with the embedded conversion option.

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NOTE 10: DERIVATIVE LIABILITIES

We analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

We determined our derivative liabilities to be a Level 3 fair value measurement during the year based on management’s estimate of the expected future cash flows required to settle the liabilities, and used the Binomial pricing model to calculate the fair value as of December 31, 2022. As of the year ended December 31, 2022, there were no derivative liabilities. The Binomial model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note and warrant is estimated using the Binomial valuation model.

For the year ended December 31, 2022 and year ended December 31, 2021, the estimated fair values of the liabilities measured on a recurring basis are as follows:

The fair value of the derivative liability for all the notes that became convertible, including the notes issued in prior years, during the year ended December 31, 2022 amounted to $57,883 recognized as a derivative loss.

For the year ended December 31, 2022 and year ended December 31, 2021, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Year ended	Year ended
	December 31,	December 31,
	2022	2021
Expected term	- *	0.48 - 5.00 years
Expected average volatility	280%	160%- 302%
Expected dividend yield	-	-
Risk-free interest rate	3.65%	0.04% - 1.24%

*	There is no excepted term on the convertible notes.

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The following table summarizes the changes in the derivative liabilities during the years ended December 31, 2022 and 2021:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Derivative liability as of December 31, 2020	$-

Addition of new derivatives recognized as debt discounts	390,000
Addition of new derivatives recognized as day-one loss	559,939
Derivative liabilities settled upon conversion of convertible note	(1,004,658)
Change in derivative liabilities recognized as loss on derivative	54,719
Derivative liability as of December 31, 2021	$-

Addition of new derivatives recognized as debt discounts	-
Addition of new derivatives recognized as day-one loss	57,883
Derivative liabilities settled upon conversion of convertible note	(57,883)
Change in derivative liabilities recognized as loss on derivative	-
Derivative liability as of December 31, 2022	$-

The aggregate loss on derivatives during the years ended December 31, 2022 and 2021 was $57,883 and $614,658, respectively.

NOTE 11: NOTES PAYABLE

Notes payable consists of the following:

	December 31,	December 31,		Interest
	2022	2021	Maturity	Rate
Economic Injury Disaster Loan - originated in May 2020 (1, 2)	$500,000	$500,000	30 years	3.75%
Promissory note - originated in September 2020	20,182	50,456	$2,873.89 monthly payment for 36 months	14.0%
Promissory note - originated in December 2020	16,047	33,039	$1,854.41 monthly payment for 36 months	8.0%
Promissory note - originated in January 2021	22,243	48,583	$2,675.89 monthly payment for 36 months	18.0%
Promissory note - originated in February 2021 (3)	1,305,373	1,328,848	5 years	4.0%
Promissory note - originated in April 2021(4)	866,666	832,000	1 year	12%
Promissory note - originated in July 2021(4)	352,500	282,000	1 year	12%
Promissory note - originated in September 2021	43,667	55,576	$1,383.56 monthly payment for 60 months	28%
Promissory note - originated in December 2021	-	406,300	$20,050 weekly payment for 28 weeks	49%
Promissory note - originated in December 2021	-	241,716	$10,071.45 weekly payment for 28 weeks	4.94%
Promissory note - originated in December 2021	-	189,975	$2,793.75 daily payment for 80 days	7%
Promissory note - originated in April 2022	73,204	-	$1,695.41 monthly payment for 36 months	16.0%

Promissory note - originated in April 2022	239,858	-	$7,250 daily payment for 168 days	25%
Promissory note – originated in June 2022	149,011	-	$20,995 weekly payment for 30 weeks	49%

Promissory note - originated in July 2022	54,557	-	$1,485.38 monthly payment for 60 months	18%
Promissory note - originated in July 2022	94,878	-	$3,546.87 monthly payment for 36 months	10%
Promissory note - originated in August 2022	26,538	-	$589.92 monthly payment for 60 months	8%
Promissory note - originated in October 2022	635,745	-	$1,749.00 daily payment for 30 days	66%
	4,400,469	3,968,493
Less debt discount and debt issuance cost	(377,111)	(476,727)
	4,023,358	3,491,766
Less current portion of promissory notes payable	918,785	1,720,777
Long-term promissory notes payable	$3,104,573	$1,770,989

(1)	We received an advance under the Economic Injury Disaster Loan (EIDL) program.

(2)	We received a second advance under the EIDL program in fiscal year 2021.

(3)	On February 12, 2021, we issued notes payable of $1,404,000 to settle license fee payable of $1,094,691. As a result, we recorded loss on settlement of debt of $186,156 in fiscal year 2021.

(4)	Note payable with outstanding balance of $866,666 matured on April 22, 2022. Note payable with outstanding balance of $352,500 matured on July 27, 2022. The default annual interest rate of 16% becomes the effective interest rate on the past due principal and interest. A penalty of 125% of the outstanding principal and accrued interest was triggered and as a result $173,333 and $70,500, respectively, additional principal was added to the outstanding balance. We are in communication with the lender.

F-40

During the years ended December 31, 2022 and 2021, the Company recognized interest expense on notes payable of $505,198 and $260,155, and amortization of debt discount, included in interest expense of $2,537,167 and $2,082,875, respectively.

During the years ended December 31, 2022 and 2021, the Company issued a total of $4,840,215 and $6,094,051, less discount of $1,381,970 and $1,716,825 and repaid $4,408,240 and $4,577,578, respectively.

NOTE 12: CAPITAL STOCK AND REVERSE STOCK SPLIT

Changes in Authorized Shares

On March 5, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 250,000,000.

On April 15, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 750,000,000.

On August 17, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1,500,000,000.

On November 25, 2020 the Company filed a Certificate of Designation to authorize and create its Series B Preferred shares, consisting of 80,000 shares, $0.001 par value.

On December 15, 2020 the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1,800,000,000.

On July 1, 2021, we effected a 1-for-2,000 reverse stock split of our issued and outstanding common stock.

On March 7, 2022, the Company filed an amendment to its Articles of Incorporation to effect a 1-for-8 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value. All per share amounts and number of shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split.

On September 20, 2023, the Company filed an amendment to its Articles of Incorporation to effect a 1-for-600 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value. All per share amounts and number of shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split.

Preferred Stock

Each share of Series B (i) has a stated value of Ten Dollars ($10.00) per share; (ii) is convertible into Common stock at a price per share equal to sixty one percent (61%) of the lowest price for our Common stock during the twenty (20) days of trading preceding the date of the conversion; (iii) earns dividends at the rate of nine percent (9%) per annum; and, (iv) has no voting rights.

During the year ended December 31, 2022, we issued 7,875 shares of Series B preferred stock for $78,750, less $3,750 financing fees.

During the year ended December 31, 2022, we redeemed 37,625 shares of Series B preferred stock, representing all outstanding shares of Series B preferred stock, for $487,730.

During the year ended December 31, 2022 we recorded an accrued dividend of $104,631, and amortization of debt discount, included in interest expense of $22,439.

As of December 31, 2022 and December 31, 2021, 0 and 29,750 shares of Series B were issued and outstanding, respectively.

Each share of Series A is the equivalent of 25 shares of Common Stock. Our Chief Executive Officer, Jason Remillard, holds 149,892 shares of our Series A Preferred Stock. Through his ownership of Series A Preferred Stock, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

During the year ended December 31, 2022, we issued 108,000 shares of Common Stock for conversion of Series A Preferred Stock.

As of December 31, 2022 and December 31, 2021, 149,892 and 150,000 shares of Series A Preferred Stock were issued and outstanding, respectively.

F-41

Common Stock

As of December 31, 2022, the Company is authorized to issue 125,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of December 31, 2022 and 2021, respectively, was 4,360 and 203 shares, respectively.

During the year ended December 31, 2022, the Company issued common stock as follows:

●	1,665 shares issued for conversion of debt;
●	11 shares issued upon the cash-less exercise of warrants;
●	635 shares issued for consideration under an asset purchase agreement;
●	180 shares issued for conversion of Series A Preferred Stock;
●	83 shares issued for services;
●	30 shares issued as a loan fee in connection with the issuance of promissory notes; and
●	1,552 shares were subscribed for cash pursuant to private placement offering.

During the year ended December 31, 2021, the Company issued common stock as follows:

●	41 shares issued for conversion of debt;
●	17 shares issued for cash of $1,000,000, less financing cost of $10,000, less an additional financing discount of $143,199;
●	2 shares issued for service;
●	2 shares issued upon the cash-less exercise of warrants;
●	30 shares issued for conversion of Series B preferred stock;
●	2 shares issued as a loan fee in connection with the issuance of promissory notes.

Beginning on August 25, 2022 and concluding on November 4, 2022, the Company initiated a private placement transaction with certain “accredited investors,” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. In connection with the Offering, we entered into a securities purchase agreement with each investor pursuant to which we offered and sold to the investors a total of 1,552 shares of our common stock, par value $0.001 at a purchase price of $600 per share, for aggregate gross proceeds of approximately $931,000. The Common stock has not been registered under the Securities Act, and may not be offered or sold in the United States absent effective registration or an applicable exemption from registration requirements. For these shares, we are relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, promulgated thereunder and on similar exemptions under applicable state laws.

Warrants

The Company identified conversion features embedded within warrants issued during the year ended December 31, 2020. The Company has determined that the conversion feature of the Warrants represents an embedded derivative since the conversion price includes a reset provision which could cause adjustments upon conversion. During the year ended December 31, 2020, 21 warrants were granted, for a period of five years from issuance, at price of $4,800,000 per share. However, as of September 30, 2020, -0- of these original warrants, as reset, were completely cancelled and are all null and void in all respects as part of the consideration for the issuance of the Exchange Note.

As a result of the reset features, the warrants increased by 38 for the year ended December 31, 2020, and the total warrants exercisable into 38 shares of common stock at a weighted average exercise price of $48,960 per share as of December 31, 2020. The reset feature of warrants was effective at the time that a separate convertible instrument with lower exercise price was issued. We accounted for the issuance of the Warrants as a derivative.

During the year ended December 31, 2020, the Company entered into an agreement with three existing investors in the Company (the “Holders”), each of which was the holder of warrants issued the Company. The total number of warrants (collectively, the “Warrants”) held by the Holders totaled 2. The Company and the Holders agreed to exchange the Warrants for three newly issued convertible promissory notes. As a result of the exchange, the Company recorded loss on settlement of $100,000.

F-42

On December 11, 2020, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Triton Funds LP, a Delaware limited partnership (“Triton”). Pursuant to the Purchase Agreement, subject to certain conditions set forth in the Purchase Agreement, Triton is obligated to purchase up to One Million Dollars ($1,000,000) of the Company’s common stock from time-to-time. The Company also granted to Triton warrants to purchase 10 shares of the Company’s Common Stock. The exercise price for the warrants is $96,000 per share, and may be exercised at any time, in whole or in part, prior to December 11, 2025. The Warrant Agreement provides for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to future corporate events. The Warrant Agreement also contains a limited cashless exercise feature, providing for the cashless exercise of 2 shares only upon the Company’s failure to secure the effectiveness of the Registration Statement, which is to include all shares under the Warrant Agreement.

During the year ended December 31, 2021, the Company issued the following warrants: (i) to acquire 12 shares of the Company’s common stock pursuant at an exercise price of $72,000, with a cashless exercise option; (ii) to acquire 12 shares of the Company’s common stock at an exercise price of $72,000, exercisable only in the event of a default under that certain Senior Secured Promissory Note issued on 23 April 2021 in the original principal amount of $832,000; (iii) to acquire 26 shares of the Company’s common stock at an exercise price of $21,600, exercisable only in the event of a default under that certain Senior Secured Promissory Note issued on July 27, 2021 in the original principal amount of $282,000; (iv) to acquire 5 shares of the Company’s common stock at an exercise price of $21,600, exercisable only in the event of a default under that certain Convertible Promissory Note issued on September 28, 2021 in the original principal amount of $282,000; (v) to acquire 67 shares of the Company’s common stock at an exercise price of $21,600, exercisable only in the event of a default under that certain Convertible Promissory Note issued on October 19, 2021 in the original principal amount of $444,444 and, (vi) to acquire 124 shares of the Company’s common stock at an exercise price of $4,464, exercisable only in the event of a default under that certain Convertible Promissory Note issued on December 21, 2021 in the original principal amount of $555,555.

During the year ended December 31, 2022, the Company issued the following warrants: (i) to acquire 32 shares of the Company’s common stock pursuant at an exercise price of $3,600, with a cashless exercise option; and (ii) to acquire 3 shares of the Company’s common stock pursuant at an exercise price of $3,600, with a cashless exercise option.

A summary of activity during the period ended December 31, 2022 follows:

		Weighted Average
	Shares	Exercise Price
Outstanding, December 31, 2020	10	$12,000.
Granted	236	13,308
Reset feature	-	-
Exercised	(4)	3,480
Forfeited/canceled	-	-
Outstanding, December 31, 2021	245	$16,716
Granted	34	3,600
Reset feature	-	-
Exercised	(13)	-
Forfeited/canceled	-	-
Outstanding, December 31, 2022	267	$13,242

The following table summarizes information relating to outstanding and exercisable warrants as of December 31, 2022:

Warrants Outstanding			Warrants Exercisable
Number of Shares	Weighted Average Remaining Contractual life (in years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
10	2.95	$96,000	-	$-
12	3.31	$72,000	-	$-
26	3.57	$21,600	-	$-
5	3.75	$21,600	-	$-
55	3.80	$5,928	-	$-
124	4.00	$4,464	-	$-
34	4.36	$3,600	-	$-

F-43

NOTE 13: INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and deferred tax liabilities are as follows as of December 31:

	December 31,	December 31,
	2022	2021

Non-operating loss carryforward	$6,326,000	$4,685,000
Valuation allowance	(6,326,000)	(4,685,000)
Net deferred tax asset	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. During 2022 the valuation allowance increased by $1,641,000. The Company has net operating and economic loss carry-forwards of approximately $26,030,830 available to offset future federal and state taxable income.

A reconciliation between expected income taxes, computed at the federal income tax rate of 21% applied to the pretax accounting loss, and our blended state income tax rate of 2.0%, and the income tax net expense included in the consolidated statements of operations for the years ended December 31, 2022 and 2021 is as follows:

	Years Ended
	December 31,
	2022	2021

Loss for the year	$(9,713,467)	$(6,475,154)

Income tax (recovery) at statutory rate	$(2,040,000)	$(1,360,000)
State income tax expense, net of federal tax effect	(194,000)	(130,000)
Permanent difference and other	593,000	819,000
Change in valuation allowance	1,641,000	671,000
Income tax expense per books	$-	$-

The effective tax rate of 0% differs from our statutory rate of 21% primarily due to the effect of non-deductible income and expenses. Tax returns for the years ended 2013 – 2022, are subject to review by the tax authorities.

NOTE 14: SHARE-BASED COMPENSATION

Stock Options

During the years ended December 31, 2022 and 2021, the Company granted options for the purchase of the Company’s common stock to certain employees, consultants and advisors as consideration for services rendered. The terms of the stock option grants are determined by the Company’s Board of Directors. The Company’s stock options generally vest upon the one-year or two-year anniversary date of the grant and have a maximum term of ten years.

F-44

The following summarizes the stock option activity for the years ended December 31, 2022 and 2021:

	Options	Weighted-Average
	Outstanding	Exercise Price
Balance as of December 31, 2020	1	$465,558
Grants	2	182,664
Exercised	-	-
Cancelled	-	-
Balance as of December 31, 2021	3	$465,558
Grants	1,442	804
Exercised	-	-
Cancelled	(2)	40,400
Balance as of December 31, 2022	1,443	$1,002

The weighted average grant date fair value of stock options granted during the years ended December 31, 2022 and 2021 was $1.34 and $299, respectively. The total fair value of stock options that granted during the year ended December 31, 2022 and 2021 was approximately $1,341,002 and $414,902, respectively. The fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton option pricing model with the following weighted average assumptions for stock options granted during the year ended December 31, 2022 and 2021:

	2022	2021
Expected term (years)	5	5.74
Expected stock price volatility	280.82%	296.25%
Weighted-average risk-free interest rate	3.65%	0.62%
Expected dividend	$0.00	$0.00

Volatility is a measure of the amount by which a financial variable such as share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company estimates expected volatility giving primary consideration to the historical volatility of its common stock. The risk-free interest rate is based on the published yield available on U.S. Treasury issues with an equivalent term remaining equal to the expected life of the stock option. The expected lives of the stock options represent the estimated period of time until exercise or forfeiture and are based on the simplified method of using the mid-point between the vesting term and the original contractual term.

The following summarizes certain information about stock options vested and expected to vest as of December 31, 2022:

		Weighted-Average
	Number of	Remaining Contractual Life	Weighted-Average
	Options	(In Years)	Exercise Price
Outstanding	1,443	4.85	$924
Exercisable	1,150	4.83	$1,002
Expected to vest	1,443	4.85	$924

As of December 31, 2022 and 2021, there was $381,547 and $381,547, respectively, of total unrecognized compensation cost related to non-vested stock-based compensation arrangements which is expected to be recognized within the next year.

F-45

Restricted Stock Awards

During the years ended December 31, 2022 and 2021, the Company issued restricted stock awards for shares of common stock which have been reserved for the holders of the awards. Restricted stock awards were issued to certain consultants and advisors as consideration for services rendered. The terms of the restricted stock units are determined by the Company’s Board of Directors. The Company’s restricted stock shares generally vest over a period of one year and have a maximum term of ten years.

The following summarizes the restricted stock activity for the years ended December 31, 2022 and 2021:

		Weighted-Average
	Shares	Fair Value
Balance as of December 31, 2020	1	449,334
Shares of restricted stock granted	1	247,998
Exercised	-	-
Cancelled	-	-
Balance as of December 31, 2021	2	383,532
Shares of restricted stock granted	536	135,000,000
Exercised	-	-
Cancelled	-	-
Balance as of December 31, 2022	538	135,383,400

	December 31,	December 31,
Number of Restricted Stock Awards	2022	2021
Vested	2	2
Non-vested	536	-

As of December 31, 2022 and 2021, there was $0 of total unrecognized compensation cost related to non-vested stock-based compensation, which is expected to be recognized over the next year.

NOTE 15: INTEREST EXPENSE

For the years ended December 31, 2022 and 2021, the Company recorded interest expense as follows:

	Year ended	Year ended
	December 31,	December 31,
	2022	2021
Interest expense - convertible notes	$2,884,571	$131,623
Interest expense - notes payable	505,198	260,155
Interest expense - notes payable - related party	-	9,992
Finance lease	7,047	15,967
Other	45,473	10,031
Amortization of debt discount	2,537,167	2,906,645
	$5,979,456	$3,334,413

F-46

NOTE 16: RELATED PARTY TRANSACTIONS

Jason Remillard is our Chief Executive Officer and sole director. Through his ownership of Series A Preferred Stock, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC, which is owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of: (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 100 shares of our common stock. The shares were issued in the form of 144,000 shares of the Company’s Series A Preferred Stock as part of the consideration under the Share Settlement Agreement dated August 14, 2020.

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC. Amounts owed to DMBGroup, LLC including the note payable of $940,000 and member loans of $97,689 were recorded as amounts due to a related party. During the year ended December 31, 2022 and 2021, the Company repaid note payable of $124,985 and $281,638 including interest expense of $1,240 and $9,992, respectively. As of December 31, 2022 and 2021, the Company had recorded a liability to DMBGroup totaling $0 and $405,382, respectively.

During the year ended December 31, 2022, the Company borrowed $299,281 from our CEO, our CEO paid operating expenses of $167,653 on behalf of the Company and the Company repaid $602,237 to our CEO. During the year ended December 31, 2021, the Company borrowed $231,150 from our CEO, our CEO paid operating expenses of $135,793 on behalf of the Company and the Company repaid $399,169 to our CEO.

As of December 31, 2022 and 2021, the Company had due to related party of $112,062 and $247,366, respectively, which arose from the DMB transaction to acquire DataExpress™.

NOTE 17: RESTATEMENT OF PRIOR ISSUED FINANCIALS

The audited financial statements for the year ended December 31, 2022 have been restated to reflect the correction of errors noted below:

Correction of errors – Subsequent to the yearend the Company noticed that a restatement was needed in the previously issued financial statements, related to the presentation of certain balances on the statement of cashflows for the year ended December 31, 2022. Specifically related to the presentation of the issuance of convertible notes from financing activities to operating activities.

Accordingly, the following table summarizes the error corrections to the Company’s consolidated statement of cashflows for the year ended December 31, 2022.

	31-Dec-22
	As Previously Reported	Impact of Adjustment	As Revised
Consolidated Statement of Cashflows
Amortization of debt discount	2,512,725	(191,714)	2,321,011
Stock based compensation	1,044,691	(11)	1,044,680
Accounts payable and accrued liabilities	923,107	(6,853)	916,254
Interest payable	361,588	1,832,265	2,193,853
Net Cash used in Operating Activities	(2,886,337)	1,633,687	(1,252,650)
Proceeds from convertible notes issued	1,747,680	279,890	2,027,570
Repayment on convertible notes	1,146,359	(1,918,077)	(771,718)
Proceeds from issuance of notes payable	3,448,246	10,001	3,458,247
Proceeds from related parties	229,281	(1)	299,280
Finance lease payments	(72,768)	(5,500)	(78,268)
Net cash provided by Financing Activities	2,244,244	(1,633,687)	610,557

F-47

NOTE 18: SUBSEQUENT RETROSPECTIVE STOCK SPLIT

In connection with the Company’s application to list its common stock on Nasdaq, on September 19, 2023, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) which served to effect a reverse stock split (the “Reverse Stock Split”) of its issued common stock in a ratio of 1-for-600. The preferred stock of the Company was not changed. The 1-for-600 Reverse Stock split was processed by FINRA and became effective at the start of trading on September 20, 2023. As a result of the Reverse Stock Split, every 600 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, were converted into one (1) share of common stock, par value $0.001 per share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of the Company’s common stock not evenly divisible by 600 had the number of post-Reverse Stock Split shares of the Company’s common stock to which they are entitled rounded up to the nearest whole number of shares of the Company’s common stock. No stockholders received cash in lieu of fractional shares.

All share and per share amounts (other than authorized shares) in the consolidated financial statements and related notes thereto have been retroactively adjusted for all periods presented to give effect to the Reverse Stock Split, including reclassifying an amount equal to the reduction in par value of common stock to additional paid-in capital.

NOTE 19: SUBSEQUENT EVENTS

In accordance with ASC 855-10, “Subsequent Events”, we analyzed our operations subsequent to December 31, 2022 to February 24, 2023, the date when these consolidated financial statements were issued. The Company did not identify any material subsequent events requiring adjustments to or disclosure in its financial statements, other than those noted below.

●	On January 4, 2023, GS Capital Partners LLC converted $15,000 of principal and $1,209 of accrued interest of the convertible note into 163 shares of our common stock.

●	On January 9, 2023, Westland Properties, LLC converted $15,000 of principal of the convertible note into 139 shares of our common stock.

●	On January 16, 2023, Root Ventures LLC converted $23,027 of principal of the convertible note into 233 shares of our common stock.

●	On January 20, 2023, Fast Capital, LLC converted $20,000 of principal of the convertible note into 233 shares of our common stock.

●	On January 24, 2023, the Company issued convertible note a total of $300,000, which the term of notes is 1 year and Original Interest Discount of $50,000. Note is convertible at the option of the holder at any time and conversion price are Conversion price is $150 per share.

●	On February 1, 2023, Mast Hill Fund converted $13,023 of principal and $14,949 of accrued interest of the convertible note into 275 shares of our common stock.

●	On February 6, 2023, Westland Properties, LLC converted $15,000 of principal of the convertible note into 198 shares of our common stock.

●	On February 17, 2023, Mast Hill Fund converted $21,638 of principal and $4,197 of accrued interest of the convertible note into 298 shares of our common stock.

F-48

DATA443 RISK MITIGATION, INC.

Up to 1,090,909 Units, each consisting of

One Share of Common Stock or

One Pre-Funded Warrant to Purchase One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Underwriter Warrants to Purchase up to 109,091 Shares of Common Stock

Up to 1,200,000 Shares of Common Stock Underlying the Warrants,

Pre-Funded Warrants, and Underwriter Warrants

Prospectus

                   , 2024

Sole Book Running Manager

Joseph Gunnar & Co., LLC

Through and including                , 2024 (90-days after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses paid or payable by us in connection with the issuance and distribution of the securities being registered. We will bear all of the below fees and expenses. All amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

Amount Paid or to be Paid
SEC registration fee	$2,128.72
Nasdaq listing fees	50,000
FINRA filing fee	10,000
Legal fees expenses	135,000
Accounting fees and expenses	60,000
Transfer agent and Warrant Agent fees expenses	10,000
Miscellaneous expenses	2,871.28
Total	$270,000

Item 14. Indemnification of Directors and Officers

Under our Amended and Restated Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, our board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Registrant to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Registrant would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of the Registrant or any of our affiliated enterprises. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we have issued securities in the following transactions, each of which was exempt from the registration requirements of the Securities Act. Except for the shares of our common stock that were issued upon the conversion of convertible indebtedness, all of the below-referenced securities were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and are deemed to be restricted securities for purposes of the Securities Act. There were no underwriters or placement agents employed in connection with any of these transactions. Use of the exemption provided in Section 4(a)(2) for transactions not involving a public offering is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy or sell securities by any form of general solicitation or advertising.

●	The recipients were either accredited or otherwise sophisticated individuals who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities.

●	The recipients had access to business and financial information concerning our company.

●	All securities issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

The shares of our common stock that were issued upon the conversion of our preferred stock and convertible indebtedness were issued pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act and are deemed to be restricted securities for purposes of the Securities Act.

On June 10, 2021, we effected a reverse stock split of its issued common stock in a ratio of 2000-for-1(the “First Reverse Stock Split”). On March 7, 2022, we effected a reverse stock split of its issued common stock in a ratio of 8-for-1 (the “Second Reverse Stock Split”). On September 20, 2023, we effected a reverse stock split of its issued common stock in a ratio of 600-for-1 (the “Third Reverse Stock Split”) and, together with the First Reverse Stock Split and the Second Reverse Stock Split, the “Reverse Stock Splits”). The number of shares of common stock issued or issuable in each transaction, and the price per share of common stock in each transaction, have been adjusted to give effect to the Reverse Stock Splits.

II-2

●	On January 25, 2021, pursuant to the terms and conditions of a Note Purchase Agreement, we issued a Convertible Promissory Note in the aggregate principal amount of $114,500, and received gross proceeds of $100,000.

●	On January 27, 2021, we converted $45,150 of a promissory note into 6,271 shares of our common stock.

●	On January 28, 2021, we issued 1,000 shares of our common stock to a consultant pursuant to a consulting agreement.

●	On February 2, 2021, we issued 10,342 shares of our common stock to Maxim Partners LLC pursuant to an agreement to provide financial advisory services.

●	On February 03, 2021, we issued 625 shares of our common stock to an Advisor on our Company’s Advisory Board.

●	On February 03, 2021, we issued 625 shares of our common stock to an Advisor on our Advisory Board.

●	Effective February 08, 2021, we entered into a settlement agreement with to, among other things, settle all disputes regarding all convertible promissory notes issued in favor of Blue Citi.

●	On February 09, 2021, we converted $120,000 of a promissory note into 17,143 shares of our common stock.

●	On February 10, 2021, we converted $200,000 of a promissory note into 20,000 shares of our common stock.

●	Effective February 12, 2021, we finalized and closed with Geneva Roth Remark Holdings, Inc. (“Geneva Roth”) a Securities Exchange Agreement which resulted in cancellation of a September 10, 2020 Convertible Promissory Note.

●	On February 19, 2021, we converted $200,000 of a promissory note into 10,000 shares of our common stock.

●	On February 19, 2021, we converted $150,000 of a promissory note into 7,500 shares of our common stock.

●	On February 19, 2021, we issued 7,800 shares of our Series B Preferred Stock in exchange for $75,000 of net proceeds from an investor.

●	On February 19, 2021, we converted $100,000 of a promissory note into 10,000 shares of our common stock.

●	On February 24, 2021, we converted $200,000 of a promissory note into 20,000 shares of our common stock.

●	On February 25, 2021, we converted $325,000 of a promissory note into 10,834 shares of our common stock.

●	On March 15, 2021, we converted 4,500 shares of its Series B Preferred Stock into 3,841 shares of our common stock.

●	On March 16, 2021, we converted 2,060 shares of its Series B Preferred Stock into 1,758 shares of our common stock.

●	On March 24, 2021, we issued 5,300 shares of our Series B Preferred Stock in exchange for $50,000 of net proceeds from an investor.

●	On April 22, 2021, we issued 8,923 shares of our common stock upon the cashless exercise of a warrant.

●

On April 23, 2021, Auctus Fund, LLC (“Auctus”) purchased from us a Senior Secured Promissory Note in the aggregate principal amount of $832,000.00. We also issued to Auctus warrants to acquire 55,467 shares of our common stock pursuant to a Common Stock Purchase Warrant.

II-3

●	On May 13, 2021, we issued 5,375 shares of our Series B Preferred Stock in exchange for $50,000 of net proceeds from an investor.

●	On May 21, 2021, we issued 10,307 shares of our common stock to Maxim Partners LLC.

●	On June 01, 2021, we converted 5,300 shares of our Series B Preferred Stock into 8,934 shares of our common stock.

●	On July 07, 2021, we issued 4,375 shares of our Series B Preferred Stock in exchange for $40,000 of net proceeds from an investor.

●	On July 12, 2021, we converted 1,800 shares of our Series B Preferred Stock into 6,280 shares of our common stock.

●	On July 16, 2021, we converted 2,000 shares of our Series B Preferred Stock into 7,699 shares of our common stock.

●

On July 30, 2021, Auctus purchased from us a Senior Secured Promissory Note in the aggregate principal amount of $282,000.00 (We also issued to Auctus warrants to acquire 62,667 shares of our common stock pursuant to a Common Stock Purchase Warrant.

●	On August 05, 2021, we entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva Roth. Pursuant to the Purchase Agreement, Geneva Roth purchased from us 5,375 shares of our Series B Preferred stock at a total purchase price of $53,750. Geneva Roth delivered gross proceeds of $50,000.00 to us (excluded were legal fees and a transaction fee charged by Geneva Roth).

●	On August 13, 2021, One44 Capital LLC purchased from us a Convertible Promissory Note in the aggregate principal amount of $157,500.

●	On August 13, 2021, GS Capital Partners, LLC purchased from us a Convertible Promissory Note in the aggregate principal amount of $157,500. As additional consideration for the purchase of the GS Note we also issued to GS 2,642 shares of our common stock.

●	On August 18, 2021, Fast Capital, LLC purchased from us a Convertible Promissory Note in the aggregate principal amount of $157,500. As additional consideration for the purchase of the Fast Capital Note we also issued to Fast Capital 3,150 shares of our common stock.

●	On August 23, 2021, we converted 2,500 shares of our Series B Preferred Stock into 10,446 shares of our common stock.

●	On August 24, 2021, we converted 3,000 shares of our Series B Preferred Stock into 12,535 shares of its common stock.

●	On August 30, 2021, we converted 2,300 shares of its Series B Preferred Stock into 9,802 shares of our common stock.

●	On September 10, 2021, we issued 5,375 shares of our Series B Preferred stock.

●	On September 22, 2021, we converted $30,000 of a promissory note into 14,112 shares of our common stock.

●	On September 27, 2021, we converted 2,000 shares of our Series B Preferred Stock into 10,383 shares of our common stock.

II-4

●	On September 28, 2021, Jefferson Street Capital, LLC purchased from us a Convertible Promissory Note in the aggregate principal amount of $110,000. As additional consideration for the purchase of the Jefferson Street Note, we also issued to Jefferson Street a common stock purchase warrant for 22,222 shares of our common stock at an exercise price of $4.50 per share. In connection with this transaction, we also paid to Moody Capital Solutions, Inc., a FINRA registered broker-dealer, a fee comprised of (i) $8,000 in cash; and (ii) a common stock purchase warrant for 1,111 shares of our common stock at an exercise price of $4.50 per share.

●	On October 04, 2021, we converted 3,300 shares of our Series B Preferred Stock into 18,535 shares of our common stock.

●	On October 19, 2021, we converted $30,000 of a promissory note into 20,281 shares of our common stock.

●	On October 19, 2021, Mast Hill Fund, L.P. purchased from us a Promissory Note in the aggregate principal amount of $444,444.00. We also issued to Mast Hill warrants to acquire 161,616 shares of our common stock pursuant to a Common Stock Purchase Warrant.

●	On October 27, 2021, we issued 5,375 shares of our Series B Preferred stock to Geneva Roth at a total purchase price of $53,750.

●	On November 08, 2021, we converted $30,000 of a promissory note into 24,287 shares of our common stock.

●	On November 15, 2021, we converted 2,000 shares of our Series B Preferred Stock into 18,033 shares of its common stock.

●	On November 18, 2021, we converted 3,375 shares of our Series B Preferred Stock into 35,912 shares of its common stock.

●	On December 1, 2021, we issued 4,875 shares of our Series B Preferred Stock to Geneva Roth at a total purchase price of $48,750.

●	On February 8, 2022, a noteholder converted $27,812 of convertible debt into 6,091 shares of the Company’s common stock due to a conversion of promissory notes.

●	On February 11, 2022, noteholders converted $47,997 of convertible debt into 4,150 shares of the Company’s common stock due to a conversion of promissory notes.

●	On February 28, 2022, a noteholder converted 6,631 of warrants into 6,631 shares of the Company’s common stock.

●	On March 1, 2022, a noteholder converted $14,496 of convertible debt into 1,469 shares of the Company’s common stock due to a conversion of promissory notes.

●	On April 7, 2022, we issued 2,402 shares of our common stock to Root Ventures, LLC pursuant to an agreement with Root Ventures, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 7, 2022, we issued 1,852 shares of our common stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 7, 2022, we issued 933 shares of our common stock to GS Capital Partners, LLC pursuant to an agreement with GS Capital Partners, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 7, 2022, we issued 6,431 shares of our common stock to Westland Properties, LLC pursuant to an agreement with Westland Properties, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 7, 2022, we issued 2,402 shares of our common stock to Fast Capital, LLC pursuant to an agreement with Fast Capital, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

II-5

●	On April 20, 2022, we issued 380,952 shares of our common stock to Centurion Holdings I, LLC pursuant to an agreement with Centurion Holdings I, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 3, 2022, we issued 75,200 shares of our common stock to SJSS Investments pursuant to an agreement with SJSS Investments. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 3, 2022, we issued 76,000 shares of our common stock to Allan S. Brantley pursuant to an agreement with Allan S. Brantley. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 26, 2022, we issued 31,019 shares of our common stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 18, 2022, we issued 27,322 shares of our common stock to Fast Capital, LLC pursuant to an agreement with Fast Capital, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 19, 2022, we issued 23,460 shares of our common stock to Allan S. Brantley pursuant to an agreement with Allan S. Brantley. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 14, 2022, we issued 11,111 shares of our common stock to Red Road Holdings Corporation pursuant to an agreement with Red Road Holdings Corporation. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 21, 2022, we issued 30,700 shares of our common stock to SJSS Investments pursuant to an agreement with SJSS Investments. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 9, 2022, we issued 26,748 shares of our common stock to Red Road Holdings Corporation pursuant to an agreement with Red Road Holdings Corporation. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	Between August 25, 2022, and November 7, 2022, we sold 931,000 shares of Common Stock to 39 accredited investors in a private placement offering, in exchange for $931,000.

●	On November 7, 2022, we issued 54,776 shares of Common Stock to Mast Hill Fund pursuant to an agreement with Mast Hill Fund, in exchange for $54,776 of accrued interest.

●	On November 8, 2022, we issued 18,382 shares of Common Stock to Red Road Holdings Corporation pursuant to an agreement with Red Road Holdings Corporation, in exchange for $15,000 in note payable principal.

●

On November 15, 2022, we issued 32,895 shares of Common Stock to Red Road Holdings Corporation pursuant to an agreement with Red Road Holdings Corporation, in exchange for $30,000 in note payable principal.

●

On November 21, 2022, we issued 27,627 shares of Common Stock to Red Road Holdings Corporation pursuant to an agreement with Red Road Holdings Corporation, in exchange for $21,813 in note payable principal and accrued interest of $6,919.

●	On November 23, 2022, we issued 24,038 shares of Common Stock to 1800 Diagonal Lending, LLC pursuant to an agreement with 1800 Diagonal Lending, LLC, in exchange for $25,000 in note payable principal.
●

On November 23, 2022, we issued 54,776 shares of Common Stock to Mast Hill Fund pursuant to an agreement with Mast Hill Fund, in exchange for $21,988 in note payable principal and $8,730 of accrued interest.

●	On November 28, 2022, we issued 47,753 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $32,500 in note payable principal and $2,499 of accrued interest.

●	On November 28, 2022, we issued 28,846 shares of Common Stock to 1800 Diagonal Lending, LLC pursuant to an agreement with 1800 Diagonal Lending, LLC, in exchange for $30,000 in note payable principal.

●	On November 30, 2022, we issued 37,602 shares of Common Stock to 1800 Diagonal Lending, LLC pursuant to an agreement with 1800 Diagonal Lending, LLC, in exchange for $35,562 in note payable principal and $4,157 of accrued interest.

●

On November 30, 2022, we issued 30,750 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $30,000 in note payable principal and $750 of accrued interest.

●	On December 7, 2022, we issued 30,750 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $30,000 in note payable principal and $750 of accrued interest.

●	On December 7, 2022, we issued 96,432 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $50,000 in note payable principal.

●	On December 8, 2022, we issued 83,189 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $40,000 in note payable principal and $3,134 of accrued interest.

●

On January 4, 2023, we issued 97,761 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $15,000 in note payable principal and $1,384 of accrued interest.

●	On January 9, 2023, we issued 83,333 shares of Common Stock to Westland Properties, LLC pursuant to an agreement with Westland Properties, LLC, in exchange for $15,000 in note payable principal.

II-6

●	On January 16, 2023, we issued 139,557 shares of Common Stock to Root Ventures, LLC pursuant to an agreement with Root Ventures, LLC, in exchange for $23,027 in note payable principal.

●	On January 19, 2023, we issued 139,500 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $20,000 in note payable principal.

●	On January 20, 2023, we issued 122,248 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $16,000 in note payable principal and $1,524 of accrued interest.

●	On January 25, 2023, we issued 111,773 shares of Common Stock to Westland Properties, LLC pursuant to an agreement with Westland Properties, LLC, in exchange for $15,000 in note payable principal.

●	On February 1, 2023, we issued 165,000 shares of Common Stock to Mast Hill Fund pursuant to an agreement with Mast Hill Fund, in exchange for $13,023 in note payable principal and $10,792 of accrued interest.

●	On February 6, 2023, we issued 118,858 shares of Common Stock to Westland Properties, LLC pursuant to an agreement with Westland Properties, LLC, in exchange for $15,000 in note payable principal.

●	On February 17, 2023, we issued 179,000 shares of Common Stock to Mast Hill Fund pursuant to an agreement with Mast Hill Fund, in exchange for $21,638 in note payable principal and $4,197 of accrued interest.

●

On February 21, 2023, we issued 174,539 shares of Common Stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC, in exchange for $6,900 in note payable principal and $638 of accrued interest.

●	On February 21, 2023, we issued 179,325 shares of Common Stock to Root Ventures, LLC pursuant to an agreement with Root Ventures, LLC, in exchange for $7,711 in note payable principal.

●	On February 23, 2023, we issued 192,702 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $5,200 in note payable principal and $503 of accrued interest.

●

On February 23, 2023, we issued 200,674 shares of Common Stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC, in exchange for $5,600 in note payable principal and $521 of accrued interest.

●	On February 28, 2023, we issued 179,000 shares of Common Stock to Mast Hill Fund pursuant to an agreement with Mast Hill Fund, in exchange for $356 in note payable principal and $1,434 of accrued interest.

●	On February 28, 2023, we issued 216,390 shares of Common Stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC, in exchange for $3,800 in note payable principal and $358 of accrued interest.

●	On March 2, 2023, we issued 245,000 shares of Common Stock to Mast Hill Fund pursuant to an agreement with Mast Hill Fund, in exchange for $2,020 in note payable principal and $430 of accrued interest.

●

On March 3, 2023, we issued 220,139 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $2,900 in note payable principal and $471 of accrued interest.

●	On March 3, 2023, we issued 235,992 shares of Common Stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC, in exchange for $3,300 in note payable principal and $313 of accrued interest.

●	On March 7, 2023, we issued 273,081 shares of Common Stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC, in exchange for $3,800 in note payable principal and $364 of accrued interest.

●	On March 9, 2023, we issued 245,000 shares of Common Stock to Mast Hill Fund pursuant to an agreement with Mast Hill Fund, in exchange for $2,205 in note payable principal and $997 of accrued interest.

II-7

●	On March 10, 2023, we issued 302,030 shares of Common Stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC, in exchange for $4,200 in note payable principal and $406 of accrued interest.

●	On March 23, 2023, we issued 310,125 shares of Common Stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC, in exchange for $4,300 in note payable principal and $429 of accrued interest.

●	On May 1, 2023, we issued 328,796 shares of Common Stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC, in exchange for $6,300 in note payable principal and $690 of accrued interest.

●	On May 1, 2023, we issued 336,663 shares of Common Stock to Root Ventures, LLC pursuant to an agreement with Root Ventures, LLC, in exchange for $7,137 in note payable principal.

●	On May 8, 2023, we issued 362,878 shares of Common Stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC, in exchange for $6,000 in note payable principal and $556 of accrued interest.

●	On May 19, 2023, we issued 394,437 shares of Common Stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC, in exchange for $5,400 in note payable principal and $615 of accrued interest.

●	On May 26, 2023, we issued 1,644,736 shares of Common Stock to Root Ventures, LLC pursuant to an agreement with Root Ventures, LLC, in exchange for $25,000 in note payable principal.

●	On May 26, 2023, we issued 2,333,333 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $35,000 in note payable principal.

●	On May 31, 2023, we issued 425,580 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $5,442 in note payable principal and $873 of accrued interest.

●	On June 16, 2023, we issued 850,373 shares of Common Stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC, in exchange for $8,400 in note payable principal and $1,015 of accrued interest.

●	On July 7, 2023, we issued 2,049,180 shares of Common Stock to Root Ventures, LLC pursuant to an agreement with Root Ventures, LLC, in exchange for $25,000 in note payable principal.

●	On January 11, 2024, we issued 13,469 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $23,005.28 in note payable principal.

II-8

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

The following documents are filed as exhibits to this registration statement:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/ Period End Date

1.1+	Form of Underwriting Agreement.

2.1	Share Exchange Agreement dated December 31, 1998, by and between the Company and Rebound Corp.,	10-SB/A	10.7	1/7/2000

3.1	Amended and Restated Articles of Incorporation of the Company, dated May 1, 2018.	10-12G	3.2	1/11/2019

3.2+	Second Amended and Restated Articles of Incorporation of the Company

3.3	Certificate of Designation for Preferred Series A Stock of the Company, dated May 28, 2008.	10-12G	3.4	1/11/2019

3.4	Amendment to Certificate of Designation for Preferred Series A Stock of the Company, dated April 27, 2018.	10-12G	3.4	1/11/2019

3.5	Amendment to Certificate of Designation for Preferred Series A Stock of the Company, dated December 20, 2023.	8-K	3.1	12/26/2023

3.6	Bylaws of the Company.	10-SB	I	1/4/2000

3.7+	Amended and Restated Bylaws of the Company.

3.8	Certificate of Amendment to the Company’s Articles of Incorporation dated October 29, 2019.	8-K	3.1	10/15/2019

3.9	Certificate of Amendment to the Company’s Articles of Incorporation dated August 17, 2020.	8-K	3.1	8/21/2020

3.10	Certificate of Designation for Preferred Series B Stock of the Company, dated November 25, 2020.	8-K	3.1	12/2/2020

3.11	Certificate of Amendment to the Company’s Articles of Incorporation dated December 15, 2020, increasing the number of authorized shares of Common Stock to 1.8 billion.	8-K	3.1	12/17/2020

3.12	Certificate of Amendment to the Company’s Articles of Incorporation dated April 21, 2021.	8-K	3.1	4/27/2021

3.13	Certificate of Amendment to the Company’s Articles of Incorporation dated January 10, 2021.	8-K	3.1	6/21/2021

3.14	Certificate of Change to the Company’s Articles of Incorporation dated January 6, 2022.	8-K	3.1	3/11/2022

3.15	Certificate of Change to the Company’s Articles of Incorporation dated May 25, 2023.	8-K	3.1	05/26/2023

3.16	Certificate of Change to the Company’s Articles of Incorporation dated September 14, 2023	8-K	3.1	09/20/2023

4.1	Warrant Exchange Notes issued as of 17 November 2020 in the total original principal amount of $100,000.	10-K	4.7	3/23/2021

4.2	Common Stock Purchase Warrant issued in favor of Triton Funds LP on December 11, 2020.	8-K	4.1	12/17/2020

II-9

4.3	Common Stock Purchase Warrant (the “First Warrant”) issued in favor of Auctus Fund, LLC on 23 April 2021.	8-K	4.1	4/27/2021

4.4	Common Stock Purchase Warrant (the “Second Warrant”) issued in favor of Auctus Fund, LLC on April 22, 2021.	8-K	4.2	4/27/2021

4.5	Common Stock Purchase Warrant (the “First Warrant”) issued in favor of Auctus Fund, LLC on 30 July 2021 for the purchase of 62,667 shares of Common Stock at $4.50 per share.	10-Q	4.11	8/03/2021

4.6	Common Stock Purchase Warrant (the “Second Warrant”) issued in favor of Auctus Fund, LLC on 30 July 2021 for the purchase of 62,667 shares of Common Stock at $4.50 per share.	10-Q	4.12	8/03/2021

4.7	Common Stock Purchase Warrant (the “First Warrant”) issued in favor of Jefferson Street Capital LLC on 28 September 2021.	10-K	4.8	03/31/2022

4.8	Common Stock Purchase Warrant (the “Second Warrant”) issued in favor of Jefferson Street Capital LLC on 28 September 2021.	10-K	4.9	03/31/2022

4.9	Convertible Promissory Note issued the Company in favor of Jefferson Street Capital LLC on 28 September 2021 in the original principal amount of $110,000.	10-K	4.10	03/31/2022

4.10	Common Stock Purchase Warrant (the “First Warrant”) issued in favor of Mast Hill Fund, LP on 19 October 2021.	10-Q	4.13	10/26/2021

4.11	Common Stock Purchase Warrant (the “Second Warrant”) issued in favor of Mast Hill Fund, LP on 19 October 2021.	10-Q	4.14	10/26/2021

4.12	Common Stock Purchase Warrant issued in favor of Westland Properties, LLC on 21 December 2021.	10-K	4.13	03/31/2022

4.13	Convertible Promissory Note issued the Company in favor of Westland Properties, LLC on 21 December 2021 in the original principal amount of $555,555.	10-K	4.14	03/31/2022

4.14	Convertible Promissory Note issued the Company in favor of GS Capital Partners, LLC on 11 February 2022 in the original principal amount of $207,500.	10-K	4.15	03/31/2022

4.15	Convertible Promissory Note issued the Company in favor of One44 Capital LLC on 11 February 2022 in the original principal amount of $160,000.	10-K	4.16	03/31/2022

4.16	Convertible Promissory Note issued the Company in favor of Fast Capital, LLC on 14 February 2022 in the original principal amount of $207,500.	10-K	4.17	03/31/2022

4.17	Convertible Promissory Note issued the Company in favor of Root Ventures, LLC on 1 March 2022 in the original principal amount of $207,500.	10-K	4.18	03/31/2022

4.18	Convertible Promissory Note issued the Company in favor of Red Road Holdings Corporation on 9 March 2022 in the original principal amount of $176,813.	10-K	4.19	03/31/2022

II-10

4.19	Convertible Promissory Note issued by the Company in favor of 1800 Diagonal Lending LLC, dated May 16, 2022.	10-Q	4.1	08/14/2023

4.20	Form of Note, between the Company and Walleye Opportunities Master Fund Ltd on December 7, 2022.	8-K	4.1	12/12/2022

4.21	Form of Warrant, between the Company and Walleye Opportunities Master Fund Ltd on December 7, 2022.	8-K	4.2	12/12/2022

4.22	Form of Note, between the Company and Walleye Opportunities Master Fund Ltd on January 24, 2023.	8-K	4.1	01/30/2023

4.23	Form of Warrant, between the Company and Walleye Opportunities Master Fund Ltd on January 24, 2023.	8-K	4.2	01/30/2023

4.24	Convertible Promissory Note issued by the Company in favor of Jefferson Street Capital LLC on May 9, 2022.	10-K	4.24	02/24/2023

4.25	Common Stock Purchase Warrant issued to Moody Capital Solutions Inc. on May 9, 2022.	10-K	4.25	02/24/2023

4.26	Convertible Promissory Note issued by the Company in favor of 1800 Diagonal Lending LLC on January 4, 2023.	10-K	4.26	02/24/2023

4.27	Form of Note, between the Company and Investor #1.	8-K	4.1	07/24/2023

4.28	Form of Warrant, between the Company and Investor #1.	8-K	4.2	07/24/2023

4.29	Form of Note, between the Company and Investor #2.	8-K	4.3	07/24/2023

4.30	Form of Warrant, between the Company and Investor #2.	8-K	4.4	07/24/2023

4.31	Form of Warrant, between the Company and the Placement Agent	8-K	4.5	07/24/2023

4.32	Form of Warrant, between the Company and the Previous Investor.	8-K	4.6	07/24/2023

4.33	Form of New Note, between the Company and the Noteholder.	8-K	4.7	07/24/2023

4.34+	Form of Warrant Agent Agreement

4.35+	Form of Warrant

4.36+	Form of Underwriter Warrant

4.37+	Form of Pre-Funded Warrant

II-11

5.1+	Opinion of Flangas Law Group

10.1	Asset Purchase Agreement dated January 26, 2018 by and between Myriad Software Productions, LLC and Data443 Risk Management, Inc.	10-12G	10.1	1/11/2019

10.2	Secured Promissory Note dated January 26, 2018 issued by Data443 Risk Management, Inc. in favor of Myriad Software Productions, LLC in the original principal amount of $250,000.	10-12G	10.2	1/11/2019

10.3	Security Agreement dated January 26, 2018 executed by Data443 Risk Management, Inc. in favor of Myriad Software Productions, LLC.	10-12G	10.3	1/11/2019

10.4†	2019 Omnibus Stock Incentive Plan dated May 16, 2019	8-K	10.1	5/19/2019

10.5	Letter Agreement effective August 26, 2020, between the Company and Maxim Group, LLC.	10-Q	10.23	11/16/2020

10.6	Asset Sale Agreement effective January 31, 2021, between the Company and the secured creditors of Wala, Inc.	10-K	10.28	3/23/2021

10.7	Three Secured Promissory Notes, each effective January 31, 2021 and issued by the Company in favor of the secured creditors of Wala, Inc.	10-K	10.29	3/23/2021

10.8	Security Agreement effective January 31, 2021, between the Company and the secured creditors of Wala, Inc.	10-K	4.6	3/23/2021

10.9	Form of Securities Purchase Agreement entered into with Auctus Fund, LLC on April 23, 2021.	8-K	10.1	4/27/2021

10.10	Form of Senior Secured Promissory Note issued in favor of Auctus Fund, LLC on April 23, 2021.	8-K	10.2	4/27/2021

10.11	Form of Security Agreement entered into with Auctus Fund, LLC on April 23, 2021.	8-K	10.3	4/27/2021

10.12†	Employment Agreement, Effective March 1, 2019 between the Company and Jason Remillard	10-K	10.13	03/31/2022

10.13†	Employment Agreement, effective December 1, 2021 between the Company and Nanuk Warman	10-K	10.14	03/31/2022

10.14	Form of Securities Purchase Agreement entered into with Auctus Fund, LLC on 29 July 2021.	10-Q	10.34	8/3/2021

II-12

10.15	Form of Senior Secured Promissory Note issued in favor of Auctus Fund, LLC on 29 July 2021.	10-Q	10.35	8/3/2021

10.16	Form of Security Agreement entered into with Auctus Fund, LLC on 29 July 2021.	10-Q	10.36	8/3/2021

10.17	Form of Securities Purchase Agreement entered into with Jefferson Street Capital LLC on 28 September 2021.	10-K	10.18	03/31/2022

10.18	Form of Securities Purchase Agreement entered into with Mast Hill Fund, LP on 19 October 2021.	10-Q	10.37	10/26/2021

10.19	Form of Promissory Note issued in favor of Mast Hill Fund, LP on 19 October 2021.	10-Q	10.38	10/26/2021

10.20	Form of Securities Purchase Agreement entered into with Westland Properties, LLC on 21 December 2021.	10-K	10.21	03/31/2022

10.21	Centurion Holdings I, LLC asset purchase agreement dated January 19, 2022	8-K	10.1	1/19/2022

10.22	Form of Securities Purchase Agreement entered into with GS Capital Partners, LLC on 11 February 2022.	10-K	10.23	03/31/2022

10.23	Form of Securities Purchase Agreement entered into with One44 Capital LLC on 11 February 2022.	10-K	10.24	03/31/2022

10.24	Form of Securities Purchase Agreement entered into with Fast Capital, LLC on 14 February 2022.	10-K	10.25	03/31/2022

10.25	Form of Securities Purchase Agreement entered into with Root Ventures, LLC on 1 March 2022.	10-K	10.26	03/31/2022

10.26	Form of Securities Purchase Agreement entered into with Red Road Holdings Corporation on 9 March 2022.	10-K	10.27	03/31/2022

10.27	Form of Securities Purchase Agreement, between the Company and Walleye Opportunities Master Fund Ltd on December 7, 2022.	8-K	10.1	12/12/2022

10.28	Form of Securities Purchase Agreement, between the Company and Walleye Opportunities Master Fund Ltd, dated January 30, 2023.	8-K	10.1	01/30/2023

10.29	Form of Securities Purchase Agreement between the Company and Jefferson Street Capital LLC, dated May 9, 2022, 2022.	10-K	10.30	02/24/2023

10.30	Form of Securities Purchase Agreement between the Company and 1800 Diagonal Lending LLC, dated January 4, 2023.	10-K	10.31	02/24/2023

10.31	Asset Sale Agreement, between the Company and Wala, Inc., dated January 31, 2021.	10-K	10.32	02/24/2023

10.32	Bill of Sale, between the Company and the sellers listed therein, date January 31, 2021.	10-K	10.33	02/24/2023

10.33	I.P. Assignment and Assumption Agreement, between the Company and certain noteholders of the Company, dated January 31, 2021.	10-K	10.34	02/24/2023

10.34	Security Agreement, between the Company and certain secured parties listed therein, dated January 31, 2021.	10-K	10.35	02/24/2023

II-13

10.35	Form of Amendment dated March 23, 2023 to Securities Purchase Agreement dated November 4, 2022, between the Company and the Investor.	8-K	10.1	03/23/2023

10.36	Form of Purchase Agreement, dated May 11, 2023, between the Company and the Appointed Receiver for the Assets of Cyren Ltd.	8-K	10.1	05/15/2023

10.37	Form of Securities Purchase Agreement between the Company and Investor #1.	8-K	10.1	07/24/2023

10.38	Form of Securities Purchase Agreement between the Company and Investor #2.	8-K	10.2	07/24/2023

10.39	Form of Security Agreement between the Company and the Investors.	8-K	10.3	07/24/2023

10.40	Form of Amendment, between the Company and Auctus Fund, LLC	8-K	10.4	07/24/2023

10.41	Form of Note Exchange Agreement, between the Company and the Noteholder.	8-K	10.5	07/24/2023

10.42	Form of Amendment to Purchase Agreement, dated December 12, 2023, between the Company and the Appointed Receiver for the Assets of Cyren Ltd.	8-K	10.1	12/18/2023

10.43†	Data443 Risk Mitigation, Inc. 2023 Equity Incentive Plan	S-8	99.1	12/27/2023

10.44†*	Form of Incentive Stock Option Award Agreement

10.45†*	Form of Non-Qualified Stock Option Agreement

10.46†*	For of Restricted Stock Unit Agreement

10.47†*	Form of Restricted Stock Award Agreement

14.1	Code of Conduct and Business Ethics	S-1	14.1	08/25/2023

21.1	List of subsidiaries of Registrant.	S-1	23.1	12/07/2021

23.1*	Consent of TPS Thayer, LLC.

23.2+	Consent of Flangas Law Group (included in Exhibit 5.1).

99.1	Consent of Director Nominee (Palma)	S-1	99.1	08/25/2023

99.2	Consent of Director Nominee (Jaffe)	S-1	99.2	08/25/2023

99.3	Consent of Director Nominee (Favish)	S-1	99.3	08/25/2023

99.4	Audit Committee Charter	S-1	99.4	08/25/2023

99.5	Compensation Committee Charter	S-1	99.5	08/25/2023

99.6	Nominating and Corporate Governance Committee Charter	S-1	99.6	08/25/2023

101*	Inline XBRL Document Set for the consolidated financial statements and accompanying notes in Part II, Item 8, “Financial Statements and Supplementary Data” of this Prospectus.

104*	Inline XBRL for the cover page of this Prospectus, included in the Exhibit 101 Inline XBRL Document Set.

107*	Filing Fee Table

*	Filed herewith.
†	Indicates management contract or compensatory plan or arrangement
+	To be filed by amendment.

(b)	Financial Statement Schedules

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

II-14

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Research Triangle Park, State of North Carolina, on the 22nd day of January, 2024.

DATA443 RISK MITIGATION, INC.

By:	/s/ Jason Remillard
Jason Remillard
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jason Remillard	President, Chief Executive Officer and Director	January 22, 2024
Jason Remillard	(principal executive officer)

/s/ Greg McCraw	Vice President and Chief Financial Officer	January 22, 2024
Greg McCraw	(principal financial and accounting officer)

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